                                                Filed Pursuant to Rule 424B5
                                                Registration File No.: 333-75072


PROSPECTUS SUPPLEMENT
DATED MARCH 14, 2003 (TO PROSPECTUS DATED MARCH 14, 2003)



                                $1,000,000,000

                        MEDALLION TRUST SERIES 2003-1G

                             [MEDALLION TRUST LOGO]


       SECURITISATION ADVISORY SERVICES PTY LIMITED (ABN 88 064 133 946)
                                    MANAGER


              COMMONWEALTH BANK OF AUSTRALIA (ABN 48 123 123 124)
                         AS A SELLER AND THE SERVICER


                   HOMEPATH PTY LIMITED (ABN 35 081 986 530)
                                  AS A SELLER


            PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
       IN ITS CAPACITY AS TRUSTEE OF THE MEDALLION TRUST SERIES 2003-1G
                                ISSUER TRUSTEE


                                  ----------

      The Class A notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Medallion Trust Series 2003-1G will be governed by the laws of New South Wales, Australia.

      The Class A notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Class A notes represent obligations of the issuer trustee in its capacity as trustee of the Medallion Trust Series 2003-1G only and do not represent obligations of or interests in, and are not guaranteed by, Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited or the underwriters.

      INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-27.

                                                                                        UNDERWRITING
                           INITIAL PRINCIPAL        INITIAL                            DISCOUNTS AND         PROCEEDS
                                BALANCE          INTEREST RATE     PRICE TO PUBLIC       COMMISSION      TO ISSUER TRUSTEE
                          -------------------   ---------------   -----------------   ---------------   ------------------
Class A notes .........      $1,000,000,000     LIBOR + 0.19%           100%             $1,350,000        $998,650,000

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CLASS A NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JPMORGAN
            COMMONWEALTH BANK OF AUSTRALIA
                         CREDIT SUISSE FIRST BOSTON
                                     DEUTSCHE BANK SECURITIES
                                                          NOMURA SECURITIES

                               TABLE OF CONTENTS

                                                        PAGE
                                                       -----
Important Notice About Information Presented
   in this Prospectus Supplement and the
   Accompanying Prospectus .........................    S-4

Disclaimers with Respect to Sales to Non-U.S.
   Investors .......................................    S-5

Australian Disclaimers .............................    S-9

Summary ............................................   S-10
Structural Diagram .................................   S-12
Summary of the Notes ...............................   S-13
   Structural Overview .............................   S-14
   Credit Enhancements .............................   S-15
   Liquidity Enhancements ..........................   S-16
   Redraws and Further Advances ....................   S-16
   Hedging Arrangements ............................   S-17
   Optional Redemption .............................   S-17
   The Housing Loan Pool ...........................   S-18
   Selected Housing Loan Pool Data .................   S-18
   Withholding Tax .................................   S-19
   U.S. Tax Status .................................   S-19
   Legal Investment ................................   S-20
   ERISA Considerations ............................   S-20
   Book-Entry Registration .........................   S-20
   Collections .....................................   S-20
   Interest on the Notes and Redraw
     Bonds .........................................   S-21
   Principal on the Notes and Redraw
     Bonds .........................................   S-21
   Allocation of Cash Flows ........................   S-22

Risk Factors .......................................   S-27

Capitalized Terms ..................................   S-40

U.S. Dollar Presentation ...........................   S-40

The Sellers ........................................   S-40
   Commonwealth Bank ...............................   S-40
   Homepath ........................................   S-41

Description of the Assets of the Trust .............   S-41
   Assets of the Trust .............................   S-41
   Use of Proceeds .................................   S-41

Description of the Pool of Housing Loans ...........   S-42
   General .........................................   S-42
   Homepath Residential Loan Program ...............   S-42
   Features of the Housing Loans ...................   S-42
   Homepath Housing Loan Product Types .............   S-43
   Homepath Housing Loan Features ..................   S-43
   Commonwealth Bank Residential Loan
     Program .......................................   S-43
   Details of the Housing Loan Pool ................   S-43
   Substitution of Housing Loan Securities .........   S-44

                                                        PAGE
                                                       -----
   Representations, Warranties and Eligibility
     Criteria ......................................   S-44

Description of the Class A Notes ...................   S-44
   General .........................................   S-44
   Form of the Class A Notes .......................   S-45
   Offices, Charges and Duties of US Dollar Note
     Registrar .....................................   S-45
   Distributions on the Notes ......................   S-45
   Key Dates and Periods ...........................   S-46
   Calculation of Available Income
     Amount ........................................   S-47
   Liquidity Facility Advance ......................   S-48
   Principal Draw ..................................   S-48
   Distribution of the Available Income Amount .....   S-49
   Interest on the Notes ...........................   S-50
   Determination of the Available Principal
     Amount ........................................   S-52
   Distribution of the Available Principal
     Amount ........................................   S-53
   Allocation of Principal to the Notes ............   S-54
   Redraws and Further Advances ....................   S-55
   Principal Charge-Offs ...........................   S-56
   The Interest Rate Swaps .........................   S-58
   The Currency Swap ...............................   S-62
   Optional Redemption of the Notes ................   S-66
   Final Maturity Date .............................   S-67
   Reports to Noteholders ..........................   S-67

Description of the Transaction Documents ...........   S-70
   The Mortgage Insurance Policies .................   S-70
   The Master Mortgage Insurance Policy ............   S-73
   Description of the Mortgage Insurers ............   S-76
   Liquidity Facility ..............................   S-77
   Standby Redraw Facility .........................   S-78
   Clean-Up and Extinguishment .....................   S-79
   Governing Law ...................................   S-80

Description of the Trustees and the Manager ........   S-80
   The Issuer Trustee ..............................   S-80
   The Security Trustee ............................   S-80
   The Security Trust Deed .........................   S-80
   Priorities under the Security Trust Deed ........   S-81
   The US Dollar Note Trustee ......................   S-83
   Retirement of US Dollar Note Trustee ............   S-83
   The Manager .....................................   S-84

Servicing ..........................................   S-84
   General .........................................   S-84
   Transfer of Housing Loan Documents ..............   S-84
   Collection and Enforcement Procedures ...........   S-84
   Delinquency Experience ..........................   S-84

                                                      PAGE
                                                     ------
Prepayment and Yield Considerations ..............    S-88
   General .......................................    S-88
   Prepayments ...................................    S-88
   Weighted Average Lives ........................    S-89
   Prepayment Model and Assumptions  .............    S-89

Plan of Distribution--Underwriting ...............    S-93
   Offering Restrictions .........................    S-94

Additional Information ...........................    S-95

United States Federal Income Tax Matters .........    S-95

Australian Tax Matters ...........................    S-95
   Stamp Duty ....................................    S-95
   Interest Withholding Tax ......................    S-95
   Entity Taxation and Consolidation .............    S-96

ERISA Considerations .............................    S-97

Exchange Controls and Limitations ................    S-97

Authorization ....................................    S-98

Litigation .......................................    S-98

Euroclear and Clearstream, Luxembourg ............    S-98

Announcement .....................................    S-98

Ratings of the Notes .............................    S-98

Legal Matters ....................................    S-99

Glossary .........................................   S-100

Appendix A .......................................     A-1

Appendix B .......................................     B-1

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

For the purposes of the accompanying prospectus, the Class A notes are US Dollar notes and the Class B notes are Australian Dollar notes.

      The Class A notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of Class A notes; and (2) this prospectus supplement, which describes the specific terms of this series of Class A notes and may be different from the information in the accompanying prospectus.

      IF THE DESCRIPTION OF THE TERMS OF THE CLASS A NOTES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "Available Information" in the accompanying prospectus.

      If you require additional information, the mailing address of the Manager's office in the United States is Securitisation Advisory Services Pty Limited, C/O Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022, Attention: Executive Vice President and General Manager Americas.

      Definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus are under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

      This section applies only to the offering of the Class A notes in countries other than the United States of America. In this section of this prospectus supplement entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to Perpetual Trustee Company Limited are to that company in its capacity as trustee of the Medallion Trust Series 2003-1G, and not its personal capacity. Securitisation Advisory Services Pty Limited is responsible and liable for this prospectus supplement and accompanying prospectus in the United States of America.

      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Class A notes in any country or jurisdiction. The Class A notes may be offered non-publicly in other jurisdictions. The Class A notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus, nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A notes or possesses or distributes this prospectus supplement and accompanying prospectus or any other offering material. The distribution of this prospectus supplement and accompanying prospectus and the offer or sale of the Class A notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and accompanying prospectus and the offer and sale of the Class A notes in Australia, the United Kingdom and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Class A notes, see "Plan of Distribution" in this prospectus supplement.

      This prospectus supplement and accompanying prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A notes by or on behalf of Perpetual Trustee Company Limited or Securitisation Advisory Services Pty Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

      Securitisation Advisory Services Pty Limited accepts responsibility for the information contained in this prospectus supplement and in the accompanying prospectus other than the information for which Commonwealth Bank of Australia, Perpetual Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs. To the best of the knowledge and belief of Securitisation Advisory Services Pty Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and accompanying prospectus, other than the information for which Commonwealth Bank of Australia, Perpetual Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs, is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Commonwealth Bank of Australia, for itself and on behalf of Homepath Pty Limited, accepts responsibility for the information contained in "The Issuer Trustee, Commonwealth Bank of Australia and the Manager--Commonwealth Bank" and "--The Manager", "Description of the Assets of the Trust--The Housing Loans", "Commonwealth Bank Residential Loan Program" and "The Servicer" in the accompanying prospectus and "Summary of the Notes --The Housing Loan Pool" and "--Selected Housing Loan Pool Data", "The Sellers", "Description of the Pool of Housing Loans--Homepath Residential Loan Program", "--Features of the Housing Loans", "--Homepath Housing Loan Product Types", "--Homepath Housing Loan Features", "--Commonwealth Bank Residential Loan Program", "--Details of the Housing Loan Pool" and "Appendix A", in this prospectus supplement. To the best of the knowledge and belief of Commonwealth Bank of Australia, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Perpetual Trustee Company Limited accepts responsibility for the information contained in "The Issuer Trustee, Commonwealth Bank and the Manager--the Issuer Trustee" in the accompanying prospectus and "Description of the Trustees and the Manager--The Issuer Trustee" in this prospectus supplement and "Description of the Trustees and the Manager--The Security Trustee" in this prospectus supplement. To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

      The Bank of New York accepts responsibility for the information contained in "Description of the US Dollar Notes--The US Dollar Note Trustee--Appointment of US Dollar Note Trustee" in the accompanying prospectus and "Description of the Class A Notes--Form of the Class A Notes--US Dollar Note Registrar" and "Description of the Trustees and the Manager--The US Dollar Note Trustee" in this prospectus supplement. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Except with respect to the information for which it accepts responsibility in the preceding four paragraphs, none of Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited, P.T. Limited or The Bank of New York accepts any responsibility for any information contained in this prospectus supplement and accompanying prospectus and has not separately verified the information contained in this prospectus supplement and accompanying prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement and accompanying prospectus or any other information supplied in connection with the Class A notes.

      Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited, P.T. Limited, The Bank of New York and the underwriters do not recommend that any person should purchase any of the Class A notes and do not, except as described in the preceding five paragraphs, accept any responsibility or make any representation as to the tax consequences of investing in the Class A notes.

      Each person receiving this prospectus supplement and accompanying prospectus:

      o acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement and accompanying prospectus or his or her investment decisions;

      o acknowledges that this prospectus supplement and accompanying prospectus and any other information supplied in connection with the Class A notes is not intended to provide the basis of any credit or other evaluation;

      o acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in this prospectus supplement and accompanying prospectus during the life of the Class A notes;

      o should make their own independent investigation of the trust and the Class A notes; and

      o should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A notes.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus in connection with the issue or sale of the Class A notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited or any of the underwriters.

      Neither the delivery of this prospectus supplement and accompanying prospectus nor any sale made in connection with this prospectus supplement and accompanying prospectus shall, under any circumstances, create any implication that:

      o there has been no material change in the affairs of the trust or any party named in this prospectus supplement and accompanying prospectus since the date of this prospectus supplement and accompanying prospectus; or

      o any other information supplied in connection with the Class A notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

      Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Class A notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

      This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed (i) at persons who are outside the United Kingdom, or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, referred to as the Order, or (iii) to high net worth entities, or other persons to whom it may lawfully be communicated, falling within Article 49(2) of the Order, all such persons are together being referred to as Relevant Persons. The Class A notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Class A notes will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement or the accompanying prospectus.

                            AUSTRALIAN DISCLAIMERS

      o The Class A notes do not represent deposits or other liabilities of Commonwealth Bank of Australia, Homepath Pty Limited or the respective associates of Commonwealth Bank of Australia or Homepath Pty Limited.

      o The holding of the Class A notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

      o None of Commonwealth Bank of Australia, Homepath Pty Limited, any associate of Commonwealth Bank of Australia or Homepath Pty Limited, Perpetual Trustee Company Limited, P.T. Limited, The Bank of New York, New York Branch or any underwriter in any way stands behind the capital value or the performance of the Class A notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

      o None of Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited, P.T. Limited, The Bank of New York, New York Branch or any of the underwriters guarantees the payment of interest or the repayment of principal due on the Class A notes.

      o None of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust, or Securitisation Advisory Services Pty Limited, as manager, is guaranteed in any way by Commonwealth Bank of Australia, Homepath Pty Limited, any associate of Commonwealth Bank of Australia or Homepath Pty Limited or by Perpetual Trustee Company Limited or any associate of Perpetual Trustee Company Limited.

                                    SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement.


                          PARTIES TO THE TRANSACTION

TRUST:........................   Medallion Trust Series 2003-1G

ISSUER TRUSTEE:...............   Perpetual Trustee Company Limited (ABN 42 000
                                 001 007), in its capacity as trustee of the trust

MANAGER:......................   Securitisation Advisory Services Pty Limited
                                 (ABN 88 064 133 946), Level 6, 48 Martin Place,
                                 Sydney, NSW 2000
                                 Telephone no.: (612) 9378 2323

US DOLLAR NOTE TRUSTEE:.......   The Bank of New York, New York Branch

SECURITY TRUSTEE:.............   P.T. Limited (ABN 67 004 454 666)

SELLERS:......................   Commonwealth Bank of Australia
                                 (ABN 48 123 123 124)
                                 Homepath Pty Limited
                                 (ABN 35 081 986 530)

SERVICER:.....................   Commonwealth Bank of Australia

PRINCIPAL PAYING AGENT:.......   The Bank of New York, New York Branch

AGENT BANK:...................   The Bank of New York, New York Branch

US DOLLAR NOTE REGISTRAR:.....   The Bank of New York, New York Branch

INCOME UNITHOLDER:............   Commonwealth Bank of Australia

CLASS A CAPITAL UNITHOLDER:...   CU Securitisation Services Pty Limited

CLASS B CAPITAL UNITHOLDER:...   Commonwealth Bank of Australia

UNDERWRITERS:.................   J.P. Morgan Securities Inc.
                                 Commonwealth Bank of Australia
                                 Credit Suisse First Boston Corporation
                                 Deutsche Bank Securities Inc.
                                 Nomura International plc

LIQUIDITY FACILITY PROVIDER:...  Commonwealth Bank of Australia

STANDBY REDRAW FACILITY
 PROVIDER:....................   Commonwealth Bank of Australia

MORTGAGE INSURERS:............   GE Mortgage Insurance Pty Ltd
                                 (ABN 61 071 466 344)
                                 PMI Mortgage Insurance Ltd
                                 (ABN 70 000 511 071)
                                 GE Capital Mortgage Insurance Corporation
                                 (Australia) Pty Ltd
                                 (ABN 52 081 488 440)

FIXED RATE SWAP PROVIDER:.....   Commonwealth Bank of Australia

BASIS SWAP PROVIDER:..........   Commonwealth Bank of Australia

CURRENCY SWAP PROVIDER:.......   Commonwealth Bank of Australia

RATING AGENCIES:..............   Moody's Investors Service, Inc.
                                 Standard & Poor's (Australia) Pty. Ltd.

                              STRUCTURAL DIAGRAM
                               [GRAPHIC OMITTED]


                              SELLER                            SELLER
                             Homepath                         Commonwealth
                            Pty Limited                     Bank of Australia


                               Payments from the      Equitable assignment
                                 housing loans          of housing loans



       MANAGER
Securitisation Advisory                      ISSUER TRUSTEE                Floating charge over              SECURITY TRUSTEE
  Services Pty Limited              Perpetual Trustee Company Limited     the assets of the trust               P.T. Limited


                                                                                                             MORTGAGE INSURERS
                                                                                                        GE Mortgage Insurance Pty
                                                                                                                   Ltd
                                                                                                         PMI Mortgage Insurance
                                                                                                                 Limited
      SERVICER                                                                                              GE Capital Mortgage
Commonwealth Bank                    Medallion Trust Series 2003-1G       Payments from mortgage           Insurance Corporation
   of Australia                                                            insurance policies               (Australia) Pty Ltd


   STANDBY REDRAW                                                                                           INCOME UNITHOLDER
  FACILITY PROVIDER                                                                                         Commonwealth Bank
  Commonwealth Bank                                                                                            of Australia
    of Australia
                                             A$ payments on the
                                                Class A notes                                                CLASS B CAPITAL
  LIQUIDITY FACILITY                                                                                            UNITHOLDER
       PROVIDER                                                                                            Commonwealth Bank of
  Commonwealth Bank                             CURRENCY SWAP                                                    Australia
    of Australia                                   PROVIDER

                                              Commonwealth Bank of                                            CLASS A CAPITAL
  FIXED RATE SWAP        BASIS SWAP                 Australia                                                    UNITHOLDER
      PROVIDER            PROVIDER                                                                           CU Securitisation
   Commonwealth Bank     Commonwealth                                                                       Services Pty Limited
     of Australia      Bank of Australia
                                               PRINCIPAL PAYING
                                                     AGENT                 Payments on the                  Class B noteholders
                                             The Bank of New York,          Class B notes
                                                New York Branch


                                                THE DEPOSITORY
                                                 TRUST COMPANY              Class A notes
                                                CLEARING SYSTEM

                                                                            US DOLLAR NOTE
                                                                              TRUSTEE AND
                                                Class A investors              REGISTRAR
                                                                         The Bank of New York,
                                                                           New York Branch

                             SUMMARY OF THE NOTES

      In addition to the Class A notes, the issuer trustee will also issue Class B notes collateralized by the same pool of housing loans. The issuer trustee may in certain circumstances also issue redraw bonds collateralized by the same pool of housing loans. The Class B notes and the redraw bonds have not been, and will not be, registered in the United States, and are not being offered by this prospectus supplement and accompanying prospectus. Unless otherwise specified, the term "notes" will mean the Class A notes and the Class B notes when used in this prospectus supplement.

--------------------------------------------------------------------------------------------------------------------------------
                                                                    CLASS A                             CLASS B
--------------------------------------------------------------------------------------------------------------------------------
 Initial Principal Balance ........................ US$1,000,000,000                       A$25,000,000
--------------------------------------------------------------------------------------------------------------------------------
 % of Total ....................................... 98.54%                                 1.46 %
--------------------------------------------------------------------------------------------------------------------------------
 Anticipated Ratings:
 Moody's Investors Service Inc. ................... Aaa                                    Not rated
 Standard & Poor's (Australia) Pty. Ltd. .......... AAA                                    AA
--------------------------------------------------------------------------------------------------------------------------------
 Interest rate up to but excluding the first
  distribution date following the distribution
  date on which an optional redemption can                                                 Three-month Australian Bank Bill
  first occur                                       Three-month LIBOR plus 0.19%           Rate plus 0.61%
--------------------------------------------------------------------------------------------------------------------------------
 Interest rate with respect to each distribution
  date after the first distribution date on which
  an optional redemption can occur; provided
  that if the issuer trustee (i) proposes to
  redeem the notes and redraw bonds for an
  amount equal to the outstanding principal
  balance of the notes and redraw bonds as
  reduced by losses, plus accrued interest on
  the outstanding principal balance of the
  notes and the redraw bonds, and (ii) fails to
  obtain the approval of noteholders and
  redraw bondholders owning at least 75% of
  the aggregate outstanding principal balance
  of notes and redraw bonds of owned by the
  noteholders and redraw bondholders present
  at a meeting of voting secured creditors,
  then the interest rate with respect to each
  subsequent date will be the rate specified in
  the line above.                                   Three-month LIBOR plus 0.38%           As above
--------------------------------------------------------------------------------------------------------------------------------
 Interest Accrual Method .......................... Actual/360                             Actual/365 (fixed)
--------------------------------------------------------------------------------------------------------------------------------
 Distribution Dates ...............................  21st day or, if the 21st day is not a Business Day, then the next
                                                                Business Day, of each March, June,September and December
                                                                            beginning onJune 21, 2003.
--------------------------------------------------------------------------------------------------------------------------------
 Clearance/Settlement ............................. DTC/Euroclear/Clearstream Luxembourg       Offered in Australia only
--------------------------------------------------------------------------------------------------------------------------------
 Cut-Off Date .....................................                  Commencement of business March 6, 2003
--------------------------------------------------------------------------------------------------------------------------------
 Closing Date .....................................                        On or about March 21, 2003
--------------------------------------------------------------------------------------------------------------------------------
 Final Maturity Date ..............................              The distribution date falling in December 2033
--------------------------------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
            Commonwealth Bank of Australia established the Medallion Programme pursuant to a master trust deed dated 8 October 1997 between Securitisation Advisory Services Pty. Limited as manager and Perpetual Trustee Company Limited as issuer trustee, as amended from time to time. The master trust deed provides the general terms and structure for securitization under the program. A series supplement between the issuer trustee, the manager, Commonwealth Bank of Australia as the servicer and a seller, and Homepath Pty Limited as a seller, sets out the specific details of the Medallion Trust Series 2003-1G, which may vary from the terms set forth in the master trust deed. Each securitization under the Medallion Programme is a separate transaction with a separate trust. The assets of the Medallion Trust Series 2003-1G will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Medallion Trust Series 2003-1G. See "Description of the Trusts" in the accompanying prospectus.

            The Medallion Trust Series 2003-1G involves the securitization of housing loans originated by Commonwealth Bank of Australia and Homepath Pty Limited and secured by mortgages on residential property located in Australia. Each of Commonwealth Bank of Australia and Homepath Pty Limited will equitably assign housing loans to the trust, which will in turn issue the Class A notes, along with the Class B notes, to fund the acquisition of the housing loans.

            Perpetual Trustee Company Limited, as issuer trustee, will grant a floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations on the notes and the redraw bonds and to its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless and until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if an event of default occurs under the security trust deed (but in some cases will crystallize only over the assets affected by the event of default). While the charge is a floating charge, the issuer trustee may deal with the assets of the trust in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust affected by the crystallization except in accordance with the transaction documents. For a description of floating charges and crystallization see "Description of the Transaction Documents--The Security Trust Deed--Nature of the Charge" in the accompanying prospectus.

            Payments of interest and principal on the notes and the redraw bonds will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes and the redraw bonds. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes and the redraw bonds.


CREDIT ENHANCEMENTS
            Payments of interest and principal on the notes and the redraw bonds will be supported by the following forms of credit enhancement:

    SUBORDINATION AND ALLOCATION OF LOSSES

            The Class B notes will always be subordinated to the Class A notes in their right to receive interest payments. Prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described in "Description of the Class A Notes--Allocation of Principal to the Notes" in this prospectus supplement. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments.

            The Class B notes will bear all losses on the housing loans before the Class A notes as described in "Description of the Class A Notes--Principal Charge-Offs" in this prospectus supplement. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

                                INITIAL
                 CREDIT         SUPPORT
  CLASS         SUPPORT        PERCENTAGE
---------   ---------------   -----------
     A       Class B notes        1.46%

            The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the aggregate invested amount of the notes to be issued on the closing date.

            In certain circumstances, the issuer trustee may issue redraw bonds as described in "Description of the Class A Notes--Redraws and Further Advances--Issue of Redraw Bonds" in this prospectus supplement. If issued, redraw bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A notes in their right to receive interest payments and will rank in priority to the Class A notes in their right to receive principal payments. Any losses allocated to the Class A notes and the redraw bonds will be allocated rateably between the Class A notes and the redraw bonds. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, redraw bonds will rank equally with the Class A notes in their right to receive both interest and principal payments.

    MORTGAGE INSURANCE POLICIES

            A master mortgage insurance policy issued by GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd will provide coverage for all principal due on certain of the housing loans which are generally those which had a loan to value ratio greater than 80% at the time of origination.

            A master mortgage insurance policy issued by PMI Mortgage Insurance Ltd will provide full coverage for all principal due on the balance of the housing loans.

    EXCESS AVAILABLE INCOME

            Any interest collections on the housing loans and other income of the trust remaining after payments of interest on the notes and the redraw bonds and the trust's expenses and reimbursement of any unreimbursed principal draws will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

            See "Description of the Class A Notes--Principal Charge-Offs-- Reimbursement of Principal Charge-Offs" in this prospectus supplement.


LIQUIDITY ENHANCEMENTS
            Payments of interest on the notes and redraw bonds will be supported by the following forms of liquidity enhancement.

    LIQUIDITY FACILITY

            To cover possible liquidity shortfalls in the payments of interest on the notes and redraw bonds and other expenses of the trust, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Commonwealth Bank of Australia.

    PRINCIPAL DRAWS

            To cover possible liquidity shortfalls in the payments of interest on the notes and redraw bonds and the other expenses of the trust, where the liquidity facility has been fully utilized, the manager will direct the issuer trustee to allocate available principal collections on the housing loans and other principal receipts of the trust towards meeting the shortfall.


REDRAWS AND FURTHER ADVANCES
            Under the terms of each variable rate housing loan, a borrower may, subject to certain conditions, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid, of his or her loan and the current principal balance of the loan. Commonwealth Bank of Australia or Homepath Pty Limited may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan. Commonwealth Bank of Australia or Homepath Pty Limited, as appropriate, will be reimbursed for any redraws, and for any further advances which exceed the scheduled principal balance of a housing loan by no more than one scheduled monthly installment on the housing loan, that it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next distribution date, but will have a corresponding greater amount of assets with which to make future payments.

            Where Commonwealth Bank of Australia or Homepath Pty Limited makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank of Australia or Homepath Pty Limited will repurchase the loan from the pool.

            See "Commonwealth Bank Residential Loan Program", and "Description of the Transaction Documents--The Standby Redraw Facility" in the accompanying prospectus and "Description of the Pool of Housing Loans--Homepath Housing Loan Features" and "Description of the Class A Notes--Redraws and Further Advances" in this prospectus supplement.

HEDGING ARRANGEMENTS
            To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

        o a basis swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swap;

        o a fixed rate swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swap; and

        o a currency swap to hedge the currency risk and the basis risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the relevant Australian bank bill rate, and the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to quarterly LIBOR.

OPTIONAL REDEMPTION
            The issuer trustee will, if the manager directs it to do so, redeem all of the notes and redraw bonds on any distribution date falling on or after the date when the current total outstanding principal balance of the housing loans is less than 10% of the total outstanding principal balance of the housing loans on March 6, 2003.

            If the issuer trustee redeems the Class A notes pursuant to the prior sentence, the Class A noteholders will receive a payment equal to the outstanding principal balance of the Class A notes plus any interest accrued on the outstanding principal balance of the Class A notes, unless noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and redraw bondholders present at a meeting of voting secured creditors consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds.

            The interest rate on the Class A notes with respect to each distribution date after the first distribution date on which an optional redemption can occur will be LIBOR plus 0.38%. If the issuer trustee attempts but is unable to obtain the approval of noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and the redraw bondholders present at a meeting of voting secured creditors to redeem the notes and redraw bonds for an amount equal to the outstanding principal balance as reduced by the amount of losses, if any, allocated to the notes and redraw bonds, then the interest rate on the Class A note will remain at, or return to, as applicable, three-month LIBOR plus 0.19%.

                             THE HOUSING LOAN POOL

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity as of the cut-off date of no more than 30 years. Commonwealth Bank of Australia expects the pool of housing loans to have characteristics similar to the following:

                     SELECTED HOUSING LOAN POOL DATA AS OF
                 THE COMMENCEMENT OF BUSINESS ON MARCH 6, 2003

Number of Housing Loans ..................................................12,419
Housing Loan Pool Size ..........................................A$1,664,354,741
Average Housing Loan Balance ..........................................A$134,017
Maximum Housing Loan Balance ..........................................A$733,982
Minimum Housing Loan Balance ...........................................A$50,007
Total Valuation of the Properties ...............................A$2,782,986,531
Maximum Remaining Term to Maturity in months ................................353
Maximum Current Loan-to-Value Ratio ......................................94.59%
Weighted Average Seasoning in months .........................................16
Weighted Average Remaining Term to Maturity in months .......................307
Weighted Original Loan-to-Value Ratio ....................................72.69%
Weighted Current Loan-to-Value Ratio .....................................68.29%

      The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the valuation of the property that is currently securing the housing loan at the time the housing loan was originated unless the property has been revalued in the limited circumstances described below. There will be no revaluation of the properties specifically for the purposes of the issue of the notes. Revaluations are only conducted in circumstances where a borrower under a housing loan seeks additional funding, or seeks to partially discharge an existing security, or where a borrower is in default and Commonwealth Bank of Australia or Homepath Pty Limited is considering enforcement action. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has reduced in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

      Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. Neither Commonwealth Bank of Australia nor Homepath Pty Limited will add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus supplement is delivered to prospective investors. See Appendix A for additional information regarding the housing loan pool.

      Each seller will select housing loans from its pool of eligible loans based on its selection criteria.

WITHHOLDING TAX
            Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes. The issuer trustee is not obliged to pay any additional amounts to the Class A noteholders to cover any withholding taxes. Under present Australian law, the Class A notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions. The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by associates of the issuer trustee or Commonwealth Bank of Australia. Accordingly, persons who are associates of the issuer trustee or Commonwealth Bank of Australia, for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire Class A notes. See "Australian Tax Matters" in the accompanying prospectus and "Australian Tax Matters" in this prospectus supplement.

            If, by virtue of a change in law:

            o the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or redraw bondholders due to taxes, duties, assessments or governmental charges; or

            o the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes and redraw bonds. If the issuer trustee redeems the Class A notes, the Class A noteholders will receive a payment equal to the outstanding principal balance of the Class A notes plus accrued interest on the outstanding principal balance of the Class A notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. However, if the withholding or deduction relates only to the Class A notes, Class A noteholders owning 75% of the aggregate outstanding principal balance of the Class A notes may direct the issuer trustee not to redeem the notes and redraw bonds. See "Description of the US Dollar Notes--Redemption of the Notes for Taxation or Other Reasons" in the accompanying prospectus.

            If a Class A noteholder is an Australian resident withholding tax of 48.5% must be deducted, unless the Class A noteholder supplies the issuer trustee with their Australian Business Number or Tax File Number.


U.S. TAX STATUS
            In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters" in this prospectus supplement and in the accompanying prospectus.


LEGAL INVESTMENT
            The Class A notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States federal law. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Class A notes as legal investments for you. See "Legal Investment Considerations" in the accompanying prospectus.


ERISA CONSIDERATIONS
            In general, subject to the restrictions described in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Class A notes.


BOOK-ENTRY REGISTRATION
            The Class A notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A notes will hold their interests through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.


COLLECTIONS
            The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

            o payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank of Australia or Homepath Pty Limited;

            o proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

            o  amounts received under mortgage insurance policies;

            o amounts received from Commonwealth Bank of Australia, either as a seller or the servicer, or Homepath Pty Limited, for breaches of representations or undertakings; and

            o interest on amounts in the collections account, other than certain excluded amounts, and income received on authorized short-term investments of the trust.

            Collections will be allocated between income and principal. Collections attributable to interest, plus some other amounts, are known as the available income amount. The collections attributable to principal, plus some other amounts, are known as the available principal amount.

            The available income amount is used to pay certain fees and expenses of the trust and interest on the notes and redraw bonds. The available principal amount is used to pay, among other things, principal on the notes and redraw bonds. If there is an excess of available income amount after the quarterly payment of such fees, expenses and interest on the notes, redraw bonds and the standby redraw facility, the excess income will be used to first reimburse any principal draws, second to reduce rateably any principal charge-offs on the Class A notes, the redraw bonds and the standby redraw facility and lastly to reduce any principal charge offs on the Class B notes. Any remaining excess will be used to pay the manager's arranging fee with the balance distributed to the income unitholder.

INTEREST ON THE NOTES AND REDRAW BONDS
            Interest on the notes and redraw bonds is payable in arrears on each distribution date.

            On each distribution date, the amount available to pay interest on the Class A notes and redraw bonds will be allocated rateably between the currency swap provider and the redraw bonds.

            On each distribution date the Class A interest amount will be payable by the issuer trustee to the currency swap provider which in turn will pay to the principal paying agent the interest to be paid on the Class A notes.

            Interest will be paid on the Class B notes only if there are sufficient funds available to make payments of interest on the Class A notes and the redraw bonds.

            Interest on each class of notes and the redraw bonds is calculated for each accrual period as follows:

            o  at the note's or redraw bond's interest rate;

            o on the outstanding principal balance of that note or redraw bond at the beginning of that accrual period; and

            o on the basis of the actual number of days in the relevant accrual period and a year of 360 days for the Class A notes or a year of 365 days for the Class B notes and the redraw bonds.

PRINCIPAL ON THE NOTES AND REDRAW BONDS
            Principal on the notes and redraw bonds will be payable on each distribution date.

            The amount available to be paid in respect of principal on the notes and redraw bonds will be paid first to redraw bondholders with priority given to redraw bonds with earlier issue dates until the outstanding principal balance of the redraw bonds, as reduced by losses allocated against the redraw bonds, is reduced to zero. After payments in respect of the redraw bonds, the available principal up to a specified maximum amount will be allocated to the Class A notes until the outstanding principal of the Class A notes, as reduced by losses allocated against the Class A notes, is reduced to zero.

            On each distribution date the principal amount available and so allocated to the Class A notes will be paid by the issuer trustee to the currency swap provider which in turn will pay to the principal paying agent the amount of principal to be repaid on the Class A notes.

            The specified maximum amount to be applied to make repayments of principal on the notes will vary in accordance with the stepdown conditions, with the result that, in some circumstances, the Class B notes will receive principal rateably with the Class A notes.

            The balance of the available amount of principal will be paid on a distribution date to Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero.

            On each distribution date, the outstanding principal balance of each note and redraw bond will be reduced by the amount of the principal payment made on that date on that note or redraw bond. The outstanding principal balance of each note and redraw bond will also be reduced by the amount of principal losses on the housing loans allocated to that note or redraw bond.

            If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed rateably among all of the Class A notes, converted to US$ in accordance with the exchange rate specified in the security trust deed, and redraw bonds and prior to any distributions to the Class B notes.


ALLOCATION OF CASH FLOWS
            On each distribution date, the issuer trustee will allocate interest and principal to each noteholder and redraw bondholder to the extent of the available income amount and available principal amount on that distribution date available to be applied for these purposes.

            The charts on the succeeding pages summarize the flow of payments.

                  DETERMINATION OF AVAILABLE INCOME AMOUNT ON
                              A DISTRIBUTION DATE

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                           FINANCE CHARGE COLLECTIONS

Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of interest, fees and certain other charges.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                      MORTGAGE INSURANCE INTEREST PROCEEDS

Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for in respect of a finance charge loss.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                                  OTHER INCOME

Certain other amounts received by the issuer trustee during the preceding collection period and certain other receipts in the nature of income (as determined by the manager) received by the preceding determination date.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                           LIQUIDITY FACILITY ADVANCE

Any advance to be made under the liquidity facility on that distribution date.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                                 PRINCIPAL DRAW

Any amount of the Available Principal Amount to be allocated to the Available Income Amount as a principal draw on that distribution date.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                     OTHER AMOUNTS UNDER SUPPORT FACILITIES

Other amounts received from a Support Facility provider which the manager determines should be included in the available income amount.
--------------------------------------------------------------------------------
                                       =
--------------------------------------------------------------------------------
                            AVAILABLE INCOME AMOUNT
--------------------------------------------------------------------------------

         DISTRIBUTION OF AVAILABLE INCOME AMOUNT ON A DISTRIBUTION DATE

--------------------------------------------------------------------------------
On the first distribution date, pay the Accrued Interest Adjustment to Commonwealth Bank of Australia and Homepath Pty Limited.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay or make provision for taxes of the trust, if any.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the issuer trustee its quarterly fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the security trustee its quarterly fee, if any.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the manager its quarterly management fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the servicer its quarterly fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the liquidity facility provider the quarterly commitment fee in relation to the liquidity facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay rateably to the Support Facility providers amounts due under Support Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swap and fixed rate swap.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay or make provision for all expenses of the trust except those described above or below.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the standby redraw facility provider the quarterly commitment fee in relation to the standby redraw facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior distribution dates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay rateably to:

o the currency swap provider payment under the currency swap relating to interest due on the Class A notes;

o    the redraw bondholders interest due on the redraw bonds; and

o the standby redraw facility provider interest due on the standby redraw facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to Class B noteholders interest due on the Class B notes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed principal draws to the Available Principal Amount for distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed principal charge-offs to the Available Principal Amount for distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the manager its quarterly arranging fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribute any remaining amounts to the income unitholder.
--------------------------------------------------------------------------------

       DETERMINATION OF AVAILABLE PRINCIPAL AMOUNT ON A DISTRIBUTION DATE

--------------------------------------------------------------------------------
                             PRINCIPAL COLLECTIONS

Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of principal other than as described below.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                     MORTGAGE INSURANCE PRINCIPAL PROCEEDS

Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for in respect of a principal loss.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                             OTHER PRINCIPAL AMOUNT

Prepayments of principal on the housing loans, amounts rounded down from the preceding distribution date, certain other amounts received by the issuer trustee during the preceding collection period, certain other receipts in the nature of principal, as determined by the manager, received by the preceding determination date and, for the first distribution date, the amount, if any, by which the proceeds of issue of the notes exceeds the consideration for the housing loans acquired by the trust.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                       PRINCIPAL CHARGE-OFF REIMBURSEMENT

The amount allocated from the Available Income Amount on that distribution date towards unreimbursed principal charge-offs.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                               REDRAW BOND AMOUNT

The proceeds of issue of any redraw bonds during the period ending on and including the preceding determination date and commencing on but excluding the determination date before that.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                        STANDBY REDRAW FACILITY ADVANCE

Any advance to be made under the standby redraw facility on the distribution date.
--------------------------------------------------------------------------------
                                       +
--------------------------------------------------------------------------------
                          PRINCIPAL DRAW REIMBURSEMENT

The amount allocated from the Available Income Amount on that distribution date towards unreimbursed principal draws.
--------------------------------------------------------------------------------
                                       =
--------------------------------------------------------------------------------
                           AVAILABLE PRINCIPAL AMOUNT
--------------------------------------------------------------------------------

                 DISTRIBUTION OF AVAILABLE PRINCIPAL AMOUNT ON
                              A DISTRIBUTION DATE

--------------------------------------------------------------------------------
                          REDRAWS AND FURTHER ADVANCES

Repay to the sellers rateably any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made by the sellers during or prior to the preceding collection period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL DRAWS

Allocate an amount equal to the principal draw for the distribution date to the Available Income Amount.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       STANDBY REDRAW FACILITY PRINCIPAL

Repay to the standby redraw facility provider the principal outstanding under the standby redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  REDRAW BONDS

Repay to the redraw bondholders the Stated Amount of the redraw bonds.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CLASS A NOTEHOLDERS

Pay an amount equal to or greater than the Class A notes proportional share of the remaining Available Principal Amount on that distribution date to the currency swap provider in relation to a repayment to the Class A noteholders of the Stated Amount of the Class A notes until the Stated Amount of the Class A notes is reduced to zero.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CLASS B NOTEHOLDERS

Repay to the Class B noteholders the Stated Amount of the Class B notes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CAPITAL UNITHOLDERS

Distribute any remaining amounts firstly to the Class A Capital unitholder (up to a maximum amount for all such distributions of A$1,000) and secondly to the Class B Capital unitholder.
--------------------------------------------------------------------------------

                                 RISK FACTORS

      The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A notes. There may be other unforeseen reasons why you might not receive principal or interest on your Class A notes. You should also read the detailed information set out elsewhere in this prospectus supplement and the accompanying prospectus.


THE CLASS A NOTES WILL BE PAID     o    The Class A notes are debt obligations
ONLY FROM THE ASSETS OF THE TRUST       of the issuer trustee only in its
                                        capacity as trustee of the trust. The
                                        Class A notes do not represent an
                                        interest in or obligation of the issuer
                                        trustee in any other capacity or of any
                                        of the other parties to the transaction.
                                        The assets of the trust will be the sole source of payments on the Class A notes.
                                        The issuer trustee's personal assets
                                        will only be available to make payments
                                        on the Class A notes if the issuer
                                        trustee is negligent, commits fraud or
                                        in some circumstances where the issuer
                                        trustee fails to comply with or breaches an obligation imposed upon it under the transaction documents. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your Class A notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.





YOU FACE AN ADDITIONAL POSSIBILITY o    Although Commonwealth Bank of Australia
OF LOSS BECAUSE THE ISSUER TRUSTEE      and Homepath Pty Limited could have
DOES NOT HOLD LEGAL TITLE TO THE        legally assigned the title to the
HOUSING LOANS                           housing loans to the issuer trustee,
                                        initially they will assign only
                                        equitable title to the housing loans to
                                        the issuer trustee. The borrowers will
                                        not be notified of the equitable
                                        assignment. The housing loans will be
                                        legally assigned to the issuer trustee
                                        only upon the occurrence of a perfection of title event, as described in "Description of the Assets of the Trust--Transfer and Assignment of the
                                        Housing Loans" in the accompanying
                                        prospectus. Because the issuer trustee
                                        does not hold legal title to the housing loans, you
                                     will be subject to the following risks,
                                     which may lead to a failure to receive
                                     collections on the housing loans, delays in receiving the collections or losses to you:


                                     o   The issuer trustee's interest in a
                                         housing loan and its related
                                         securities may be impaired by the
                                         subsequent creation of another
                                         interest over the related housing loan
                                         or its related securities by a seller
                                         prior to the issuer trustee acquiring
                                         a legal interest in the housing loans.



                                     o   Until a borrower has notice of the
                                         assignment, that borrower is not bound
                                         to make payments under its housing
                                         loan to anyone other than Commonwealth
                                         Bank of Australia or Homepath, Pty
                                         Limited as appropriate. Until a
                                         borrower receives notice of the
                                         assignment, any payments the borrower
                                         makes under his or her housing loan to
                                         Commonwealth Bank of Australia or
                                         Homepath Pty Limited will validly
                                         discharge the borrower's obligations
                                         under the borrower's housing loan even
                                         if the issuer trustee does not receive
                                         the payments from Commonwealth Bank of
                                         Australia or Homepath Pty Limited, as
                                         appropriate. Therefore, if
                                         Commonwealth Bank of Australia or
                                         Homepath Pty Limited does not deliver
                                         collections to the issuer trustee, for
                                         whatever reason, neither the issuer
                                         trustee nor you will have any recourse
                                         against the related borrowers for such
                                         collections.


                                     o   The issuer trustee may not be able to
                                         initiate any legal proceedings against
                                         a borrower to enforce a housing loan
                                         without the involvement of
                                         Commonwealth Bank of Australia or
                                         Homepath Pty Limited, as appropriate.


A BORROWER'S ABILITY TO OFFSET    o  It is possible that in the event of the
MAY AFFECT THE RETURN ON YOUR        insolvency of Commonwealth Bank of
CLASS A NOTES

                                     Australia, borrowers may be able to offset their deposits with Commonwealth Bank of Australia, against their liability under their housing loans. If this occurred, the assets of the trust might be insufficient to pay you principal and interest in full.



A SELLER AND THE SERVICER MAY     o  Before a seller or the servicer remits
COMMINGLE COLLECTIONS ON THE         collections to the collections account,
HOUSING LOANS WITH THEIR ASSETS      the collections may be commingled with
                                     the assets of that seller or the
                                     servicer. If a seller or the servicer
                                     becomes insolvent, the issuer trustee
                                     may only be able to claim those
                                     collections as an unsecured creditor of
                                     the insolvent company. This could lead
                                     to a failure to receive the collections
                                     on the housing loans, delays in
                                     receiving the collections, or losses to
                                     you.



THERE IS NO WAY TO PREDICT THE    o  The rate of principal and interest
ACTUAL RATE AND TIMING OF            payments on pools of housing loans
PAYMENTS ON THE HOUSING LOANS        varies among pools, and is influenced by
                                     a variety of economic, demographic,
                                     social, tax, legal and other factors,
                                     including prevailing market interest
                                     rates for housing loans and the
                                     particular terms of the housing loans.
                                     Australian housing loans have features
                                     and options that are different from
                                     housing loans in the United States and
                                     Europe, and thus will have different
                                     rates and timing of payments from
                                     housing loans in the United States and
                                     Europe. There is no guarantee as to the
                                     actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus supplement.
                                     The rate and timing of principal and
                                     interest payments and the ability to
                                     redraw principal on the housing loans
                                     will affect the rate and timing of
                                     payments of principal and interest on
                                     your Class A notes. Unexpected
                                     prepayment rates could have the
                                     following negative effects:

                                     o   If you bought your Class A notes for
                                         more than their face amount, the yield
                                         on your Class A notes will drop if
                                         principal payments occur at a faster
                                         rate than you expect.


                                     o   If you bought your Class A notes for
                                         less than their face amount, the yield
                                         on your Class A notes will drop if
                                         principal payments occur at a slower
                                         rate than you expect.


LOSSES AND DELINQUENT PAYMENTS   o  If borrowers fail to make payments of
ON THE HOUSING LOANS MAY AFFECT     interest and principal under the housing
THE RETURN ON YOUR CLASS A          loans when due and the credit
NOTES                               enhancement described in this prospectus
                                    supplement is not enough to protect your Class A notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your Class A notes. Consequently, the yield on your Class A notes could be lower than you expect and you could suffer losses.


ENFORCEMENT OF THE HOUSING       o  Substantial delays could be encountered
LOANS MAY CAUSE DELAYS IN           in connection with the liquidation of a
PAYMENT AND LOSSES                  housing loan, which may lead to
                                    shortfalls in payments to you to the
                                    extent those shortfalls are not covered
                                    by a mortgage insurance policy.


                                 o If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.


PRINCIPAL ON THE REDRAW BONDS    o  If redraw bonds are issued they will rank
WILL BE PAID BEFORE PRINCIPAL ON    ahead of your Class A notes with respect
YOUR CLASS A NOTES                  to payment of principal prior to
                                    enforcement of the charge under the
                                    security trust deed, and you may not
                                    receive full repayment of principal on
                                    your Class A notes.

THE CLASS B NOTES PROVIDE ONLY   o  The amount of credit enhancement provided
LIMITED PROTECTION AGAINST LOSSES   through the subordination of the Class B
                                     notes to the Class A notes and redraw
                                     bonds is limited and could be depleted
                                     prior to the payment in full of the Class
                                     A notes and redraw bonds. If the principal amount of the Class B notes is reduced to zero, you may suffer losses on your Class A notes.


THE MORTGAGE INSURANCE POLICIES   o  The mortgage insurance policies are subject
MAY NOT BE AVAILABLE TO               to some exclusions from coverage and
COVER  LOSSES ON THE HOUSING         rights of refusal or reduction of
LOANS                                claims, some of which are described in
                                     "The Mortgage Insurance Policies" below.
                                     Therefore, a borrower's payments that
                                     are expected to be covered by the
                                     mortgage insurance policies may not be
                                     covered because of these exclusions,
                                     refusals or reductions and the issuer
                                     trustee may not have enough money to
                                     make full payments of principal and
                                     interest on your Class A notes.

YOU MAY NOT BE ABLE TO RESELL     o  The underwriters are not required to assist
YOUR CLASS A NOTES                   you in reselling your Class A notes. A
                                     secondary market for your Class A notes
                                     may not develop.

                                  o  If a secondary market does develop, it
                                     might not continue or might not be
                                     sufficiently liquid to allow you to resell any of your Class A notes readily or at the price you desire. The market value of your Class A notes is likely to fluctuate, which could result in losses to you.


THE TERMINATION OF ANY OF THE     o  The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO LOSSES      interest payments from the fixed rate
FROM INTEREST RATE OR CURRENCY       housing loans for variable rate payments
FLUCTUATIONS                         based upon the three-month Australian bank
                                     bill rate. If the fixed rate swap is
                                     terminated or the fixed rate swap
                                     provider fails to perform its
                                     obligations, you will be exposed to the
                                     risk that the floating rate of interest
                                     payable on the Class A notes will be
                                     greater than the discretionary fixed
                                     rate set by the servicer on the fixed
                                     rate housing loans, which may lead to
                                     losses to you.

                                  o  The issuer trustee will exchange the
                                     interest
                                     payments from the variable rate housing
                                     loans for variable rate payments based
                                     upon the three-month Australian bank bill rate. If the basis swap is terminated, the manager will direct the servicer to, subject to applicable laws, set the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts at a rate low enough to cover the payments owed by the trust or to zero, and if that does not produce sufficient income, to set the interest rates on the variable rate housing loans at a rate high enough to cover the payments owed by the trust. If the rates on the variable rate housing loans are set above the market interest rate for similar variable rate housing loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your Class A notes.


                                  o The issuer trustee will receive payments from the borrowers on the housing loans, the fixed rate swap provider and the basis swap provider in Australian dollars calculated, in the case of the swap providers, by reference to the Australian bank bill rate, and make payments to you in U.S. dollars calculated, in the case of interest, by reference to LIBOR. Under the currency swap, the currency swap provider will exchange Australian dollar obligations for U.S. dollars, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. If the currency swap provider fails to perform its obligations or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars and its Australian bank bill rate obligations for LIBOR obligations at a rate that does not provide sufficient U.S. dollars to make payments to you in full.

PREPAYMENTS DURING A COLLECTION   o  If a prepayment is received on a housing
PERIOD MAY RESULT IN YOU NOT         loan during a collection period,
RECEIVING YOUR FULL INTEREST         interest on the housing loan will cease to
PAYMENTS                             accrue on that portion of the housing
                                     loan that has been prepaid, starting on
                                     the date of prepayment. The amount
                                     prepaid will be invested in investments, or will be the subject of interest payable by the servicer commencing 5
                                     Business Days after receipt by the
                                     servicer, that may earn a rate of
                                     interest lower than that paid on the
                                     housing loan. If it is less, and either
                                     the basis swap or the fixed rate swap
                                     has been terminated, the issuer trustee
                                     may not have sufficient funds to pay you the full amount of interest on the Class
                                     A notes on the next distribution date.







PAYMENT HOLIDAYS MAY RESULT IN    o  If a borrower prepays principal on his or
YOU NOT RECEIVING YOUR FULL          her housing loan, the borrower is not
INTEREST PAYMENTS                    required to make any payments, including
                                     interest payments, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and the liquidity facility and any principal draws do not provide enough funds to cover the interest payments on the housing loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on your Class A notes on the next distribution date.


THE PROCEEDS FROM THE             o  If the security trustee enforces the
ENFORCEMENT OF THE SECURITY TRUST    security interest on the assets of the
DEED MAY BE INSUFFICIENT TO PAY      trust after an  event of default under the
AMOUNTS DUE TO YOU                   security trust deed, there is no assurance
                                     that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the Class A notes and the other secured obligations that rank ahead of or equally with the Class A notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the US Dollar note trustee, the principal paying agent and any receiver, to the extent they are owed any fees, the liquidity facility provider to the extent of any outstanding cash advance deposit, the fixed rate swap provider and the basis swap provider in respect of any collateral lodged by them and the sellers to the extent of any unpaid accrued interest adjustment will generally be entitled to receive the proceeds of any sale of the assets of the trust before you.
                                     Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.


IF THE MANAGER DIRECTS THE ISSUER  o If the manager directs the issuer
TRUSTEE TO REDEEM THE CLASS A        trustee to redeem the notes and redraw
NOTES EARLY, YOU COULD SUFFER        bonds early as described in "Description
LOSSES AND THE YIELD ON YOUR         of the Class A  notes--Optional
CLASS A NOTES COULD BE LOWER         Redemption of the Notes" in this
THAN EXPECTED                        prospectus supplement and principal
                                     charge-offs have occurred, noteholders
                                     and redraw bondholders owning at least
                                     75% of the aggregate outstanding amount
                                     of the notes and redraw bonds may
                                     consent to receiving an amount equal to
                                     the outstanding principal amount of the
                                     notes and redraw bonds, less
                                     unreimbursed principal charge-offs, plus accrued interest. As a result, you may not fully recover your investment. In addition, the early retirement of your Class A notes will shorten their average lives and potentially lower the yield on your Class A notes.

TERMINATION PAYMENTS RELATING TO   o If the issuer trustee is required to make a
THE CURRENCY SWAP AND THE FIXED      termination payment to the currency swap
RATE SWAP MAY REDUCE PAYMENTS        provider or the fixed rate swap provider
TO YOU                               upon the termination of the currency
                                     swap or the fixed rate swap,
                                     respectively, the issuer trustee will
                                     make the termination payment from the
                                     assets of the trust and, prior to
                                     enforcement of the security trust deed,
                                     in priority to payments on the Class A
                                     notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your Class A notes on the next distribution date, and the principal on your Class A notes may not be repaid in full.


THE IMPOSITION OF A WITHHOLDING   o  If a withholding tax is imposed on payments
TAX WILL REDUCE PAYMENTS TO YOU      of interest on your Class A notes, you will
AND MAY LEAD TO AN EARLY             not be entitled to receive grossed-up
REDEMPTION OF THE CLASS A NOTES      amounts to compensate for such withholding
                                     tax. Thus, you will receive less interest than is scheduled to be paid on your Class A notes.


                                  o  If the option to redeem the notes and
                                     redraw bonds early, as a result of the
                                     imposition of a withholding or other tax on any notes or redraw bonds or in respect of the housing loans, is exercised and principal charge-offs have occurred, noteholders and redraw bondholders owning at least 75% of the aggregate outstanding amount of the notes and redraw bonds may consent to receiving an amount equal to the outstanding principal amount of the notes and redraw bonds, less unreimbursed principal charge-offs, plus accrued interest. As a result, you may not fully recover your investment. In addition, the early retirement of your Class A notes will shorten their average lives and potentially lower the yield on your Class A notes.


THE SERVICER'S ABILITY TO SET     o  The interest rates on the variable rate
THE INTEREST RATE ON VARIABLE RATE   housing loans are not tied to an objective
HOUSING LOANS MAY LEAD TO            interest rate index, but are set at the
INCREASED DELINQUENCIES OR           sole discretion of Commonwealth Bank of
PREPAYMENTS                          Australia as servicer of the housing loans.
                                     If Commonwealth Bank of Australia
                                     increases the interest rates on the
                                     variable rate housing loans, borrowers
                                     may be unable to make their required
                                     payments under the housing loans, and
                                     accordingly, may become delinquent or
                                     may default on their payments. In
                                     addition, if the interest rates are
                                     raised above market interest rates,
                                     borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected and affect the yield on your Class A notes.


THE FEATURES OF THE HOUSING LOANS o  The features of the housing loans,
MAY CHANGE, WHICH COULD AFFECT       including their interest rates, may be
THE TIMING AND AMOUNT OF             changed by Commonwealth Bank of Australia
PAYMENTS TO YOU                      or Homepath Pty Limited, either on its own
                                     initiative or at a borrower's request.
                                     Some of these changes may include the
                                     addition of newly developed features
                                     which are not described in this
                                     prospectus supplement and accompanying
                                     prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

                                  o  If Commonwealth Bank of Australia or
                                     Homepath Pty Limited changes the features of the housing loans or fails to offer desirable features offered by their competitors, borrowers might elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your Class A notes.


THERE ARE LIMITS ON THE AMOUNT    o  If the interest collections during a
OF AVAILABLE LIQUIDITY TO ENSURE     collection period are insufficient to cover
PAYMENTS OF INTEREST TO YOU          fees and expenses of the trust and the
                                     interest payments due on the Class A
                                     notes on the next distribution date, the issuer trustee will request an advance under the liquidity facility. If advances under the liquidity facility are insufficient for this purpose, funds may be allocated from the available principal amount towards meeting such fees, expenses and interest as a principal draw. In the event that there is not enough money available under the liquidity facility or by way of principal draw, you may not receive a full payment of interest on that distribution date, which will reduce the yield on your Class A notes.

A DECLINE IN AUSTRALIAN ECONOMIC  o  If the Australian economy were to
CONDITIONS MAY LEAD TO LOSSES ON     experience a decline in economic
YOUR CLASS A NOTES                   conditions, an increase in interest rates,
                                     a fall in property values or any
                                     combination of these factors,
                                     delinquencies or losses on the housing
                                     loans might increase, which might cause
                                     losses on your Class A notes.

CONSUMER PROTECTION LAWS MAY      o  Some of the borrowers may attempt to make
AFFECT THE TIMING OR AMOUNT OF       a claim to a court requesting changes in
INTEREST OR PRINCIPAL PAYMENTS TO    the terms and conditions of their housing
YOU                                  loans or compensation or penalties from
                                     Commonwealth Bank of Australia or
                                     Homepath Pty Limited for breaches of any legislation relating to consumer credit.
                                     Any changes which allow the borrower to
                                     pay less principal or interest under his or her housing loan may delay or decrease the amount of payments to you.

                                  o In addition, if the issuer trustee obtains legal title to the housing loans, the issuer trustee will be subject to the penalties and compensation provisions of the applicable consumer protection laws instead of Commonwealth Bank of Australia and Homepath Pty Limited. To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from Commonwealth Bank of Australia or Homepath Pty Limited as appropriate, the assets of the trust will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.

THE USE OF PRINCIPAL COLLECTIONS   o  If principal collections are drawn upon
TO COVER LIQUIDITY SHORTFALLS MAY     to cover shortfalls in interest
LEAD TO PRINCIPAL LOSSES              collections and there is insufficient
                                      excess available income in succeeding
                                      collection periods to repay those
                                      principal draws, you may not receive
                                      full repayment of principal on your
                                      notes.

THE CONCENTRATION OF HOUSING       o  To the extent that the trust contains a
LOANS IN SPECIFIC GEOGRAPHIC AREAS    high concentration of housing loans
MAY INCREASE THE POSSIBILITY OF       secured by properties located within a
LOSS ON YOUR CLASS A NOTES            single state or region within Australia,
                                      any deterioration in the real estate
                                      values or the economy of any of those
                                      states or regions could result in higher rates of delinquencies, foreclosures and losses than expected on the housing loans.
                                      In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.


YOU WILL NOT RECEIVE PHYSICAL      o You will not receive physical notes, except
NOTES REPRESENTING YOUR CLASS A      in limited circumstances. This could:
NOTES, WHICH CAN CAUSE DELAYS IN     o   cause you to experience delays in
RECEIVING DISTRIBUTIONS AND              receiving payments on the Class A
HAMPER YOUR ABILITY TO PLEDGE OR         notes because the principal paying
RESELL YOUR CLASS A NOTES                agent will be sending distributions on
                                         the Class A notes to DTC instead of
                                         directly to you;

                                     o   limit or prevent you from using your
                                         Class A notes as collateral; and

                                     o   hinder your ability to resell the
                                         Class A notes or reduce the price that
                                         you receive for them.

AUSTRALIAN TAX REFORM PROPOSALS   o  The Australian federal government
COULD AFFECT THE TAX TREATMENT OF    proposes to reform business taxation as
THE TRUST                            part of its current tax reform
                                     programme. There are several proposed
                                     measures that, if enacted, could impact
                                     upon the tax treatment of the trust. For more details you should read the section titled "Australian Tax Matters--Tax
                                     Reform Proposals" in the accompanying
                                     prospectus and "Australian Tax Matters -
                                     Tax Reform Proposals" in this prospectus supplement.

                               CAPITALIZED TERMS

      The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-100 of this prospectus supplement or in the Glossary in the accompanying prospectus.


                           U.S. DOLLAR PRESENTATION

      In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5941 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on March 13, 2003. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

      The following table sets out the history of the Australian dollar/US dollar exchange rates for the five most recent years based on the noon buying rate for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York.




                                                  YEAR ENDED 30 JUNE
                          -------------------------------------------------------------------
                              2002          2001          2000          1999          1998
                          -----------   -----------   -----------   -----------   -----------
                                         (EXPRESSED IN US DOLLARS PER A$1.00)
At Period End .........       0.5628        0.5100        0.5971        0.6611        0.6208
Average Rate ..........       0.5236        0.5372        0.6284        0.6273        0.6809
High ..................       0.5748        0.5996        0.6703        0.6712        0.7537
Low ...................       0.4841        0.4828        0.5685        0.5550        0.5867

                                  THE SELLERS

      Commonwealth Bank of Australia (COMMONWEALTH BANK) and Homepath Pty Limited (HOMEPATH) will be the sellers for the Medallion Trust Series 2003-1G.


COMMONWEALTH BANK
      For a description of Commonwealth Bank see "The Issuer Trustee, Commonwealth Bank and the Manager--Commonwealth Bank" in the accompanying prospectus.

      Commonwealth Bank has a long term credit rating of AA from Fitch, Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A-1+ from Standard & Poor's, F1+ from Fitch and P-1 from Moody's.

      As at December 31, 2002 Commonwealth Bank and its subsidiaries, on a consolidated basis, had total assets of A$262 billion, deposits of A$139.3 billion and total regulatory capital of A$14.1 billion. Operating profit after tax and outside equity interests for the 6 months to December 31, 2002 was A$622 million.

      The 2002 Annual Report of Commonwealth Bank on Form 20-F was filed with the Securities and Exchange Commission on October 21, 2002. Commonwealth

Bank will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to: Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022, Attention: Executive Vice President and General Manager Americas.


HOMEPATH
      Homepath Pty Limited was established on 16 March 1998 as a provider of home loans and property related information services via the internet. Homepath is a wholly owned, but not guaranteed, subsidiary of Commonwealth Bank. Its registered office is at Level 6, 48 Martin Place, Sydney New South Wales, Australia.

      Homepath is consolidated with the Commonwealth Bank group in the Annual Report of the Commonwealth Bank group filed with the Securities and Exchange Commission on Form 20-F.


                    DESCRIPTION OF THE ASSETS OF THE TRUST


ASSETS OF THE TRUST
      The assets of the trust will include the following:

       o  the pool of housing loans, including all:

           o principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

           o interest payments and fees paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest Adjustment which is to be paid on the first distribution date to Commonwealth Bank and Homepath as sellers of the housing loans);

       o rights under the mortgage insurance policies issued by PMI Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

       o  rights under the mortgages in relation to the housing loans;

       o rights under collateral securities appearing on the records of Commonwealth Bank and Homepath as securing the housing loans;

       o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

       o  the issuer trustee's rights under the transaction documents.


USE OF PROCEEDS
      The net proceeds from the sale of the Class A notes, after being exchanged pursuant to the currency swap at the US$ Exchange Rate, will amount to A$1,687,763,713 and will be used by the issuer trustee, along with the proceeds from the issue of the Class B notes, to acquire from the sellers equitable title to the housing loans and related securities.


                   DESCRIPTION OF THE POOL OF HOUSING LOANS

GENERAL

      The housing loan pool will consist of 12,419 housing loans that have an aggregate principal balance outstanding as of the cut-off date of approximately A$1,664,354,741. Commonwealth Bank and Homepath originated the housing loans in the ordinary course of their businesses.

      Each housing loan will be secured by a registered first ranking mortgage, subject to any statutory charges and any prior charges of a body corporate, service company or equivalent, on properties located in Australia.


HOMEPATH RESIDENTIAL LOAN PROGRAM

      All Homepath applications are sourced through the internet from Homepath's website at "www.homepath.com.au". When a housing loan application is received it is processed by Commonwealth Bank as servicer for Homepath in accordance with the same process described in "Commonwealth Bank Residential Loan Program--Approval and Underwriting Process" in the accompanying prospectus.


FEATURES OF THE HOUSING LOANS

      The housing loans have the following features.

       o  Interest is calculated daily and charged in arrears.

       o In respect of Commonwealth Bank housing loans, payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, cheques, and in most cases, automatic transfer.

       o In respect of Homepath housing loans, payments can be on a monthly, bi-weekly or weekly basis. Scheduled repayments can only be made by direct debit to a nominated bank account. Payments in addition to scheduled payments can also be made via electronic funds transfer.

       o They are governed by the laws of one of the following Australian States or Territories:

           o  New South Wales;

           o  Victoria;

           o  Western Australia;

           o  Queensland;

           o  South Australia;

           o  Northern Territory; or

           o  the Australian Capital Territory.

HOMEPATH HOUSING LOAN PRODUCT TYPES

      Homepath only offers a variable rate home loan product, the "Homepath
Loan".


HOMEPATH HOUSING LOAN FEATURES

      Homepath Loans have a variable interest rate which is not linked to the variable rate of Commonwealth Bank products and which may fluctuate independently of other standard variable rates in the market. The interest rate for the Homepath Loan historically has been less than that for the Commonwealth Bank standard variable rate product. Of the features described in "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans" in the accompanying prospectus, at present only those headed "Substitution of Security", "Redraw and Further Advances", "Payment Holiday", "Early Repayment" and "Interest Only Periods" are available for Homepath Loans. Homepath may from time to time offer additional features in relation to a housing loan or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.


COMMONWEALTH BANK RESIDENTIAL LOAN PROGRAM

      In addition to the processes described under "Commonwealth Bank Residential Loan Program--Approval and Underwriting Process" in the accompanying prospectus, housing loan applications sourced through Commonwealth Bank's approved mortgage brokers are also subject to a credit history search of the borrower which is provided by Baycorp Advantage Ltd, formerly known as Credit Advantage Ltd.

      In addition to the product features described as applicable to a Rate Saver Home Loan in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product Types--Economiser Home Loan and Rate Saver Home Loan" in the accompanying prospectus, the product feature "Interest Only Periods" are now also available to borrowers of such loans. However, any such borrowers availing themselves of this product feature will currently cease to be eligible for the product feature "Redraws and Further Advances".


DETAILS OF THE HOUSING LOAN POOL

      The information in Appendix A, attached to this prospectus supplement, sets forth in tabular format various details relating to the housing loans proposed to be sold to the trust on the closing date. The information is provided by Commonwealth Bank as of the commencement of business on March 6, 2003. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because a seller may add additional eligible housing loans or remove housing loans.

      The sellers will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in "Summary of the Class A Notes--The Housing

Loan Pool" in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors.


SUBSTITUTION OF HOUSING LOAN SECURITIES

      Under the series supplement, the servicer is empowered in relation to each housing loan to, amongst other things, substitute any corresponding mortgage, or collateral security appearing in the records of Commonwealth Bank or Homepath as intending to secure the housing loan, as long as this is done in accordance with the relevant mortgage insurance policy and the servicing guidelines.


REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

      Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by each seller to the issuer trustee. For a description of these representations and warranties, see "Description of the Assets of a Trust--Representations, Warranties and Eligibility Criteria" in the accompanying prospectus. In addition to the representations and warranties described in the accompanying prospectus, Commonwealth Bank will also represent and warrant to the issuer trustee in relation to each housing loan that the terms of the loan agreement in relation to the housing loan require payments in respect of the housing loan to the relevant seller to be made free of set-off unless prohibited by law.

      For the purposes of the eligibility criteria, the amount outstanding on a housing loan, assuming all due payments have been made by the borrower, will not exceed A$750,000.

      The issuer trustee has not investigated nor made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.


                       DESCRIPTION OF THE CLASS A NOTES

GENERAL

      The issuer trustee will issue the Class A notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the Class A notes and the terms of the master trust deed, the series supplement, the US Dollar note trust deed and the underwriting agreement. The Class A notes will be governed by the laws of the State of New South Wales. The following summary, together with the description of the Class A notes in the accompanying prospectus, describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to the terms and conditions of the Class A notes, which are attached as "Appendix B" to this prospectus, and to the terms and conditions of the US Dollar note trust deed and the other transaction documents. The Class A noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The US Dollar note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

FORM OF THE CLASS A NOTES

     BOOK-ENTRY REGISTRATION

      The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. While the notes are in book-entry format, all references to actions by the Class A noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus supplement and accompanying prospectus to distributions, notices, reports and statements to Class A noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures.

      In addition to DTC, interests in Class A notes may be held in Clearstream Banking, socit anonyme, (previously named Cedelbank), CLEARSTREAM, LUXEMBOURG, or the Euroclear System, in Europe, which in turn hold through DTC, as described in the accompanying prospectus.

      For a description of book entry registration, see "Descriptions of the US Dollar Notes--Book Entry Registrations" in the accompanying prospectus.

     DEFINITIVE NOTES

      Class A notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if one of the events described in the accompanying prospectus under "Description of the US Dollar Notes--Definitive notes" occurs.

     US DOLLAR NOTE REGISTRAR

      The Bank of New York, New York Branch is the initial US Dollar note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York, 10286 and c/o The Bank of New York, London Branch, 48th Floor, One Canada Square, London E14 5AL, U.K.


OFFICES, CHARGES AND DUTIES OF US DOLLAR NOTE REGISTRAR

      The US Dollar note registrar must at all times have specified offices in London and New York. The US Dollar note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The US Dollar note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a distribution date or within a period, not exceeding thirty days, specified by the US Dollar note trustee prior to any meeting which includes Class A noteholders under the master trust deed or the security trust deed.


DISTRIBUTIONS ON THE NOTES

      Collections in respect of interest and principal will be received during each collection period. Collections include the following:

       o payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank or Homepath;

       o proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

       o  amounts received under mortgage insurance policies;

       o amounts received from Commonwealth Bank or Homepath for breaches of representations or undertakings; and

       o interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized Short-Term Investments of the trust, other than certain excluded amounts.

      The issuer trustee will make its payments on a quarterly basis on each distribution date, including payments to noteholders and redraw bondholders, from collections received during the preceding collection period, and from amounts received under Support Facilities on or prior to the distribution date. Certain amounts received by the issuer trustee are not distributed on a distribution date. These amounts include cash collateral lodged with the issuer trustee by a Support Facility provider or Commonwealth Bank and interest on that cash collateral.


KEY DATES AND PERIODS

      The following are the relevant dates and periods for the allocation of cashflows and their payments:



ACCRUAL PERIOD ............. means each period commencing on and including a distribution date and ending on but excluding the next distribution date. However, the first and last accrual periods are as follows:

                             o  first: the period from and including the closing date to but excluding the first distribution date; and

                             o  last: the period from and including the distribution date immediately preceding the date upon which the relevant notes or bonds are redeemed to but excluding the date upon which the relevant notes or bonds are redeemed.

COLLECTION PERIOD .......... means, with respect to each determination date, the period commencing on and including the previous determination date and ending on but excluding that determination date. However, the first collection period is the period from and including the cut-off date to but excluding the first determination date.

DETERMINATION DATE ......... The first day of each calendar month in which each distribution date occurs. The first determination date is June 1, 2003.

DISTRIBUTION DATE .......... The 21st day of March, June, September and December or, if the
                             21st day is not a Business Day, then the next Business Day. The first distribution date is June 21, 2003.

     EXAMPLE CALENDAR

      The following example calendar for a quarter assumes that all relevant days are Business Days:

COLLECTION PERIOD: ......................... June 1 to August 31
DETERMINATION DATE: ........................ September 1
ACCRUAL PERIOD: ............................ June 21 to September 20
DISTRIBUTION DATE: ......................... September 21

CALCULATION OF AVAILABLE INCOME AMOUNT

      Payments of interest, fees and amounts otherwise of an income nature, including payments of interest on the notes and redraw bonds, are made from the available income amount.

      The AVAILABLE INCOME AMOUNT for a determination date and the following distribution date means the aggregate of:

       o the FINANCE CHARGE COLLECTIONS for the preceding collection period which are the following amounts received by or on behalf of the issuer trustee during that collection period:

           o all amounts received in respect of interest, fees, government charges and other amounts due under the housing loans but not including principal and any insurance premiums or related charges payable to Commonwealth Bank or Homepath;

           o all amounts of interest in respect of the housing loans to the extent that the obligation to pay is discharged by a right of set-off or right to combine accounts; and

           o break costs but only to the extent that these are not paid to the fixed rate swap provider under the fixed rate swap;

       o the MORTGAGE INSURANCE INCOME PROCEEDS for that determination date. These are amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on that determination date in respect of a loss of interest, fees, charges and certain property protection and enforcement expenses on a housing loan;

       o  OTHER INCOME for that collection period which means:

           o certain damages or equivalent, including amounts paid by Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of interest or fees on the housing loans received from the servicer, Commonwealth Bank or Homepath during the collection period;

           o other damages received by the issuer trustee during the collection period from the servicer, Commonwealth Bank or Homepath or any other person and allocated by the manager as other income;

           o amounts received upon a sale of the housing loans in respect of interest or fees if the trust terminates as described under "Description of the US Dollar Notes--Termination of a Trust" in the accompanying prospectus;

           o interest, if any, on the collections account, other than interest in respect of cash collateral lodged by a Support Facility provider in the collections account, and amounts, if any, paid by the servicer representing interest on collections retained by the servicer for longer than 5 Business Days after receipt;

           o income earned on Authorized Short-Term Investments received during the collection period other than interest in respect of cash collateral lodged by a Support Facility provider in an account other than the collections account;

           o  certain tax credits; and

           o other receipts in the nature of income, as determined by the manager, received by the determination date;

       o any advance under the liquidity facility due to be made on that distribution date in order to meet a gross income shortfall;

       o any Principal Draws due to be made on that distribution date in order to meet a net income shortfall; and

       o any other amounts received from a Support Facility provider on or prior to that distribution date which the manager determines should be included in the Available Income Amount.

      Based upon the margins payable by Commonwealth Bank on the basis swap and the fixed rate swap, and assuming that payments are made when due under the housing loans, it is expected that there will be sufficient Available Income Amount to cover all the known obligations of the trust on each distribution date, including interest on the notes, plus a buffer.


LIQUIDITY FACILITY ADVANCE

      If the manager determines on any determination date that there is a gross income shortfall, the manager must direct the issuer trustee to make a drawing under the liquidity facility in an amount equal to the lesser of the amount of the gross income shortfall and the unutilized portion of the liquidity limit, if any.

      A gross income shortfall is the amount by which the payments to be made from the Available Income Amount, other than reimbursement of principal draws and principal charge-offs, payment of the manager's arranging fee and payment to the income unitholder, exceeds the aggregate of the Finance Charge Collections, the Mortgage Insurance Income Proceeds and Other Income in relation to that determination date.


PRINCIPAL DRAW

      If the manager determines on any determination date that there is a net income shortfall, the manager must direct the issuer trustee to apply a portion of the Available Principal Amount, to the extent that funds are available as described in "Distribution of the Available Principal Amount" below to cover such net income shortfall in an amount equal to the lesser of the net income shortfall and the funds available from Available Principal Amount for this purpose.

      A net income shortfall is the amount by which the drawing, if any, available to be made under the liquidity facility on the following distribution date is insufficient to meet the gross income shortfall.

      Any application of the Available Principal Amount to cover a net income shortfall, a PRINCIPAL DRAW, will be reimbursed out of any Available Income Amount available for this purpose on subsequent distribution dates as described in "Distribution of the Available Income Amount" below.


DISTRIBUTION OF THE AVAILABLE INCOME AMOUNT

      On each distribution date, the Available Income Amount for that distribution date is allocated in the following order of priority:

       o first, to payment of any taxes in relation to the trust including government charges paid by the servicer for the issuer trustee;

       o  second, payment of the issuer trustee's fee;

       o  third, payment of the security trustee's fee;

       o  fourth, payment to the manager of the management fee;

       o  fifth, payment of the servicer's fee;

       o sixth, payment of the commitment fee payable under the liquidity facility;

       o seventh, rateably towards payment of any amounts due to a support facility provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under the fixed rate swap and the basis swap, but not including any payments under support facilities detailed above or below or which are properly payable from the Available Principal Amount;

       o eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the trust, other than as detailed above or below or which are payable from the Available Principal Amount;

       o ninth, payment of the commitment fee payable under the standby redraw facility;

       o tenth, repayment of any liquidity facility advance made on or prior to the previous distribution date and then outstanding;

       o eleventh, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, rateably between:

       o payment to the currency swap provider of the A$ Class A Interest Amount in relation to that distribution date and any unpaid A$ Class A Interest Amounts from prior distribution dates and interest on those unpaid amounts in return for which the currency swap provider will pay the principal paying agent for distribution to the Class A noteholders as described in "The Currency Swap--Interest Payments" below;

       o payment of interest in relation to the redraw bonds for the accrual period ending on that distribution date and any unpaid interest in relation to the redraw bonds from prior distribution dates and interest on that unpaid interest; and

       o payment of the interest due on the distribution date under the standby redraw facility and any interest remaining unpaid from prior distribution dates and interest on that unpaid interest;

       o twelfth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, payment of interest in relation to the Class B notes for the accrual period ending on that distribution date, including unpaid interest in relation to the Class B notes from prior distribution dates and interest on any unpaid interest;

       o thirteenth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, to reimburse any unreimbursed Principal Draws as an allocation to the Available Principal Amount on that distribution date;

       o fourteenth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, to reimburse any principal charge-offs as an allocation to the Available Principal Amount on that distribution date;

       o fifteenth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, payment to the manager of the arranging fee; and

       o sixteenth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, to the income unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account.

      On the first distribution date, prior to any allocation or payment described above, the issuer trustee will first apply the Available Income Amount to pay to each of Commonwealth Bank and Homepath its Accrued Interest Adjustment.


INTEREST ON THE NOTES

     CALCULATION OF INTEREST PAYABLE ON THE NOTES

      The period that any notes or redraw bonds accrue interest is divided into accrual periods. The first accrual period in respect of the notes commences on and includes the closing date and ends on but excludes the first distribution date. Each subsequent accrual period commences on and includes a distribution date, and ends on but excludes the following distribution date. The Class A notes accrue interest from and including the closing date up to but excluding the day upon which the final accrual period ends.

      The final accrual period for the Class A notes will end on, but exclude, the earlier of:

      o the date upon which the Stated Amount of the Class A notes is reduced to zero and all accrued but previously unpaid interest is paid in full;

      o the date upon which the Class A notes are redeemed, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the noteholder receives all sums due in respect of the Class A note or the seventh day after notice is given to the noteholder that, where this is required, upon presentation of the Class A note such payment will be made, provided that payment is in fact made; and

      o  the date upon which the Class A note is deemed to be redeemed.

      Up to, but excluding, the first distribution date (the STEP-UP DATE) after the distribution date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 6, 2003, the interest rate for the Class A notes for each accrual period will be equal to LIBOR for that accrual period plus 0.19%. If the issuer trustee has not redeemed or attempted to redeem all of the Class A notes by the Step-Up Date, then subject to the following, the interest rate for each accrual period commencing on or after that date will be equal to LIBOR for that accrual period plus 0.38%.

      If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 6, 2003, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the interest rate for the Class A notes for each accrual period commencing on or after that distribution date will be equal to LIBOR for that accrual period plus 0.19%.

      The interest rate for the Class B notes for each accrual period will be equal to the Bank Bill Rate for that accrual period plus the margin applicable to the Class B notes. If redraw bonds are issued the interest rate applicable to them will be equal to the Bank Bill Rate plus a margin determined at the time of their issue. The interest rates for the Class B notes and the redraw bonds, if any, for each accrual period are calculated by the manager.

      With respect to any distribution date, interest on a note or any redraw bond will be calculated as the product of:

      o the Invested Amount of that note or redraw bond as of the first day of that accrual period, after giving effect to any payments of principal made with respect to such note or redraw bond on such day;

       o the interest rate for such note or redraw bond for that accrual period; and

       o a fraction, the numerator of which is the actual number of days in the accrual period, and the denominator of which is 360 days for the Class A notes, or 365 days for the Class B notes and any redraw bonds.

      Interest will accrue on any unpaid interest in relation to a note or redraw bond at the interest rate that applies from time to time to that note or redraw bond until that unpaid interest is paid.

     CALCULATION OF LIBOR

      On the second business day in London and New York before the beginning of each accrual period, the agent bank will determine LIBOR for the next accrual period.


DETERMINATION OF THE AVAILABLE PRINCIPAL AMOUNT

      Payments of principal, including repayment of principal on the notes and redraw bonds, are made from the Available Principal Amount. The AVAILABLE PRINCIPAL AMOUNT for a determination date and the following distribution date means the aggregate of:

       o the PRINCIPAL COLLECTIONS for the preceding collection period which are all amounts received during the collection period in respect of principal on the housing loans, except as described below, and includes principal to the extent that an obligation to pay principal on a housing loan is discharged by a right of set-off or right to combine accounts;

       o the MORTGAGE INSURANCE PRINCIPAL PROCEEDS for the determination date which are all amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for in respect of a loss of principal and certain property restoration expenses on a housing loan;

       o OTHER PRINCIPAL AMOUNTS which are amounts received in respect of principal on the housing loans including:

           o proceeds of the liquidation of a housing loan following enforcement, other than amounts included in Finance Charge Collections, received during the collection period;

           o principal prepayments under the housing loans received during the collection period;

           o certain damages or equivalent, including amounts paid by Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of principal received from the servicer or Commonwealth Bank or Homepath as a seller during the collection period;

           o other damages received by the issuer trustee during the collection period from the servicer, a seller or any other person and allocated by the manager as Other Principal Amounts;

           o amounts received upon a sale of the housing loans in respect of principal if the trust terminates as described under "Description of the US Dollar Notes--Termination of a Trust" in the accompanying prospectus;

           o in relation to the first determination date, the amount, if any, by which subscription proceeds of the notes exceed the aggregate of the principal outstanding on the housing loans as at the cut-off date;

           o any amount rounded down on payments of principal on the previous distribution date; and

           o any other receipts in the nature of principal as determined by the manager which have been received by the determination date;

       o PRINCIPAL CHARGE-OFF REIMBURSEMENT which is the amount of the Available Income Amount for the determination date available to be applied towards unreimbursed principal charge-offs;

       o PRINCIPAL DRAW REIMBURSEMENT which is the amount of the Available Income Amount for the determination date available to be applied towards unreimbursed principal draws;

       o STANDBY REDRAW FACILITY ADVANCE which is any advance to be made under the standby redraw facility on that distribution date; and

       o REDRAW BOND AMOUNT which is the total subscription proceeds of redraw bonds issued on the determination date or during the collection period, but after the immediately preceding determination date.

DISTRIBUTION OF THE AVAILABLE PRINCIPAL AMOUNT

      On each distribution date, the Available Principal Amount for that distribution date is allocated in the following order of priority:

       o first, repayment to Commonwealth Bank and Homepath of any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made during or prior to the collection period then ended and which are then outstanding;

       o second, to be allocated to the Available Income Amount as a Principal Draw to meet any net income shortfall;

       o third, repayment to the standby redraw facility provider of the principal outstanding under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs on or prior to that distribution date;

       o fourth, equally amongst the redraw bonds in order of their issue until their Stated Amounts are reduced to zero on the basis that a redraw bond receives no principal repayment until the Stated Amount of all earlier issued redraw bonds has been reduced to zero;

       o fifth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, to the currency swap provider in respect of principal payments on the Class A Notes and amongst the Class B notes in respect of principal repayments on those notes in the manner described below under the heading "Allocation of Principal to the Notes" below; and

       o sixth, while the currency swap remains in place for Class A notes and payments are being made under it by the issuer trustee, firstly to the Class A Capital unitholder up to a maximum aggregate amount of A$1,000 for all such distributions and secondly to the Class B Capital unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Principal Amount remains from which to make the payment after amounts with priority to that payment have been distributed.

ALLOCATION OF PRINCIPAL TO THE NOTES

      That part of the Available Principal Amount which is available on a distribution date for repayment of the Stated Amount of the Class A notes and the Class B notes is applied as follows.

      The amount available for repayment of the Stated Amount of the notes, under the fifth bullet point above, is divided between NET PRINCIPAL COLLECTIONS and NET UNSCHEDULED PRINCIPAL. The Net Principal Collections are the remaining Principal Collections available after prior applications in the preceding four bullet points and the Net Unscheduled Principal is the remaining Mortgage Insurance Principal Proceeds, Other Principal Amounts, Principal Charge-Off Reimbursement, Standby Redraw Facility Advance, Redraw Bond Amount and Principal Draw Reimbursement after prior applications in the preceding four bullet points. This is determined on the basis that in applying the Available Principal Amount, the issuer trustee first applies the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-Off Reimbursement, the Standby Redraw Facility Advance, the Redraw Bond Amount and the Principal Draw Reimbursement and then, only after these have been applied in full, applies the Principal Collections.

      The amount to be applied towards repayment of the Stated Amount of the Class A notes on a distribution date is determined as follows:

      The amount to be applied to repayment is:


                      SACAN                     SACBN
     ((NPC+NUP)  x  ---------- )        (NUP x -------- x SP  )
                       SAN         +             SAN

      where:

       o  NPC is the Net Principal Collections;

       o  NUP is the Net Unscheduled Principal;

       o SACAN is the aggregate Stated Amount of the Class A notes on the preceding determination date, converted to Australian dollars at the A$ Exchange Rate;

       o SACBN is the aggregate Stated Amount of the Class B notes on the preceding determination date;

       o SAN is the aggregate Stated Amount of all notes on the preceding determination date, converted, in the case of the Class A notes, to Australian dollars at the A$ Exchange Rate; and

       o  SP is the Stepdown Percentage.

      The effect of the above calculation is that Class A noteholders are allocated their proportional share of the Net Principal Collections and the Net Unscheduled Principal, based upon the Stated Amounts of the notes, and are also allocated the Stepdown Percentage, which may vary between 0% and 100%, of the Class B noteholders' proportional share of the Net Unscheduled Principal.

      The amount to be applied towards repayment of the Stated Amount of the Class A notes on the distribution date is paid to the currency swap provider until the Stated Amount of the Class A notes is reduced to zero.

      The balance of the Net Principal Collections and the Net Unscheduled Principal is applied on that distribution date equally amongst the Class B notes in reduction of the Stated Amount of the Class B notes until the Stated Amount of the Class B notes is reduced to zero.


REDRAWS AND FURTHER ADVANCES

      Commonwealth Bank and Homepath may each make redraws and further advances to borrowers under the housing loans. Commonwealth Bank and Homepath are entitled to be reimbursed by the issuer trustee for redraws and further advances which exceed the scheduled principal balance of the housing loan by no more than one scheduled monthly installment on the housing loan. Commonwealth Bank and Homepath, as applicable, will be reimbursed from the Available Principal Amount including proceeds of advances under the standby redraw facility and proceeds from the issue of redraw bonds.

      Where Commonwealth Bank or Homepath makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank or Homepath, as applicable, will repurchase the housing loan from the pool.


     STANDBY REDRAW FACILITY

      If the manager determines that there is a redraw shortfall on a determination date, the manager may direct the issuer trustee in writing to make a drawing under the standby redraw facility on the corresponding distribution date equal to the lesser of the redraw shortfall and the unutilized portion of the redraw limit, if any.

      A redraw shortfall is the amount by which the redraws and further advances to be repaid to the sellers on that distribution date exceed the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-off Reimbursement and the Principal Draw Reimbursement in relation to that distribution date less the amount of any Principal Draw on that distribution date.

  ISSUE OF REDRAW BONDS

      If prior to a determination date the manager considers that the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-Off Reimbursement and the Principal Draw Reimbursement in relation to the determination date, less the amount of any Principal Draw on the following distribution date, and the Standby Redraw Facility Advance that will be available to be made with respect to that distribution date are likely to be insufficient to pay in full the manager's estimate of:

       o the redraws and further advances to be repaid to Commonwealth Bank or Homepath on that distribution date; and

       o the outstanding principal under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs prior to that distribution date,

the manager may direct the issuer trustee to issue redraw bonds.

      The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed on that distribution date A$50,000,000 or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

      Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond. The redraw bonds will be denominated in Australian dollars and issued only in Australia.

PRINCIPAL CHARGE-OFFS

      In certain circumstances, amounts which are unrecoverable under a housing loan will be absorbed by reducing the Stated Amount of a note or redraw bond or by reducing the principal outstanding in respect of the standby redraw facility. That reduction of the Stated Amount of a note or redraw bond or the principal outstanding of the standby redraw facility is referred to as a principal charge-off.

     APPLICATION OF PRINCIPAL CHARGE-OFFS

      If on a determination date preceding a distribution date, the manager determines that a principal loss should be accounted for in respect of a housing loan, after taking into account proceeds of enforcement of that housing loan and its securities, any relevant payments under a mortgage insurance policy or damages from the servicer, Commonwealth Bank or Homepath, that principal loss will be allocated in the following order:

       o first, equally amongst the Class B notes until the Stated Amount of the Class B notes is reduced to zero; and

       o secondly, rateably as follows amongst the following according to, in the case of the notes or redraw bonds, their Stated Amount converted, in the case of the Class A notes, to Australian dollars at the A$ Exchange Rate:

       o  the Class A notes;

       o  the redraw bonds; and

       o  the principal outstanding of the standby redraw facility,

   until the Stated Amount of the Class A notes, the redraw bonds, and the principal outstanding of the standby redraw facility is reduced to zero.

      To the extent allocated, the principal loss will reduce the Stated Amount of the notes and redraw bonds and will reduce the principal outstanding of the standby redraw facility as from the following distribution date. The principal loss allocated is an Australian dollar amount. Where this is allocated to a Class A note, the Stated Amount of the Class A note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate.


     REIMBURSEMENTS OF PRINCIPAL CHARGE-OFFS

      Principal charge-offs may be reimbursed on a subsequent distribution date where there is excess available income after payment of all fees and expenses of the trust and interest on that distribution date and reimbursement of any unreimbursed Principal Draws. Reimbursement of principal charge-offs will only occur to the extent that there are unreimbursed principal charge-offs and will be allocated in the following order:

       o first, rateably amongst the following according to their unreimbursed principal charge-offs converted, in the case of the Class A notes, to Australian dollars at the A$ Exchange Rate:

           o  the Class A notes;

           o  the redraw bonds; and

           o  the principal outstanding of the standby redraw facility,

      in reduction of their unreimbursed charge-offs until these are reduced to zero; and

       o second, equally amongst the Class B notes until the unreimbursed charge-offs of the Class B notes are reduced to zero.

      A reimbursement of a principal charge-off on a note or redraw bond will increase the Stated Amount of that note or redraw bond and a reimbursement of a principal charge-off on the standby redraw facility will increase the principal outstanding of the standby redraw facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Available Principal Amount" above.

      The amounts allocated for reimbursement of principal charge-offs are Australian dollar amounts. Where such an amount is allocated to a Class A note, the Stated Amount of the Class A note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate.

THE INTEREST RATE SWAPS

     PURPOSE OF THE INTEREST RATE SWAPS

      Collections in respect of interest on the variable rate housing loans will be calculated based on Commonwealth Bank's or Homepath's, as appropriate, administered variable rates. Collections in respect of interest on the fixed rate housing loans will be calculated based on the relevant fixed rates. However, the payment obligations of the issuer trustee on the Class B notes and under the currency swap are calculated by reference to the Bank Bill Rate. To hedge these interest rate exposures, the issuer trustee will enter into a basis swap with the basis swap provider and a fixed rate swap with the fixed rate swap provider. The basis swap and the fixed rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial basis swap provider and fixed rate swap provider will be Commonwealth Bank of Australia, Level 1, 48 Martin Place, Sydney NSW 2000, Australia.

     BASIS SWAP

      On each distribution date the issuer trustee will pay to the basis swap provider an amount calculated by reference to the interest payable by borrowers on the variable rate housing loans during the relevant preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period. In return the basis swap provider will pay to the issuer trustee on each distribution date an amount calculated by reference to the aggregate principal amount outstanding of the relevant proportion of the variable rate housing loans as at the last day of the collection period preceding the previous distribution date and the Bank Bill Rate plus a margin.

      The basis swap will terminate if the interest rate on the Class A notes is increased following the Step-Up Date, provided that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. See "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates" in the accompanying prospectus in relation to the servicer's obligations with respect to interest rates on the variable rate housing loans if the basis swap is terminated.

     FIXED RATE SWAP

      On each distribution date the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the interest payable by borrowers on the fixed rate housing loans, other than housing loans in relation to which the issuer trustee has entered into an individual fixed rate swap as described below, during the relevant preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period. In return the fixed rate swap provider will pay to the issuer trustee on each distribution date an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate housing loans as at the last day of the collection period preceding the previous distribution date and the Bank Bill Rate plus a margin.

      In addition, if a borrower prepays a loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a housing loan, the issuer trustee will normally be entitled to receive from the borrower a break cost or the issuer trustee will be required to pay to the borrower a break benefit.

      A break cost is currently payable by the borrower to the issuer trustee where the terminated fixed rate under the housing loan is greater than the current equivalent fixed rate product offered by Commonwealth Bank for the remaining term of the housing loan. Under Commonwealth Bank's current policies and procedures, prepayments of up to $10,000 in any 12 month period may be made by a borrower without incurring break costs, see "Commonwealth Bank's Residential Loan Program--Special Features of the Housing Loans--Early Repayment" in the accompanying prospectus. A break benefit is payable by the issuer trustee to the borrower where the terminated fixed rate under the housing loan is less than the equivalent fixed rate product offered by Commonwealth Bank for the remaining term of the housing loan unless, under Commonwealth Bank's current policies and procedures, the prepayments are less than or equal to $10,000 in any 12 month period. If the break period is not a whole year an interpolated rate is used.

      While the fixed rate swap is operating, the net difference between break costs and break benefits for all housing loans for a collection period is either paid by the fixed rate swap provider, where the difference is a negative number, or paid to the fixed rate swap provider, where the difference is a positive number, on each distribution date. While the fixed rate swaps are operating, break costs are not included within the Available Income Amount and break benefits are not considered to be expenses of the trust.

      The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the servicer.


     OTHER SWAPS

      The issuer trustee and the fixed rate swap provider may agree to enter into separate fixed rate swaps in relation to one or more of the housing loans under which, on each distribution date, the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the fixed interest payable by borrowers on those housing loans. In return the fixed rate swap provider will pay to the issuer trustee an amount calculated by reference to the Bank Bill Rate plus a margin.

      In addition, if the servicer offers interest rate cap products to borrowers, the issuer trustee and the fixed rate swap provider will enter into swaps to hedge the issuer trustee's risks in relation to such interest rate caps.

  TERMINATION BY THE BASIS SWAP AND FIXED RATE SWAP PROVIDERS

      The basis swap provider and fixed rate swap provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

       o if the issuer trustee fails to make a payment under a swap within 10 days after notice of failure is given to the issuer trustee;

       o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

       o in the case of the basis swap only, at any time at the election of the basis swap provider provided that at the date of termination the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

     TERMINATION BY THE ISSUER TRUSTEE

      The issuer trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

       o if the swap provider fails to make a payment within 10 days after notice of failure is given to the swap provider; or

       o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

     FIXED RATE SWAP PROVIDER DOWNGRADE

      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date the fixed rate swap provider does not have:

       o either a short term credit rating of at least A-1 or a long term credit rating of A by Standard & Poor's; and

       o either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's,

the fixed rate swap provider must:

       o where it ceases to have either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's:

           o obtain a counterparty acceptable to the manager and the rating agencies to enter into a swap with the issuer trustee on substantially the same terms as the relevant fixed rate swap;

           o lodge cash collateral in an amount determined by the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

           o enter into other arrangements satisfactory to the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

       o where it ceases to have either a short term credit rating of at least A-1 or a long term credit rating of A from Standard & Poor's:

           o immediately seek to enter into, and enter into by no later than 60 days after the fixed rate swap provider ceases to have the relevant rating from Standard & Poor's, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swap to a replacement counterparty which holds the relevant ratings and, if a transfer has not occurred within 30 days, lodge cash collateral in an amount determined in accordance with the fixed rate swap; or

           o if the fixed rate swap provider is unable to effect a transfer in accordance with the above bullet point within 60 days or if the fixed rate swap provider so elects, enter into such other arrangements in respect of the fixed rate swap which are satisfactory to the manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The fixed rate swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.


     BASIS SWAP PROVIDER DOWNGRADE

      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date the basis swap provider does not have:

       o either a short term credit rating of at least A-1 or a long term credit rating of A by Standard & Poor's; and

       o  a short term credit rating of at least P-1 by Moody's,

the basis swap provider must:

       o prepay the amount that is expected to be due, as determined by the manager, from the basis swap provider to the issuer trustee on the next distribution date; or

       o enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

The basis swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time.

     TERMINATION PAYMENTS

      Upon termination of the fixed rate swap, a termination payment will be due from the issuer trustee to the fixed rate swap provider or from the fixed rate swap provider to the issuer trustee.

      The termination payment in respect of the fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

      No termination payment will be payable in respect of the termination of the basis swap.

      If the basis swap terminates then, unless and until the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must adjust the rates of interest on the mortgage interest saver accounts and, if necessary, the housing loans as described in "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates" in the accompanying prospectus.


THE CURRENCY SWAP

     PURPOSE OF THE CURRENCY SWAP

      Collections on the housing loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A notes are denominated in United States dollars. In addition, receipts by the issuer trustee under the basis swap and the fixed rate swap are calculated by reference to the Bank Bill Rate but the interest obligations of the issuer trustee with respect to the Class A notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the issuer trustee, as trustee of various series trusts established under the master trust deed, will enter into the currency swap agreement with the currency swap provider. The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and a credit support annex, which together act as a separate agreement in respect of each trust established under the master trust deed, and will be confirmed by a written confirmation.

     PRINCIPAL PAYMENTS

      On the closing date, the issuer trustee will pay the currency swap provider the U.S. dollar proceeds of issue of the Class A notes. In return, the currency swap provider will pay to the issuer trustee the Australian dollar equivalent of the proceeds of issue of the Class A notes converted at the US$ Exchange Rate.

      On each distribution date, the issuer trustee will pay to the currency swap provider the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A notes. In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the Class A noteholders in accordance with the agency agreement in reduction of the Stated Amount of the Class A notes.

     INTEREST PAYMENTS

      On each distribution date, the issuer trustee will pay to the currency swap provider an aggregate amount, the A$ CLASS A INTEREST AMOUNT, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A notes as at the preceding distribution date converted at the US$ Exchange Rate and the Bank Bill Rate plus a margin.

      In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A notes on that distribution date for distribution to Class A noteholders in accordance with the agency agreement.

      If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap provider in respect of the above payment the currency swap provider is not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the currency swap. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap provider that amount on a distribution date is described in "Distribution of the Available Income Amount" above. A failure of the issuer trustee to pay an amount owing under the currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

     TERMINATION BY THE CURRENCY SWAP PROVIDER

      The currency swap provider will have the right to terminate the currency swap in the following circumstances:

       o if the issuer trustee fails to make a payment under the currency swap within 10 days after notice of failure is given to the issuer trustee;

       o if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

       o if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to receive payments from which amounts have been withheld or deducted on account of tax. However, the currency swap provider will only have the right to terminate the currency swap if the US Dollar note trustee is satisfied that all amounts owing to Class A noteholders will be paid in full on the date on which the Class A notes are to be redeemed. In addition, whether or not the currency swap provider can terminate the currency swap, following the occurrence of such an event, the currency swap provider may transfer the currency swap to another counterparty, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A notes;

       o if certain bankruptcy related events occur in relation to the issuer trustee; and

       o if an event of default occurs under the security trust deed and the security trustee has declared the Class A notes immediately due and payable.


     TERMINATION BY THE ISSUER TRUSTEE

      The issuer trustee will have the right to terminate the currency swap in the following circumstances:

       o if the currency swap provider fails to make a payment under the currency swap within 10 days after notice of failure is given to the currency swap provider;

       o if certain bankruptcy related events occur in relation to the currency swap provider;

       o if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swap;

       o if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

       o if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax;

       o if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in certain circumstances, a breach of its tax representations;

       o if the currency swap provider fails to comply with its obligations described in "Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A notes; and

       o if an event of default occurs under the security trust deed and the security trustee has declared the Class A notes immediately due and payable.

      The issuer trustee may only terminate the currency swap with the prior written consent of the US Dollar note trustee.

     TERMINATION BY THE US DOLLAR NOTE TRUSTEE

      If following an event that allows the issuer trustee to terminate the currency swap the issuer trustee does not terminate the currency swap, the US Dollar note trustee may terminate the currency swap.

     CURRENCY SWAP PROVIDER DOWNGRADE

      If, as a result of the withdrawal or downgrade of the currency swap provider's credit rating by any rating agency, the currency swap provider does not have:

       o either a long term credit rating of at least AA- by Standard & Poor's or a short term credit rating of at least A-1+ by Standard & Poor's; and

       o a long term credit rating of at least A2 by Moody's and a short term credit rating of at least P-1 by Moody's,

      the currency swap provider must within:

       o 30 Business Days, if the currency swap provider still has a long term credit rating of at least A- by Standard & Poor's or a short term credit rating of at least A-1 by Standard & Poor's, and both a long term credit rating of at least A3 by Moody's and a short term credit rating of at least P-2 by Moody's; or

       o  5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

       o if the short term credit rating by Standard & Poor's is greater than or equal to A-1 or the long term credit rating by Standard & Poor's is greater than or equal to A-, lodge collateral as determined under the currency swap and the credit support annex;

       o enter into an agreement novating the currency swap to a replacement counterparty acceptable to the manager and which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A notes; or

       o enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A notes.

      The currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

      If the currency swap provider lodges cash collateral with the issuer trustee, any interest or income on that cash collateral will be paid to the currency swap provider.

     TERMINATION PAYMENTS

      Upon termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee.

      The termination payment in respect of the currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.


     REPLACEMENT OF THE CURRENCY SWAP

      If the currency swap is terminated prior to its scheduled termination date, the issuer trustee may, at the direction of the manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A notes. A termination payment received by the issuer trustee upon termination of the currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.

     CURRENCY SWAP PROVIDER

      The currency swap provider will be Commonwealth Bank of Australia.

      For a description of The Commonwealth Bank of Australia see "The Issuer Trustee, Commonwealth Bank and the Manager--Commonwealth Bank" in the accompanying prospectus and "The Sellers--Commonwealth Bank" in this prospectus supplement.

OPTIONAL REDEMPTION OF THE NOTES

      The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and the redraw bonds at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date falling on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 6, 2003.

      The issuer trustee may redeem the notes and redraw bonds at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together. However, the issuer trustee will not redeem the notes or redraw bonds unless it is in a position on the relevant distribution date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

      If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 6, 2003 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the margin for the Class A notes for each accrual period commencing on or after that distribution date will remain at, or if that distribution date is after the Step-Up Date revert to, the margin applying at the closing date.

      Class A noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

FINAL MATURITY DATE

      Unless previously redeemed, the issuer trustee must redeem the notes and redraw bonds by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the distribution date falling in December 2033. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days of the due date for payment, other than amounts due to the Class B noteholders, will be an event of default under the security trust deed.

REPORTS TO NOTEHOLDERS

      On the Business Day immediately prior to each distribution date, the manager will deliver to the principal paying agent, the US Dollar note trustee, the issuer trustee and the Class A noteholders, a quarterly servicing report containing the following information for the relevant periods or dates specified in the report:

       o  the Invested Amount and the Stated Amount of each class of notes;

       o the interest payments and principal distributions on each class of notes;

       o  the Available Income Amount;

       o the aggregate of all seller advances made during the preceding collection period;

       o  the redraw shortfall, if any;

       o the gross income shortfall, if any, and the net income shortfall, if any;

       o the liquidity facility advances, if any, for that distribution date, together with the outstanding liquidity facility advances as at the preceding determination date;

       o  the Principal Draw, if any;

       o  the Available Principal Amount;

       o  the Principal Collections;

       o  the Standby Redraw Facility Advance;

       o  the Redraw Bond Amount;

       o the principal charge-off in relation to the preceding determination date;

       o  the Other Principal Amounts;

       o  the Principal Draw Reimbursement, if any;

       o  the Principal Charge-Off Reimbursement, if any;

       o the principal charge-offs, if any, allocated each class of notes and the standby redraw facility principal;

       o the Principal Charge-Off Reimbursement, if any, allocated to each class of notes and the standby redraw facility principal;

       o the note factor for each class of notes and redraw bonds which, is the aggregate of the Invested Amount of the class of notes or redraw bonds less all principal payments on that class of notes or redraw bonds to be made on that distribution date, divided by the aggregate initial Invested Amount for that class of notes or redraw bonds;

       o  if relevant, the threshold rate at that distribution date;

       o the interest rates on each class of notes and redraw bonds for the related accrual period;

       o  scheduled and unscheduled payments of principal on the housing loans;


       o the aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans; and

       o delinquency, mortgagee in possession and loss statistics with respect to the housing loans.

      As described in "Description of the US Dollar Notes--Reports to Noteholders" in the accompanying prospectus, unless and until definitive Class A notes are issued, beneficial owners of the Class A notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

      The manager may also arrange for information in relation to the notes, the trust or the housing loans to be published on the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

                   DESCRIPTION OF THE TRANSACTION DOCUMENTS


THE MORTGAGE INSURANCE POLICIES

     GENERAL

      The mortgage insurance policies consist of:

       o a high LTV master mortgage insurance policy in relation to housing loans which generally had a loan-to-value ratio of greater than around 80% at the time that they were originated; and

       o a master mortgage insurance policy to provide mortgage insurance in relation to the balance of the housing loans.

     THE HIGH LTV MASTER MORTGAGE INSURANCE POLICY

      The high LTV master mortgage insurance policy represents a liability of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd.

      The high LTV master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans insured under it, which generally had a loan-to-value ratio of greater than around 80% at the time of origination. Each seller will equitably assign their rights under the high LTV master mortgage insurance policy to the issuer trustee on the closing date. Each borrower paid a single upfront premium for their respective housing loan to be insured under the high LTV master mortgage insurance policy and no further premium is payable by the sellers or the issuer trustee.

     PERIOD OF COVER

      The issuer trustee has the benefit of the high LTV master mortgage insurance policy in respect of each housing loan insured under it generally from the latest of:

       o  the date monies are first advanced under the housing loan;

       o the date the mortgage securing the housing loan is granted to or acquired by the issuer trustee; or

       o  the date the premium in respect of the housing loan is paid,

       until the earliest of:

       o midnight on the day immediately preceding the date the housing loan or the mortgage securing the housing loan is beneficially assigned;

       o the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a person other than a person who is or becomes entitled to the benefit of the policy;

       o  the date the housing loan is repaid in full;

       o the date the housing loan ceases to be secured by the relevant mortgage (other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose);

       o the expiry date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the written consent of the mortgage insurer or as varied by a court under the Consumer Credit Code; or

       o the date the high LTV master mortgage insurance policy is cancelled in respect of the housing Loan in accordance with the terms of the high LTV master mortgage insurance policy.

     COVER FOR LOSSES

      If a loss date occurs in respect of a housing loan insured under the high LTV master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of that housing loan.

      A loss date means:

       o if a default occurs under the housing loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

       o if a default occurs under the housing loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

       o if a default occurs under the housing loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

       o if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan (or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event), the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

       o where the mortgage insurer has agreed to pay a claim under the high LTV master mortgage insurance policy, the date specified in that agreement.

      A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

      The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

      The amount outstanding under a housing loan is the aggregate of the following:

       o the principal amount outstanding together with any additional advance approved by the mortgage insurer or loan redraw, and any interest, fees or charges outstanding as at the loss date;

       o  fees and charges paid or incurred by the issuer trustee; and

       o other amounts, including fines or penalties, approved by the mortgage insurer,

which the issuer trustee is entitled to recover under the housing loan or a related guarantee.

      The mortgage insurer may make the following deductions:

       o where the mortgaged property is sold, the sale price, or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

       o where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

       o any amount received by the issuer trustee under any collateral security;

       o any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy relating to the mortgaged property and not applied in restoration or repair;

       o any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan, unless the Consumer Credit Code applies;

       o  any fees or charges other than:

       o premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

       o reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$2,000, unless otherwise approved in writing by the mortgage insurer;

       o repair, maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer;

       o reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus the selling agent's commission, unless otherwise approved in writing by the mortgage insurer.

      In addition, any fees and charges exceeding those recoverable under the Consumer Credit Code, less any amount that must be accounted for to the borrower or the relevant mortgagor, will be excluded; o

       o  losses arising out of damage to the mortgaged property other than:

           o  fair wear and tear; or

           o losses recovered and applied in the restoration or repair of the mortgaged property or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan; and

           o any amounts by which a claim may be reduced under the high LTV master mortgage insurance policy.

     REFUSAL OR REDUCTION OF CLAIMS

      The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including where:

       o the mortgaged property is not insured under a general home owner's insurance policy;

       o  there is not a servicer approved by the mortgage insurer;

       o the housing loan has not been duly registered with the land titles office in the relevant jurisdiction;

       o the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances;

       o the issuer trustee does not comply with certain reporting obligations;

       o the issuer trustee has failed to comply with a condition, provision or requirement of the high LTV master mortgage insurance policy which has prejudiced the mortgage insurer's interests; or

       o the issuer trustee does not lodge a claim within 28 days after the loss date under the high LTV master mortgage insurance policy, and the mortgage insurer suffers loss from such a failure to lodge the claim within 28 days.

     EXCLUSIONS

      The high LTV master mortgage insurance policy does not cover any loss arising from:

       o  any war or warlike activities;

       o the use, existence or escape of nuclear weapons or nuclear contamination;

       o the existence or escape of any pollution or environmentally hazardous material;

       o the fact that the housing loan or any collateral security is void or unenforceable; or

       o any failure of the housing loan mortgagor guarantee or collateral security to comply with the requirements of the Consumer Credit Code.



THE MASTER MORTGAGE INSURANCE POLICY

     COVER

      The master mortgage insurance policy is provided by PMI Mortgage Insurance Ltd. The master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans which are not insured under the high LTV master mortgage insurance policy. Commonwealth Bank and Homepath will prior to the closing date pay a single upfront premium for the master mortgage insurance policy. No further premium is payable by a seller or the issuer trustee.

  PERIOD OF COVER

      The insurance under the mortgage insurance policy in respect of a housing loan terminates on the earliest of the following:

       o  repayment in full of the housing loan;

       o the expiry date of the mortgage insurance policy, however if before 14 days after the expiry date of the mortgage insurance policy notice is given of default under the housing loan, the mortgage insurance policy will continue solely for the purposes of a claim on that default;

       o the date of payment of a claim for loss under the mortgage insurance policy; or

       o ancellation of the mortgage insurance policy in accordance with the Insurance Contracts Act 1984 of Australia.

     COVER FOR LOSSES

      Subject to the exclusions outlined below, PMI Mortgage Insurance Ltd must pay the insured's loss in respect of a housing loan being the aggregate of the following amounts owed to the insured:

       o the balance of the loan account (being the total of the relevant loan amount and interest on the loan amount outstanding under the insured housing loan) at the settlement date (being the day the sale of the relevant mortgaged property is completed);

       o interest on the balance of the loan account from the settlement date to the date of claim to a maximum of 30 days;

       o  costs incurred on sale of the mortgaged property which include:

           o costs properly incurred for insurance premiums, rates, land tax (calculated on a single holding basis) and other statutory charges on the mortgaged property and in respect of amounts payable to a body corporate, service company or equivalent in relation to the mortgaged property;

           o reasonable and necessary legal fees and disbursements incurred in enforcing or protecting rights under the insured mortgage including reasonable costs of the servicer's internal legal department;

           o reasonable agent's commission, advertising costs, valuation costs and other costs relating to the sale of the mortgaged property;

           o reasonable and necessary costs incurred in maintaining (but not restoring) the mortgaged property, provided that amounts exceeding A$1,500 will only be included if incurred by the insured with the prior written consent of PMI Mortgage Insurance Ltd;

           o any goods and services tax incurred by the insured on the sale or transfer of the mortgaged property to a third party in or towards the satisfaction of any debt that the borrower owes the insured under the loan account, including the amount of any goods and services tax included in such costs, fees, disbursements or commissions specifically identified under this section headed "costs incurred on sale of the mortgaged property which include"; and

           o any amounts applied with the prior written consent of PMI Mortgage Insurance Ltd to discharge a security interest having priority over the insured mortgage,

       o  less the following deductions:

           o  the gross proceeds of sale of the mortgaged property; and

           o the following amounts to the extent they have not already been applied to the credit of the loan account:

               o compensation received for any part of the mortgaged property or any collateral security that has been resumed or compulsorily acquired;

               o all rents collected and other profits received relating to the mortgaged property or any collateral security;

               o any sums received under any insurance policy relating to the mortgaged property not applied to restoration of the mortgaged property following damage or destruction;

               o all amounts recovered from exercising rights relating to any collateral security;

               o any other amount received relating to the insured mortgage or any collateral security including any amounts received from the borrower, any guarantor or prior mortgagee; and

               o the amount of any input tax credit to which the insured is entitled in respect of an acquisition which relates to any costs, fees, disbursements or commissions specifically identified under the dot point above headed "costs incurred on sale of the mortgaged property which include".

      Amounts owed to the insured for the purposes of the above calculations do not include the following amounts:

       o  interest charged in advance;

       o  default rate interest;

       o  early repayment fees;

       o  break funding costs;

       o any higher interest rate payable because of failure to make prompt payment;

       o fines, fees or charges debited to the loan account (except for any monthly account-keeping fee, switching fee or loan establishment fee);

       o costs of restoration following damage to or destruction of the mortgaged property;

       o costs of removal, clean up and restoration arising from contamination of the mortgaged property;

       o additional funds advanced to the borrower without PMI Mortgage Insurance Ltd's written consent (except where permitted);

       o amounts paid by the insured in addition to the loan amount to complete improvements;

       o  cost overruns; and

       o any civil or criminal penalties imposed on the insured under legislation including the Consumer Credit Code.

     REDUCTION IN A CLAIM

      The amount of a claim under the mortgage insurance policy may be reduced by the amount by which the insured's loss is increased due to the insured making a false or misleading statement, assurance or representation to the borrower or any guarantor, or the insured consenting to, without the written approval of PMI Mortgage Insurance Ltd:

       o the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

       o an increase in or acceleration of the payment obligation of the borrower under any security interest having priority over the insured mortgage.

      Under the PMI master policy, the amount of a claim may also be reduced in other circumstances including where a seller, the servicer, the manager or the issuer trustee do not comply with their duties of disclosure or the requirements of the PMI master policy.

      The mortgage insurance policy does not cover losses resulting from a credit tribunal or court re-opening an unjust insured mortgage, collateral security or loan account under section 70 of the Consumer Credit Code or annulling or reducing any unconscionable interest rate change, fee or charge under section 72 of the Consumer Credit Code.

     SUBMISSION FOR PAYMENT OF CLAIMS

      The insured must submit a claim for loss providing all documents and information reasonably required by PMI Mortgage Insurance Ltd within 30 days of:

       o  settlement of the sale of the corresponding mortgaged property; or

       o notification by PMI Mortgage Insurance Ltd to submit a claim for loss.

DESCRIPTION OF THE MORTGAGE INSURERS

     PMI

      PMI Mortgage Insurance Ltd, ABN 70 000 511 071 has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer.

      PMI Mortgage Insurance Ltd's parent, PMI Mortgage Insurance Australia (Holdings) Pty Ltd, is a subsidiary of PMI Mortgage Insurance Co, which is in turn a subsidiary of The PMI Group Inc. PMI Mortgage Insurance Co is a leading monoline mortgage insurer in the United States currently having a claims paying ability rating by Standard and Poor's of AA+, by Fitch of AA+ and by Moody's of Aa2.

      As at 31 December 2002, based on unaudited accounts, PMI Mortgage Insurance Ltd had total assets of A$533 million, shareholder's equity of A$287 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating by Standard & Poor's of AA, by Fitch of AA and by Moody's of Aa3.

      The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, NSW, 2000, Australia.

  GE MORTGAGE INSURANCE PTY LTD AND GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD

      GE Mortgage Insurance Pty Ltd, ABN 61 071 466 334, is Australia's leading mortgage insurer and is an indirect wholly owned subsidiary of General Electric Company.

      GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch and Aa1 by Moody's.

      As at December 31, 2001, GE Mortgage Insurance Pty Ltd had total assets of A$212,500,000, shareholder's equity of A$94,700,000 and statutory reserves (claims equalization reserve) of A$19,800,000.

      GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, ABN 52 081 488 440 commenced operations in March 1998. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by Standard & Poor's and Fitch and Aa2 by Moody's. As at December 31, 2001 GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$375,200,500 shareholder's equity of A$172,200,000 which included statutory reserves (claims equalization reserve) of A$8,800,000.

      GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent, General Electric Company, is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company is the indirect owner of lenders mortgage insurance businesses in the United States, United Kingdom, Canada, New Zealand and Australia.

      The business address of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, AAP Tower, 259 George Street, Sydney, 2000, NSW, Australia.


LIQUIDITY FACILITY

      Under the liquidity facility agreement, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of meeting shortfalls between the Finance Charge Collections, Mortgage Insurance Income Proceeds and Other Income on a distribution date and the payments to be made from the Available Income Amount, other than reimbursements of Principal Draws, reimbursements of principal charge-offs, payments of the manager's arranging fee and payments to the income unitholder, on that distribution date.

      The liquidity facility provider agrees to make advances to the issuer trustee up to the liquidity limit. The liquidity limit is equal to the least of:

       o  A$18 million;

       o  the Performing Housing Loans Amount at that time; and

       o the amount agreed by the liquidity facility provider, the manager and the rating agencies.

      Interest is payable to the liquidity facility provider on the principal outstanding under the liquidity facility, and a commitment fee is payable to the liquidity facility provider, in arrears on each distribution date to the extent that funds are available for this purpose as described in "Distribution of the Available Income Amount" above.

      The liquidity facility will terminate upon the earlier to occur of:

       o  the distribution date in December 2033;

       o the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

       o  the date one month after all notes and redraw bonds are redeemed;

       o the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider, provided that each rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

       o the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the rating agencies.


STANDBY REDRAW FACILITY

      Under the standby redraw facility agreement, the standby redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the extent that the aggregate of the Principal Collections, Mortgage Insurance Principal Proceeds, Other Principal Amounts and Principal Charge-off Reimbursements, less any Principal Draw, are insufficient to fund such redraws and further advances on a distribution date.

      The standby redraw facility provider agrees to make monthly advances to the issuer trustee up to the redraw limit. The redraw limit is equal to the lesser of:

       o  A$20 million; and

       o the Performing Housing Loans Amount at that time, or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies.

      Interest is payable on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements, in arrears on each distribution date to the extent that funds are available for this purpose as described in "Distribution of the Available Income Amount" above.

      A commitment fee is payable to the standby redraw facility provider in arrears on each distribution date to the extent that funds are available for this purpose as described in "Distribution of the Available Income Amount" above.

      Advances under the standby redraw facility are repayable on the following distribution date from the funds available for this purpose as described in "Distribution of the Available Income Amount" above.

      In certain circumstances, the principal outstanding under the standby redraw facility will be reduced by way of principal charge-off or increased by a reimbursement of principal charges-offs, as described in "Description of the Class A Notes--Principal Charge-Offs" in this prospectus supplement. The amount of principal to be repaid under the standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.


CLEAN-UP AND EXTINGUISHMENT

      Commonwealth Bank, for itself and on behalf of Homepath, will have certain rights to extinguish the issuer trustee's interest in the housing loans and their related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and their related securities, mortgage insurance policies and other rights, if:

       o the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at commencement of business on March 6, 2003 has occurred or is expected to occur on or before the next distribution date; or

       o  both of the following events occur:

           o the issuer trustee will be entitled to redeem the notes and redraw bonds because of the imposition of a withholding or other tax; and

           o Commonwealth Bank has previously notified the manager that the Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and Homepath its rights to extinguish the issuer trustee's interest in the housing loans notwithstanding that the total principal outstanding on the housing loans is greater than 10% of the total principal outstanding on the housing loans at commencement of business on March 6, 2003.

      For a description of these rights see "Description of the Transaction Documents--Clean-Up and Extinguishment" in the accompanying prospectus.

GOVERNING LAW

      The underwriting agreement and the credit support annex to the currency swap agreement is governed by the laws of New York. All the other transaction documents, and the balance of the currency swap agreement, are governed by the laws of New South Wales, Australia.


                  DESCRIPTION OF THE TRUSTEES AND THE MANAGER


THE ISSUER TRUSTEE

      Perpetual Trustee Company Limited is appointed as trustee of the trust on the terms set out in the master trust deed and the series supplement. For a description of Perpetual Trustee Company Limited, see "The Issuer Trustee, Commonwealth Bank and the Manager--The Issuer Trustee" in the accompanying prospectus.

      The issuer trustee will be entitled to a fee on each distribution date.

      The issuer trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited, a public company. The issuer trustee has not agreed to issue any additional shares.

      The principal activities of the issuer trustee are the provision of trustee and other commercial services. The issuer trustee is an authorized trustee corporation, and holds a securities dealers licence, under the Corporations Act 2001. Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$100 billion under administration. The directors of the issuer trustee are as follows:

NAME                                         BUSINESS ADDRESS         PRINCIPAL ACTIVITIES
------------------------------------   ----------------------------   --------------------
Philip Andrew Vernon ...............   Level 7, 39 Hunter Street,     Director
                                       Sydney NSW 2000

Michael Jovan Stefanovski ..........   Level 7, 39 Hunter Street,     Director
                                       Sydney NSW 2000

Gai Marie McGrath ..................   Level 7, 39 Hunter Street,     Director
                                       Sydney NSW 2000

Rohan William Mead .................   Level 7, 39 Hunter Street,     Director
                                       Sydney NSW 2000

THE SECURITY TRUSTEE

      P.T. Limited, of Level 7, 39 Hunter Street, Sydney, Australia, a wholly owned subsidiary of Perpetual Trustees Australia Limited, will be the security trustee for the trust.


THE SECURITY TRUST DEED

      The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured Moneys owing to the noteholders, the redraw bondholders, the servicer, the US Dollar note trustee in its personal capacity and for and on behalf of the Class A noteholders, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider. These secured parties are collectively known as the SECURED CREDITORS.

      The security trustee will act as trustee on behalf of the Secured Creditors as described in "Description of Transaction Documents--The Security Trust Deed" in the accompanying prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors and the interests of the noteholders and redraw bondholders as a whole, the security trustee must give priority to the interests of the noteholders and redraw bondholders. In addition, the security trustee must give priority to the interests of the Class A noteholder and redraw bondholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and redraw bondholders and the interests of the Class B noteholders.

     INDEMNIFICATION

      The issuer trustee has agreed to indemnify the security trustee and each of its officers, employees and advisors from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents or the security trustee's engagement as security trustee, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

      The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

       o first, rateably to pay amounts owing or payable under the security trust deed to indemnify the security trustee against all loss and liability incurred by the security trustee or any receiver in acting under the security trust deed, except the receiver's remuneration, and in payment of the Prior Interest;

       o second, to pay rateably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the US Dollar note trustee or any agent and the receiver's remuneration;

       o third, to pay rateably other outgoings and liabilities that the receiver, the security trustee or the US Dollar note trustee have incurred in acting under the security trust deed, and, in the case of the US Dollar note trustee, under the US Dollar note trust deed;

       o fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

       o fifth, to pay the Class A noteholders the proceeds, if any, of any termination payment received from the currency swap provider toward satisfaction of any Secured Moneys owing in relation to the Class A notes;

       o sixth, to pay the liquidity facility provider any unutilized cash collateral lodged with the issuer trustee by the liquidity facility provider and any unpaid interest on that cash collateral;

       o  seventh, to pay rateably:

           o  the sellers any unpaid Accrued Interest Adjustment; and

           o the fixed rate swap provider and the basis swap provider amounts in respect of collateral or prepayments owing under the fixed rate swaps or basis swaps;

       o  eighth, to pay rateably:

           o the Class A noteholders and redraw bondholders all other Secured Moneys owing in relation to the Class A notes and redraw bonds. For this purpose, the Secured Moneys owing in respect of the Class A notes and redraw bonds will be calculated based on a principal component of their Stated Amount and in the case of the Class A notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

               o first, rateably towards all unpaid interest on the Class A notes and redraw bonds; and

               o second, rateably to reduce the Stated Amount of the Class A notes and redraw bonds;

               o any other Secured Moneys owing to the liquidity facility provider;

               o any Secured Moneys owing to the standby redraw facility provider provided that for this purpose the Secured Moneys owing in respect of the principal component of the standby redraw facility will exclude unreimbursed principal charge-offs;

               o rateably all other Secured Moneys owing to each swap provider; and

               o  all unpaid redraws and further advances owing to each seller;

       o ninth, to pay rateably to the Class A noteholders, the redraw bondholders and the standby redraw facility provider all unreimbursed principal charge-offs constituting remaining Secured Moneys owing in respect of the Class A notes, the redraw bonds and the standby redraw facility. For this purpose, the Secured Moneys in respect of the Class A notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars;

       o tenth, if there are still Secured Moneys owing in respect of the Class A notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A notes;

       o  eleventh, equally to the Class B noteholders;

       o twelfth, to pay rateably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

       o thirteenth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

       o fourteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the master trust deed and the series supplement. The surplus will not carry interest as against the security trustee.

      Any proceeds from the termination of the currency swap must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

      Payments to Class A noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from the currency swap provider or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate.

      Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds shall be extinguished.

THE US DOLLAR NOTE TRUSTEE

      The Bank of New York, New York Branch, will be the US Dollar note trustee for the trust. The corporate trust office of the US Dollar note trustee responsible for the administration of the US Dollar note trustee's obligations in relation to the trust is located at 101 Barclay Street, 21W, New York, New York 10286.

RETIREMENT OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee may retire at any time on 3 months', or such lesser period as the manager, the issuer trustee and the US Dollar note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date.

THE MANAGER

      Securitisation Advisory Services Pty Limited will be the manager for the trust. The manager will be entitled to a management fee and an arranging fee on each distribution date.

                                   SERVICING

GENERAL

      Under the series supplement, Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in Sydney, Melbourne, Brisbane, Perth and Adelaide, and at the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact center operated by the Commonwealth Bank. Servicing procedures undertaken by loan processing centres include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries are dealt with by the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact centre operated by the Commonwealth Bank. For a further description of the duties of the servicer, see "Description of the Transaction Documents--Servicing of the Housing Loans" in the accompanying prospectus.

TRANSFER OF HOUSING LOAN DOCUMENTS

      Of the circumstances where the servicer will transfer custody of the housing loan documents to the issuer trustee set out under "Description of the Transaction Documents--Custody of the Housing Loan Documents--Transfer of the Housing Loan Documents" in the accompanying prospectus, the downgrading of the long term debt rating of the servicer no longer applies and will not result in a transfer of the housing loan documents.

COLLECTION AND ENFORCEMENT PROCEDURES

     HOMEPATH -- COLLECTION AND ENFORCEMENT PROCEDURES

      The scheduled repayments on Homepath loans are only made by way of direct debits to a nominated bank account. The Commonwealth Bank carries out the collection and enforcement process for Homepath loans in the same manner described under "The Servicer--Collection and Enforcement Procedures" and "--Commonwealth Bank--Collection and Enforcement Process" in the accompanying prospectus.

DELINQUENCY EXPERIENCE

      The following table summarizes the delinquency and loss experience of the home loan portfolio serviced by Commonwealth Bank including securitised loans.

This portfolio includes loans originated by Commonwealth Bank, Homepath and, from June 30, 2001, the former Colonial State Bank. Pursuant to the Financial Sector (Transfer of Business) Act 1999 (Cth), Commonwealth Bank became the successor in law to the assets and liabilities of the Colonial State Bank on June 4, 2001, as a result of which the assets and liabilities of Colonial State Bank became assets and liabilities of Commonwealth Bank.

      This information is provided by Commonwealth Bank.


                      ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS
                               COMMONWEALTH BANK

                             30-JUN-96     30-JUN-97     30-JUN-98     30-JUN-99     30-JUN-00     30-JUN-01      30-JUN-02
                            -----------   -----------   -----------   -----------   -----------   -----------   ------------
TOTAL OUTSTANDING
 BALANCES ($M) ..........      30,355        35,833        40,429        45,398        52,466        64,771         76,243
NUMBER OF LOANS .........     549,789       624,585       642,919       651,753       655,951       766,054        756,787
% ARREARS BY NUMBER
 30-59 days .............        0.60%         0.61%         0.51%         0.40%         0.37%         0.38%          0.40%
 60-89 days .............        0.29%         0.27%         0.20%         0.15%         0.14%         0.20%          0.15%
 90-119 days ............        0.18%         0.14%         0.13%         0.08%         0.07%         0.11%          0.09%
 120+ days ..............        0.58%         0.41%         0.36%         0.23%         0.20%         0.35%          0.29%
                              -------       -------       -------       -------       -------       -------        -------
 TOTAL ..................        1.65%         1.43%         1.20%         0.86%         0.78%         1.04%          0.93%
                              -------       -------       -------       -------       -------       -------        -------

% ARREARS BY BALANCES
 30-59 days .............        0.73%         0.74%         0.63%         0.45%         0.40%         0.51%          0.42%
 60-89 days .............        0.37%         0.36%         0.25%         0.18%         0.16%         0.24%          0.15%
 90-119 days ............        0.24%         0.19%         0.17%         0.11%         0.08%         0.14%          0.09%
 120+ days ..............        0.81%         0.58%         0.45%         0.29%         0.22%         0.53%          0.36%
                              -------       -------       -------       -------       -------       -------        -------
 TOTAL ..................        2.15%         1.87%         1.50%         1.03%         0.86%         1.42%          1.03%
                              -------       -------       -------       -------       -------       -------        -------

NET LOSSES ($M)
(excluding securitised
 loans) .................       5.1           8.6          10.0           8.8           7.6           6.2            7.5

NET LOSSES AS % OF
 AVERAGE BALANCES
 (excluding securitised
 loans) .................       0.018%        0.026%        0.026%        0.021%        0.016%        0.010%         0.010%
                              -------       -------       -------       -------       -------       -------        -------

      The higher delinquency figures as at June 30, 2001 are largely attributable to the inclusion in the portfolio of home loans previously serviced by Colonial State Bank. This is demonstrated by the following table which summarizes the delinquency and loss experience of the home loan portfolio originated by Commonwealth Bank and Homepath including securitised loans but excluding the home loans previously serviced by Colonial State Bank. After June 5, 2001, all home loans originated by Colonial State Bank have been serviced using Commonwealth Bank's collection and enforcement procedures described in "The Servicer--Collection and Enforcement Procedures" and "--Commonwealth Bank--Collection and Enforcement Process" in the accompanying prospectus.

      This information is provided by Commonwealth Bank.


        ONE-TO-FOUR FAMILY RESIDENTIAL LOANS ORIGINATED BY COMMONWEALTH
                               BANK AND HOMEPATH




                                             30-JUN-96     30-JUN-97     30-JUN-98     30-JUN-99     30-JUN-00      30-JUN-01
                                            -----------   -----------   -----------   -----------   -----------   ------------
TOTAL OUTSTANDING BALANCES ($M) .........      30,335        35,833        40,429        45,398        52,466         54,524
NUMBER OF LOANS .........................     549,789       624,585       642,919       651,753       655,951        676,936
% ARREARS BY NUMBER
 30-59 days .............................        0.60%         0.61%         0.51%         0.40%         0.37%          0.27%
 60-89 days .............................        0.29%         0.27%         0.20%         0.15%         0.14%          0.13%
 90-119 days ............................        0.18%         0.14%         0.13%         0.08%         0.07%          0.07%
 120+ days ..............................        0.58%         0.41%         0.36%         0.23%         0.20%          0.22%
                                              -------       -------       -------       -------       -------        -------
 TOTAL ..................................        1.65%         1.43%         1.20%         0.86%         0.78%          0.69%
                                              -------       -------       -------       -------       -------        -------
% ARREARS BY BALANCES
 30-59 days .............................        0.73%         0.74%         0.63%         0.45%         0.40%          0.33%
 60-89 days .............................        0.37%         0.36%         0.25%         0.18%         0.16%          0.14%
 90-119 days ............................        0.24%         0.19%         0.17%         0.11%         0.08%          0.08%
 120+ days ..............................        0.81%         0.58%         0.45%         0.29%         0.22%          0.28%
                                              -------       -------       -------       -------       -------        -------
 TOTAL ..................................        2.15%         1.87%         1.50%         1.03%         0.86%          0.83%
                                              -------       -------       -------       -------       -------        -------
NET LOSSES ($M)
 (excluding securitised loans) ..........       5.1           8.6          10.0           8.8           7.6            4.6
NET LOSSES AS % OF
 AVERAGE BALANCES
 (excluding securitised loans) ..........       0.018%        0.026%        0.026%        0.021%        0.016%         0.010%
                                              -------       -------       -------       -------       -------        -------

* Separate loss data for loans originated by Commonwealth Bank is not available after 30 June 01. There have been no losses for Homepath Loans.


      The housing loan pool does not include any loans originated by the former Colonial State Bank, see "Description of the Pool of Housing Loans--General" in this prospectus supplement.

      Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with an LTV of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

      The sellers do not have available details of their foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The Servicer--Commonwealth Bank--Collection and Enforcement Process" in the accompanying prospectus. The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

      There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the mortgage portfolios of Commonwealth Bank and Homepath set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase. See "The Servicer--Commonwealth Bank Collection and Enforcement Procedures" and "--Collection and Enforcement Process" in the accompanying prospectus and "Servicing--Collection and Enforcement Procedures--Homepath--Collection and Enforcement Procedures" in this prospectus supplement for a description of the servicing procedures of Commonwealth Bank and Homepath.

                      PREPAYMENT AND YIELD CONSIDERATIONS

      The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.


GENERAL
      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.


PREPAYMENTS

      Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

       o  refinancing by mortgagors with other financiers;

       o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

       o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;


       o repurchase by Commonwealth Bank or Homepath as a result of a breach by it of certain representations, if any;

       o repurchase by Commonwealth Bank or Homepath upon a further advance being made which exceeds the then scheduled balance of the housing loan by more than one scheduled monthly installment;

       o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

       o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

       o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

           o repurchased by Commonwealth Bank under its right of first refusal; or

           o  sold to a third party.

      The prepayment amounts described above are reduced by repayment to the seller of redraws and further advances as described in "Commonwealth Bank Residential Loan Programme--Special Features of the Housing Loans--Redraws and Further Advances" in the accompanying prospectus and "Description of the Class A Notes--Redraws and Further Advances" in this prospectus supplement.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

       o  the degree to which a note is purchased at a discount or premium; and

       o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

      The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither Commonwealth Bank nor the manager believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

PREPAYMENT MODEL AND ASSUMPTIONS

      The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

      For the purpose of the following tables, it is assumed that:

       o  the housing loan pool consists of fully-amortizing housing loans;

       o  the cut-off date is the close of business on March 6, 2003;

       o  closing date for the notes is March 21, 2003;

       o payments on the notes are made on each distribution date, regardless of the day on which payment actually occurs, commencing in June 2003 in accordance with the priorities described in this prospectus supplement;

       o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

       o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month commencing in June 2003;

       o there are no redraws, substitutions or payment holidays with respect to the housing loans;

       o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment, commencing in June 2003;

       o principal collections are distributed according to the rules of distribution set forth in this prospectus supplement;

       o  all payments under the swaps are made as scheduled;

       o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Remaining Term to Maturity (in months)"; and


       o  the exchange rate is US$0.6100 = A$1.00.

      The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown at specified constant prepayment rate percentages. The tables also assume that
(i) the housing loans have an aggregate principal balance of A$1,664,354,741 as of the cut-off date, and (ii) the housing loans have been aggregated into six hypothetical pools with all of the housing loans within each such pool having the characteristics described below:

                                                        WEIGHTED AVERAGE REMAINING
                                                             TERM TO MATURITY
 CURRENT BALANCE (A$)     WEIGHTED AVERAGE RATE (%)            (IN MONTHS)
----------------------   ---------------------------   ---------------------------
$    22,081,143.93                   6.310%                         96
$    71,751,065.03                   6.301%                        160
$   177,350,251.04                   6.287%                        219
$   304,993,439.52                   6.229%                        279
$   134,742,436.83                   6.392%                        325
$   953,499,404.61                   6.222%                        345

      It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

      In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

       o multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date,

       o  summing the results, and

       o dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to two decimal places.

      The source of the information in the following table is Commonwealth
 Bank.


PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                           CONSTANT PREPAYMENT RATE




DATE                          0.0%      15.0%     20.0%     23.0%     25.0%     27.0%     30.0%     35.0%     45.0%
-------------------------- ---------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial Balance ..........    100       100       100       100       100       100       100       100       100
March 21, 2004 ...........     98        83        78        75        73        71        68        63        53
March 21, 2005 ...........     96        69        61        56        53        51        46        40        28
March 21, 2006 ...........     94        57        47        42        39        36        32        25        15
March 21, 2007 ...........     92        47        37        32        29        26        22        16         8
March 21, 2008 ...........     89        39        29        24        21        18        15        10         4
March 21, 2009 ...........     87        32        22        18        15        13        10         6         2
March 21, 2010 ...........     84        26        17        13        11         9         7         4         1
March 21, 2011 ...........     81        22        13        10         8         6         4         2         *
March 21, 2012 ...........     78        18        10         7         6         4         3         1         0
March 21, 2013 ...........     75        15         8         5         4         3         2         1         0
March 21, 2014 ...........     72        12         6         4         3         2         1         *         0
March 21, 2015 ...........     68        10         4         3         2         1         1         *         0
March 21, 2016 ...........     65         8         3         2         1         1         *         0         0
March 21, 2017 ...........     61         6         2         1         1         1         *         0         0
March 21, 2018 ...........     57         5         2         1         1         *         *         0         0
March 21, 2019 ...........     53         4         1         1         *         *         0         0         0
March 21, 2020 ...........     49         3         1         *         *         *         0         0         0
March 21, 2021 ...........     45         2         1         *         *         0         0         0         0
March 21, 2022 ...........     41         2         *         *         *         0         0         0         0
March 21, 2023 ...........     37         1         *         *         0         0         0         0         0
March 21, 2024 ...........     33         1         *         *         0         0         0         0         0
March 21, 2025 ...........     28         1         *         0         0         0         0         0         0
March 21, 2026 ...........     23         *         *         0         0         0         0         0         0
March 21, 2027 ...........     19         *         *         0         0         0         0         0         0
March 21, 2028 ...........     16         *         0         0         0         0         0         0         0
March 21, 2029 ...........     11         *         0         0         0         0         0         0         0
March 21, 2030 ...........      7         *         0         0         0         0         0         0         0
March 21, 2031 ...........      3         *         0         0         0         0         0         0         0
March 21, 2032 ...........      0         0         0         0         0         0         0         0         0
Weighted Average Life --
 To Maturity .............   16.25      5.24      4.06      3.55      3.27      3.02      2.70      2.28      1.69
Weighted Average Life --
 To Call .................   16.14      4.85      3.73      3.27      3.00      2.78      2.49      2.10      1.55

                     PLAN OF DISTRIBUTION -- UNDERWRITING

      Under the terms and subject to the conditions contained in the underwriting agreement, the issuer trustee has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase the principal amount of the Class A notes set forth opposite its name below (the "UNDERWRITTEN CLASS A NOTES"):

                                                       PRINCIPAL AMOUNT OF
                                                             CLASS A
UNDERWRITERS                                               NOTES (US$)
---------------------------------------------------   --------------------
   J.P. Morgan Securities Inc. ....................       $720,000,000
   Commonwealth Bank of Australia .................       $ 80,000,000
   Credit Suisse First Boston Corporation .........       $ 60,000,000
   Deutsche Bank Securities Inc. ..................       $ 80,000,000
   Nomura International plc .......................       $ 60,000,000

      The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A notes if any are purchased. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter.

      The underwriters propose to initially offer the Class A notes at the public offering price on the cover page of this prospectus supplement and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

                                  SELLING       REALLOWANCE
                                CONCESSIONS      DISCOUNT
                               -------------   ------------
     Class A notes .........        0.081%         0.041%

      Commonwealth Bank estimates that the out-of-pocket expenses for this offering will be approximately US$1,800,000.

      J.P. Morgan Securities Inc. has informed Commonwealth Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A notes.

      The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. In this regard:

       o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

       o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

       o Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

       o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

      Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

      Commonwealth Bank, an affiliate of the manager, is not registered as a broker-dealer in the United States. Commonwealth Bank will participate in the distribution of the Class A notes in the United States through Commonwealth Bank of Australia, New York Branch acting as agent for Commonwealth Bank, in reliance on federal and state banking and securities laws, regulations and interpretive positions allowing banks to offer and sell mortgage-backed securities representing interests in mortgage assets originated or purchased by the banking organization.

      Nomura International plc will participate in the distribution of the Class A notes in the United States through Nomura Securities International, Inc. acting as agent for Nomura International plc.

      Pursuant to the underwriting agreement, the manager, Commonwealth Bank and the issuer trustee have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Commonwealth Bank and its affiliates.


OFFERING RESTRICTIONS

     UNITED KINGDOM

      Each underwriter has agreed that (a) it has not offered or sold and, prior to the expiry of a period of 6 months from the closing date, will not offer or sell any Class A notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of any Class A notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Class A notes in, from or otherwise involving, the United Kingdom.

     AUSTRALIA

      Each underwriter has agreed that it will not sell Class A notes to, or invite or induce offers for the Class A notes from, any person identified as an associate of the issuer trustee, Commonwealth Bank or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Commonwealth Bank and the manager respectively.

     OTHER JURISDICTIONS

      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Class A notes in any country or jurisdiction. The Class A notes may be offered non-publicly in other jurisdictions. The Class A notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.


                            ADDITIONAL INFORMATION

      The manager intends to file with the SEC additional yield tables and other computational materials for one or more classes of the notes on a Current Report on Form 8-K. J.P. Morgan Securities Inc. prepared these tables and materials at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, these prospective investors. These tables and materials are preliminary in nature, and the information contained in them is subject to, and superseded by, the information in this prospectus supplement.


                   UNITED STATES FEDERAL INCOME TAX MATTERS

      The Class A Notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the accompanying prospectus.

                            AUSTRALIAN TAX MATTERS

STAMP DUTY

      The manager has received advice that neither the issue, the transfer, nor the redemption of the notes will currently attract stamp duty in any jurisdiction of Australia.

INTEREST WITHHOLDING TAX

      Further to the press release dated 29 August 2001 in relation to the definition of "associate" for the purposes of section 128F of the Income Tax Assessment Act 1936 under "Australian Tax Matters--Payments of Principal, Premiums and Interest" in the accompanying prospectus, legislation has now been introduced to Parliament. On 19 September 2002 the Taxation Laws Amendment Bill (No. 6) 2002 was introduced into the Australian Commonwealth Parliament. If enacted, this Bill changes the application of the definition of "associate" for the purposes of section 128F of the 1936 Act. The effect of the Bill is that associates of the issuer trustee who are either:

       o Australian tax residents that acquire the US Dollar notes in connection with their Australian operations, or

       o non-residents that acquire the US Dollar notes through a permanent establishment in Australia, will not cause the public offer test to be failed. These measures will apply from 29 August 2001. This exception from the "associates test" will also apply to offshore entities acting in the capacity of a dealer, manager or underwriter in relation to the placement of the US Dollar notes or clearing house, paying agent, custodian or funds manager, as these entities do not normally hold debentures for their own benefit.

      In addition, further to the discussion under "Australian Tax Matters--Payments of Principal, Premiums and interest" in the accompanying prospectus on the classification of arrangements as either debt or equity, on 1 July 2001, amendments to the Income Tax Assessment Act 1997 took effect to address this classification. These amendments do more than only affecting a trust in relation to the definition of a debt interest as was the case under the New Business Tax System (Debt and Equity) Act 2001.


ENTITY TAXATION AND CONSOLIDATION

      Of the tax reform proposals listed under "Australian Tax Matters--Tax Reform Proposals" in the accompanying prospectus, the section entitled "--Entity Taxation" is no longer applicable and the section entitled "--Consolidation" is replaced with the following discussion.

      If 100% of the units in the trust are owned by the Commonwealth Bank group, the trust will, if the head company of that group elects to consolidate, be consolidated as part of that group. As the Class A Capital Unit in the trust will be held by CU Securitisation Services Pty Limited, the trust will not be able to be consolidated as part of the Commonwealth Bank group. If the unitholders in the trust change so that they are 100% owned by a single group, the following would apply.

      Consolidation measures have been progressively introduced into the Income Tax Assessment Act 1997. The consolidation measures have effect from 1 July 2002.

      The Consolidation measures will repeal the existing group taxation provisions from 1 July 2003. The provisions will be replaced by a system where, although elective, groups would have to consolidate to maintain group taxation benefits.

      Consolidation is made at the election of an Australian head company. The consolidated group would consist of the head company and all of its wholly owned subsidiaries including trusts (provided all members are 100% beneficially owned directly or indirectly by the head company). An election to consolidate would consolidate the entire group, not merely selected entities.

      There are specific rules dealing with the recovery of income tax owing by the head company of the consolidated group, where the head company defaults on its primary obligation for the income tax debts of the consolidated group. A group member will be jointly and severally liable for all the tax liabilities of the group. This is subject to specific rules that allow "tax sharing" arrangements to be entered into.

      A tax sharing agreement must provide that "a particular amount could be determined" following default by the head entity. It is a requirement that a tax sharing agreement makes a reasonable allocation of group tax liabilities.

      A tax sharing agreement will only be enforceable against the Commissioner if the agreement was not entered into for the purposes of prejudicing the Commissioner's recovery powers.


                             ERISA CONSIDERATIONS

      Subject to the considerations discussed in the accompanying prospectus, the Class A notes are eligible for purchase by employee benefit plans. By its acquisition of a Class A note, each investor shall be deemed to represent and warrant that either (i) it is not acquiring the Class A note with the assets of a benefit plan or (ii) its purchase and holding of the Class A note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law. See "ERISA Considerations" in the accompanying prospectus.


                       EXCHANGE CONTROLS AND LIMITATIONS

      Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, by order of or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

       o the Government of Iraq its agencies or its nationals, including bodies corporate within its territories;

       o  any of the following:

           o the Embassy or Consulate-General of the Federal Republic of Yugoslavia (Serbia and Montenegro) (in respect of any amount in excess of $100,000);

           o the Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) (in respect of any amount in excess of $100,000);or

           o certain other persons and entities listed in instruments issued under the Australian Banking (Foreign Exchange) Regulations and published on behalf of the Reserve Bank of Australia in the Commonwealth of Australia Gazette on 24 October 2001; or

           o the National Union for the Total Independence of Angola whether to UNITA as an organisation, to senior officials of UNITA or to adult members of the immediate families of the senior officials of UNITA.

           o certain ministers and senior officials of the government of Zimbabwe as specified by the Reserve Bank of Australia in a media release dated 25 November 2002.

      Additionally, under Part 4 of the Charter of the United Nations Act 1945 and the Charter of United Nations (Terrorism and Dealings with Assets) Regulations 2002, the approval of the Minister for Foreign Affairs, or the Minister's delegate, is required with respect to certain payments and actions in relation to an asset prescribed under, or which is owned or controlled directly or indirectly by a person or entity prescribed under, those provisions or is an asset derived or generated from such assets (prescribed persons presently include, amongst others, the Taliban, Usama bin Laden and other persons and entities connected with them). Such restrictions may change in the future.


                                 AUTHORIZATION

      The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on March 13, 2003.


                                  LITIGATION

      The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.


                     EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

      The Class A notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP numbers and ISIN Common Codes:


                                  CUSIP       ISIN COMMON CODE
                               -----------    ----------------

     Class A notes .........    58403AAA6      US58403AAA60

                                 ANNOUNCEMENT

      By distributing or arranging for the distribution of this prospectus supplement and accompanying prospectus to the underwriters and the persons to whom this prospectus supplement and accompanying prospectus are distributed, the issuer trustee announces to the underwriters and each such person that:

       o the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

       o in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

       o as a result of the use of the Class A notes in this manner, these rights will be created.


                             RATINGS OF THE NOTES

      The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's and Aaa by Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by Standard & Poor's. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess available income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the liquidity facility and Principal Draws, the creditworthiness of the swap providers and the mortgage insurer. None of the rating agencies have been involved in the preparation of this prospectus supplement and accompanying prospectus.


                                 LEGAL MATTERS

      Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Sidley Austin Brown & Wood LLP will pass upon some legal matters for the underwriters.

                                   GLOSSARY

      Additional definitions of capitalized terms used in this prospectus supplement can be found under the caption "Glossary" in the accompanying prospectus. When a capitalized term is both defined below and in the accompanying prospectus, the definition below will apply for the purpose of this prospectus supplement and the accompanying prospectus in relation to the Class A notes.

A$ CLASS A INTEREST AMOUNT....   see page S-63.

A$ EXCHANGE RATE..............   means a rate of A$1.00 = US$0.5925.

AVERAGE DELINQUENT
 PERCENTAGE....................  in relation to a determination date means the amount (expressed as a percentage) calculated as follows:

                                 ADP    = SDP
                                          ---
                                           12

                                 where:

                                 ADP    = the Average Delinquent Percentage;
                                          and

                                 SDP    = the sum of the Delinquent Percentages
                                          for the 12 collection periods
                                          immediately preceding or ending, as
                                          the case may be, on the determination
                                          date, provided that if on that
                                          determination date there has not yet
                                          been 12 collection periods the
                                          Average Delinquent Percentage in
                                          relation to that determination date
                                          means the amount (expressed as a
                                          percentage) calculated as follows:

                                 ADP    = SDP
                                          ---
                                           N
                                 where:

                                 ADP    =  the Average Delinquent Percentage;

                                 SDP    =  the sum of the Delinquent
                                           Percentages for all of the collection
                                           periods preceding or ending, as the
                                           case may be, on the determination
                                           date; and

                                 N      = the number of collection periods
                                          preceding the determination date.

AVAILABLE INCOME AMOUNT.......   see page S-47.

AVAILABLE PRINCIPAL AMOUNT....   see page S-52.

BANK BILL RATE................   in relation to an accrual period means the
                                 rate appearing at approximately 10.00 am Sydney time on the first day of that accrual period on the Reuters Screen page "BBSW" as being the average of the mean buying and selling rates appearing on that page for a bill of exchange having a tenor of three months.

                                 If:

                                  o on the first day of an accrual period fewer
                                    than 4 banks are quoted on the Reuters
                                    Screen page "BBSW"; or

                                  o for any other reason the rate for that day
                                    cannot be determined in accordance with the foregoing procedures,

                                 then the "BANK BILL RATE" means such rate as is specified by the Manager having regard to comparable indices then available. Notwithstanding the foregoing, if the initial accrual period is less than or greater than three months, the Bank Bill Rate for the initial accrual period will be determined by linear interpolation calculated with reference to the duration of the first accrual period.

CLASS B AVAILABLE SUPPORT.....   in relation to a determination date means an
                                 amount (expressed as a percentage) calculated as follows:

                                 CBAS   =   SAB
                                          --------
                                          ASA+SRFL

                                 where:

                                 CBAS   =  the Class B Available Support;

                                 SAB    =  the aggregate Stated Amount for the
                                           Class B notes on that determination
                                           date;

                                 ASA    =  the aggregate of the Stated Amounts
                                           of the Class A notes converted to
                                           Australian dollars at the A$ Exchange
                                           Rate and the Stated Amounts for all
                                           other notes and redraw bonds on that
                                           determination date; and

                                 SRFL   = the redraw limit under the standby
                                          redraw facility on that determination
                                          date.

CLASS B REQUIRED SUPPORT......   in relation to a determination date means the
                                 amount (expressed as a percentage) calculated as follows:

                                 CBRS   =   IIA
                                           -----
                                           AIIA

                                 where:

                                 CBRS   =  the Class B Required Support;

                                 IIA    =  the aggregate Invested Amount of the
                                           Class B notes upon the issue of the
                                           Class B notes; and

                                 AIIA   =  the aggregate of the initial
                                           Invested Amounts of the Class A notes
                                           upon the issue of the Class A notes
                                           converted to Australian dollars at
                                           the A$ Exchange Rate and the initial
                                           Invested Amounts of all other notes
                                           and redraw bonds, on that
                                           determination date.

DELINQUENT PERCENTAGE.........   in relation to a collection period means the
                                 amount (expressed as a percentage) calculated as follows:

                                 where:

                                 DP     =  DMLP
                                          -------
                                           AMLP

                                 DP     =  the Delinquent Percentage;

                                 DMLP   =  the aggregate, on the last day of the
                                           collection period, of the principal
                                           outstanding with respect to those
                                           housing loans in relation to which a
                                           payment due from the borrower has
                                           been in arrears (on that day) by more
                                           than 60 days; and

                                 AMLP   =  the aggregate principal outstanding
                                           in relation to the housing loans on
                                           the last day of the collection
                                           period.

FINANCE CHARGE COLLECTIONS....   see page S-47.

FITCH.........................   Fitch Ratings (Australia) Limited ABN 93 081
                                 339 184

LIBOR.........................   means:

                                  o the rate for three-month deposits in US
                                    dollars which appears on Telerate Page 3750 as of 11.00 am, London time on the second London and New York Business Day before the beginning of the accrual period;

                                  o if that rate does not appear, the
                                    USD-LIBOR-BBA for that accrual period will be determined as if the issuer trustee and the agent bank had specified
                                    "USD-LIBOR-Reference Banks" as the
                                    applicable Floating Rate Option under the Definitions of the International Swaps and Derivates Association, Inc.

                                 The LIBOR for the first accrual period will be determined by linear interpolation calculated with reference to the duration of the first accrual period.

MOODY'S.......................   Moody's Investor Service Inc.

MORTGAGE INSURANCE INCOME
PROCEEDS......................   see page S-47.


MORTGAGE INSURANCE PRINCIPAL
PROCEEDS......................   see page S-52.

NET PRINCIPAL COLLECTIONS.....   see page S-54.

NET UNSCHEDULED PRINCIPAL.....   see page S-54.

OTHER INCOME..................   see page S-47.

OTHER PRINCIPAL AMOUNTS.......   see page S-52.


PRINCIPAL CHARGE-OFF
REIMBURSEMENT.................   see page S-53

PRINCIPAL COLLECTIONS.........   see page S-52.

PRINCIPAL DRAW................   see page S-49.

PRINCIPAL DRAW REIMBURSEMENT...  see page S-53.

REDRAW BOND AMOUNT............   see page S-53.

S&P...........................   Standard & Poor's (Australia) Pty Limited,
                                 ABN 62 007 324 852.

SECURED CREDITORS.............   see page S-81.


STANDBY REDRAW FACILITY
ADVANCE.......................   see page S-53.

STEPDOWN CONDITIONS...........   are satisfied on a determination date if:

                                  o  the following applies:

                                      o   the Class B Available Support on the
                                          determination date is equal to or
                                          greater than two times the Class B
                                          Required Support on the determination
                                          date;

                                      o   the aggregate Stated Amount for the
                                          Class B notes on the determination
                                          date is equal to or greater than
                                          0.25% of the aggregate Invested
                                          Amount of all the notes upon the
                                          issue of the Class B notes;

                                      o   either:

                                           o  the Average Delinquent Percentage
                                              on the determination date does
                                              not exceed 2% and the aggregate
                                              of all unreimbursed principal
                                              charge-offs on the determination
                                              date does not exceed 30% of the
                                              aggregate of the Invested Amounts
                                              of the Class B notes upon the
                                              issue of the Class B notes; or

                                           o  the Average Delinquent Percentage
                                              on the determination date does
                                              not exceed 4% and the aggregate
                                              of all unreimbursed principal
                                              charge-offs on the determination
                                              date does not exceed 10% of the
                                              aggregate of the Invested Amounts
                                              of the Class B notes upon the
                                              issue of the Class B notes; and

                                           o  the total principal outstanding
                                              on the housing loans is not, and
                                              is not
                                              expected to be on or prior to the
                                              next monthly distribution date,
                                              less than 10% of the total
                                              principal outstanding on the
                                              housing loans on March 6, 2003;
                                              or

                                  o  the following applies:

                                      o   the determination date falls on or
                                          after the fifth anniversary of the
                                          closing date;

                                      o   the Average Delinquent Percentage on
                                          the determination date does not
                                          exceed 2%;

                                      o   the Stated Amount of the aggregate of
                                          all outstanding notes is greater than
                                          10% of the original issued amount;

                                      o   the aggregate Stated Amount for the
                                          Class B notes on the determination
                                          date is equal to or greater than
                                          0.25% of the aggregate Invested
                                          Amount of all the notes upon the
                                          issue of the Class B notes; and

                                      o   the aggregate of all unreimbursed
                                          principal charge-offs on the
                                          determination date does not exceed,
                                          if the determination date falls on or
                                          after the:

                                           o  fifth but prior to the sixth
                                              anniversary of the closing date,
                                              30% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                           o  sixth but prior to the seventh
                                              anniversary of the closing date,
                                              35% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                           o  seventh but prior to the eighth
                                              anniversary of the closing date,
                                              40% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                           o  eighth but prior to the ninth
                                              anniversary of the closing date,
                                              45%
                                              of the aggregate of the initial
                                              Invested Amounts of the Class B
                                              notes; or

                                           o  ninth anniversary of the closing
                                              date, 50% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes.

STEPDOWN PERCENTAGE...........   on a determination date is determined as
                                 follows. If the Stepdown Conditions are not satisfied on that determination date, the Stepdown Percentage is 100%. If the Stepdown
                                 Conditions are satisfied on that determination date, the Stepdown Percentage is 100% unless the following apply:

                                  o if the determination date falls prior to the third anniversary of the closing date the Stepdown Percentage is 50%;

                                  o  if:

                                      o   the determination date falls on or
                                          after the third anniversary of the
                                          closing date but prior to the tenth
                                          anniversary of the closing date; and

                                      o   the Class B Available Support on the
                                          determination date is equal to or
                                          greater than two times the Class B
                                          Required Support on the determination
                                          date;

                                 the Stepdown Percentage is 0%

                                  o  if:

                                      o   the preceding 3 bullet points do not
                                          apply; tthe determination date falls
                                          on or after the fifth anniversary of
                                          the closing date but prior to the
                                          tenth anniversary of the closing
                                          date; and

                                      o   the Class B Available Support on the
                                          determination date is equal to or
                                          greater than the Class B Required
                                          Support on the determination date;

                                          then if the determination date falls
                                          on or after the:

                                           o  fifth but prior to the sixth
                                              anniversary of the closing date,
                                              the Stepdown Percentage is 70%;

                                           o  sixth but prior to the seventh
                                              anniversary of the closing date,
                                              the Stepdown Percentage is 60%;

                                           o  seventh but prior to the eighth
                                              anniversary of the closing date,
                                              the Stepdown Percentage is 40%;

                                           o  eighth but prior to the ninth
                                              anniversary of the closing date,
                                              the Stepdown Percentage is 20%;

                                           o  ninth but prior to the tenth
                                              anniversary of the closing date,
                                              the Stepdown Percentage is 0%; or


                                           o  if the determination date falls
                                              on or after the tenth anniversary
                                              of the closing date, the Stepdown
                                              Percentage is 0%.

STEP-UP DATE..................   see page S-51.

SUPPORT FACILITY..............   means the currency swap, the basis swap, the
                                 fixed rate swap, the liquidity facility, the standby redraw facility and the mortgage insurance policies.

US$ EXCHANGE RATE.............   means a rate of US$1.00 = A$1.6878.

                                  APPENDIX A


                           HOUSING LOAN INFORMATION

                          POOL PROFILE BY ORIGINATOR

                                                                                         WEIGHTED
                                                                 WEIGHTED                 AVERAGE
                                        TOTAL LOAN       % BY    AVERAGE    WEIGHTED      TERM TO
                            NO. OF       BALANCE         LOAN    INTEREST   AVERAGE      MATURITY
ORIGINATOR                    LOANS        (A$)        BALANCE    RATE (%)    LTV (%)   (IN MONTHS)
--------------------------- -------- --------------- ----------- ---------- ---------- ------------
Commonwealth Bank .........  11,799   1,558,827,721    93.66%       6.29%    68.34%         307
Homepath ..................     620     105,527,020     6.34%       5.65%    67.56%         300
                             ------   -------------    ------       ----     -----          ---
TOTAL .....................  12,419   1,664,354,741    100.00%      6.25%    68.29%         307
                             ======   =============    ======       ====     =====          ===

                        YEAR OF ORIGINATION (QUARTERLY)


                                                                              AVERAGE
                                                                   WEIGHTED     LOAN      % BY
                       NO. OF    TOTAL SECURITY     TOTAL LOAN      AVERAGE   BALANCE     LOAN
YEAR OF ORIGINATION     LOANS   VALUATIONS (A$)    BALANCE (A$)     LTV (%)     (A$)     BALANCE
--------------------- -------- ----------------- ---------------- ---------- --------- ----------
2000 Q2 .............     274       63,795,142       33,850,009      60.44%   123,540      2.03%
2000 Q3 .............     167       40,838,026       22,322,488      61.83%   133,668      1.34%
2000 Q4 .............     304       73,476,719       38,967,430      59.63%   128,182      2.34%
2001 Q1 .............     420       96,891,821       52,840,475      62.53%   125,811      3.17%
2001 Q2 .............   1,674      376,465,050      218,258,409      66.24%   130,381     13.11%
2001 Q3 .............   3,533      764,659,455      461,627,320      69.07%   130,662     27.74%
2001 Q4 .............   3,200      696,928,760      442,219,209      71.77%   138,194     26.57%
2002 Q1 .............   1,896      433,134,629      266,718,351      69.88%   140,674     16.03%
2002 Q2 .............     943      235,402,979      126,867,900      61.92%   134,536      7.62%
2002 Q3 .............       8        1,393,950          683,150      52.05%    85,394      0.04%
                        -----      -----------      -----------      -----    -------    ------
                       12,419    2,782,986,531    1,664,354,741      68.29%   134,017    100.00%
                       ======    =============    =============      =====    =======    ======

                  POOL PROFILE BY GEOGRAPHIC DISTRIBUTION(1)


                                                                             WEIGHTED                    % BY
                                 NO. OF    TOTAL SECURITY     TOTAL LOAN      AVERAGE   AVERAGE LOAN     LOAN
REGION                            LOANS   VALUATIONS (A$)    BALANCE (A$)     LTV (%)   BALANCE (A$)    BALANCE
------------------------------- -------- ----------------- ---------------- ---------- -------------- ----------
AUSTRALIAN CAPITAL TERRITORY
Metro .........................     248       54,936,800       34,843,017      71.49%      140,496        2.09%
                                    ---       ----------       ----------      -----       -------      ------
NEW SOUTH WALES
Metro .........................   1,975      692,360,916      380,626,972      63.91%      192,723       22.87%
Other .........................   1,733      346,635,148      211,432,277      69.95%      122,004       12.70%
                                  -----      -----------      -----------      -----       -------      ------
QUEENSLAND
Metro .........................   1,350      260,620,901      167,186,468      71.92%      123,842       10.05%
Non Metro--Gold Coast .........     316       64,202,582       38,952,321      68.87%      123,267        2.34%
Non Metro--Sunshine ...........     202       38,556,100       23,454,800      69.25%      116,113        1.41%
Non Metro--Other ..............     748      109,356,363       76,370,767      76.14%      102,100        4.59%
                                  -----      -----------      -----------      -----       -------      ------
VICTORIA
Metro .........................   2,889      672,635,359      389,319,543      66.00%      134,759       23.39%
Other .........................     628       94,109,040       61,942,369      72.75%       98,634        3.72%
                                  -----      -----------      -----------      -----       -------      ------
WESTERN AUSTRALIA
Metro .........................   1,466      293,902,061      184,534,828      70.79%      125,876       11.09%
Other .........................     161       27,945,800       18,571,906      72.86%      115,353        1.12%
                                  -----      -----------      -----------      -----       -------      ------
SOUTH AUSTRALIA
Metro .........................     509       93,239,464       55,578,809      67.78%      109,192        3.34%
Other .........................     122       17,617,447       11,319,743      71.38%       92,785        0.68%
                                  -----      -----------      -----------      -----       -------      ------
NORTHERN TERRITORY
Metro .........................      49       12,373,550        7,252,297      67.71%      148,006        0.44%
Other .........................      23        4,495,000        2,968,624      75.84%      129,071        0.18%
                                  -----      -----------      -----------      -----       -------      ------
TOTAL FOR ALL REGIONS .........  12,419    2,782,986,531    1,664,354,741      68.29%      134,017      100.00%
                                 ======    =============    =============      =====       =======      ======

(1) Geographic distributions are split by State or Territory and by metropolitan (metro) or country (other). Metro areas comprise the city and surrounding suburbs of the capital city of each State or Territory and Other comprise all other areas.

                      POOL PROFILE BY BALANCE OUTSTANDING




                                             TOTAL                         WEIGHTED   AVERAGE LOAN      % BY
                               NO. OF       SECURITY        TOTAL LOAN      AVERAGE      BALANCE        LOAN
CURRENT LOAN BALANCE (A$)       LOANS   VALUATIONS (A$)    BALANCE (A$)     LTV (%)       (A$)        BALANCE
----------------------------- -------- ----------------- ---------------- ---------- -------------- -----------
 50,001 to 100,000 ..........   4,523      708,673,339      346,078,551      58.00%       76,515        20.79%
100,001 to 150,000 ..........   4,094      823,838,975      508,752,063      69.85%      124,268        30.57%
150,001 to 200,000 ..........   2,166      565,816,022      372,550,097      72.66%      171,999        22.38%
200,001 to 250,000 ..........     911      310,096,429      202,454,264      72.77%      222,233        12.16%
250,001 to 300,000 ..........     386      169,073,012      105,528,329      69.64%      273,389         6.34%
300,001 to 350,000 ..........     157       83,606,450       50,612,930      67.63%      322,375         3.04%
350,001 to 400,000 ..........      82       47,171,100       30,616,419      70.81%      373,371         1.84%
400,001 to 450,000 ..........      47       29,901,500       19,959,166      72.09%      424,663         1.20%
450,001 to 500,000 ..........      28       18,993,500       13,246,868      74.22%      473,102         0.80%
500,001 to 550,000 ..........      11       10,123,000        5,770,263      61.50%      524,569         0.35%
550,001 to 600,000 ..........       6        6,225,000        3,410,813      59.74%      568,469         0.20%
600,001 to 650,000. .........       3        3,382,000        1,862,522      60.16%      620,841         0.11%
650,001 to 700,000 ..........       2        2,066,204        1,357,594      66.97%      678,797         0.08%
700,001 to 750,000 ..........       3        4,020,000        2,154,862      58.89%      718,287         0.13%
                                -----      -----------      -----------      -----       -------       ------
TOTAL .......................  12,419    2,782,986,531    1,664,354,741      68.29%      134,017       100.00%
                               ======    =============    =============      =====       =======       ======

                   POOL PROFILE BY LOAN TO VALUE RATIO (LTV)




                                        TOTAL
                                      SECURITY        TOTAL LOAN     WEIGHTED   AVERAGE LOAN     % BY
                          NO. OF     VALUATIONS         BALANCE       AVERAGE      BALANCE       LOAN
CURRENT LTV (%)            LOANS        (A$)             (A$)         LTV (%)       (A$)        BALANCE
------------------------ -------- ---------------- ---------------- ---------- -------------- ----------
15.01 to 20.00 .........       4       1,630,000          303,582      18.68        75,896        0.02%
20.01 to 25.00 .........      21       6,965,500        1,654,980      23.84        78,809        0.10%
25.01 to 30.00 .........     695     241,034,824       66,549,421      27.69        95,755        4.00%
30.01 to 35.00 .........     924     297,389,273       96,942,326      32.66       104,916        5.82%
35.01 to 40.00 .........     911     277,072,865      105,252,920      38.03       115,536        6.32%
40.01 to 45.00 .........     545     157,799,092       66,748,991      42.35       122,475        4.01%
45.01 to 50.00 .........     585     165,895,243       78,753,812      47.51       134,622        4.73%
50.01 to 55.00 .........     506     132,865,416       69,168,437      52.10       136,697        4.16%
55.01 to 60.00 .........     592     139,652,127       80,304,817      57.53       135,650        4.82%
60.01 to 65.00 .........     587     129,954,993       80,690,268      62.13       137,462        4.85%
65.01 to 70.00 .........     639     132,455,054       89,442,226      67.55       139,972        5.37%
70.01 to 75.00 .........     613     115,038,365       83,285,229      72.43       135,865        5.00%
75.01 to 80.00 .........     787     149,449,248      116,005,917      77.65       147,403        6.97%
80.01 to 85.00 .........   1,280     217,784,095      180,308,334      82.82       140,866       10.83%
85.01 to 90.00 .........   2,390     409,808,356      358,978,173      87.61       150,200       21.57%
90.01 to 95.00 .........   1,340     208,192,080      189,965,308      91.25       141,765       11.41%
                           -----     -----------      -----------      -----       -------      ------
TOTAL ..................  12,419   2,782,986,531    1,664,354,741      68.29%      134,017      100.00%
                          ======   =============    =============      =====       =======      ======

                       POOL PROFILE BY YEAR OF MATURITY




                               TOTAL
                             SECURITY        TOTAL LOAN     WEIGHTED   AVERAGE LOAN     % BY
                 NO. OF     VALUATIONS         BALANCE       AVERAGE      BALANCE       LOAN
MATURITY YEAR     LOANS        (A$)             (A$)         LTV (%)       (A$)        BALANCE
--------------- -------- ---------------- ---------------- ---------- -------------- ----------
2003 ..........       1         340,000          133,118      39.15%      133,118        0.01%
2004 ..........       1         655,000          225,000      34.35%      225,000        0.01%
2005 ..........       1         200,000          113,249      56.62%      113,249        0.01%
2006 ..........       7       1,927,000          804,858      44.30%      114,980        0.05%
2007 ..........       4         897,500          339,766      41.89%       84,941        0.02%
2008 ..........      12       2,965,900        1,018,951      36.59%       84,913        0.06%
2009 ..........      12       2,079,500          884,789      46.64%       73,732        0.05%
2010 ..........      17       3,233,500        1,306,863      43.50%       76,874        0.08%
2011 ..........     116      26,152,782       10,084,167      42.88%       86,932        0.61%
2012 ..........      78      16,889,200        6,559,400      43.61%       84,095        0.39%
2013 ..........      50       9,368,500        4,415,864      53.84%       88,317        0.27%
2014 ..........      54      10,569,450        5,108,875      54.05%       94,609        0.31%
2015 ..........      78      17,653,200        8,143,793      51.82%      104,408        0.49%
2016 ..........     333      70,675,321       32,240,001      52.76%       96,817        1.94%
2017 ..........     202      46,061,841       20,984,259      51.41%      103,882        1.26%
2018 ..........     105      21,674,300       11,171,583      58.31%      106,396        0.67%
2019 ..........     120      30,527,500       14,564,965      55.22%      121,375        0.88%
2020 ..........     184      42,630,225       20,365,709      54.95%      110,683        1.22%
2021 ..........     648     151,419,142       73,728,070      55.64%      113,778        4.43%
2022 ..........     472     110,214,533       56,192,275      58.67%      119,051        3.38%
2023 ..........     154      34,141,566       18,573,162      62.52%      120,605        1.12%
2024 ..........     199      41,115,803       23,523,279      64.55%      118,207        1.41%
2025 ..........     239      56,613,715       30,720,601      61.29%      128,538        1.85%
2026 ..........   1,051     251,515,263      142,270,851      65.21%      135,367        8.55%
2027 ..........     643     158,792,795       89,993,844      64.68%      139,959        5.41%
2028 ..........     159      33,785,300       20,028,342      66.11%      125,964        1.20%
2029 ..........     211      46,560,699       27,737,892      66.85%      131,459        1.67%
2030 ..........     515     113,110,227       66,650,372      66.93%      129,418        4.00%
2031 ..........   4,467     954,175,068      624,766,129      73.14%      139,863       37.54%
2032 ..........   2,286     527,041,701      351,704,716      74.08%      153,852       21.13%
                  -----     -----------      -----------      -----       -------      ------
TOTAL .........  12,419   2,782,986,531    1,664,354,741      68.29%      134,017      100.00%
                 ======   =============    =============      =====       =======      ======

                        POOL PROFILE BY OWNERSHIP TYPE




                                       TOTAL
                                      SECURITY                     WEIGHTED   AVERAGE LOAN      %BY
                          NO. OF     VALUATIONS      TOTAL LOAN     AVERAGE      BALANCE        LOAN
LOAN PURPOSE               LOANS        (A$)        BALANCE (A$)    LTV (%)       (A$)        BALANCE
------------------------ -------- --------------- --------------- ---------- -------------- -----------
Owner Occupied .........  10,487   2,192,361,148   1,359,249,559     70.40%      129,613        81.67%
Investment .............   1,932     590,625,383     305,105,182     58.91%      157,922        18.33%
                          ------   -------------   -------------     -----       -------       ------
TOTAL ..................  12,419   2,782,986,531   1,664,354,741     68.29%      134,017       100.00%
                          ======   =============   =============     =====       =======       ======

                         POOL PROFILE BY AMORTIZATION



                                               TOTAL                                  AVERAGE
                                              SECURITY       TOTAL LOAN    WEIGHTED     LOAN       %BY
                                  NO. OF     VALUATIONS       BALANCE       AVERAGE   BALANCE      LOAN
PAYMENT TYPE                       LOANS        (A$)            (A$)        LTV (%)     (A$)     BALANCE
-------------------------------- -------- --------------- --------------- ---------- --------- -----------
Principal and Interest .........  11,921   2,593,533,966   1,567,618,906     68.95%    131,501     94.19%
Interest Only ..................     498     189,452,565      96,735,835     57.64%    194,249      5.81%
                                  ------   -------------   -------------     -----     -------    ------
TOTAL ..........................  12,419   2,782,986,531   1,664,354,741     68.29%    134,017    100.00%
                                  ======   =============   =============     =====     =======    ======

                         MORTGAGE INSURER DISTRIBUTION



                                     TOTAL                                   AVERAGE
                                    SECURITY       TOTAL LOAN     WEIGHTED     LOAN       % BY
                        NO. OF     VALUATIONS        BALANCE       AVERAGE   BALANCE      LOAN
MORTGAGE INSURER         LOANS        (A$)            (A$)         LTV(%)      (A$)     BALANCE
---------------------- -------- --------------- ---------------- ---------- --------- -----------
PMI ..................   6,371   1,737,363,896     803,791,808      51.22%   126,164     48.29%
GEMICO (LMI) .........   5,838   1,010,716,635     833,707,752      84.39%   142,807     50.09%
GEMI (LMI) ...........     210      34,906,000      26,855,181      79.65%   127,882      1.61%
                         -----   -------------     -----------      -----    -------    ------
TOTAL ................  12,419   2,782,986,531   1,664,354,741      68.29%   134,017    100.00%
                        ======   =============   =============      =====    =======    ======

                            POOL PROFILE BY PRODUCT



                                        TOTAL
                                       SECURITY       TOTAL LOAN     WEIGHTED                     % BY
                           NO. OF     VALUATIONS        BALANCE       AVERAGE   AVERAGE LOAN      LOAN
LOAN TYPE                   LOANS        (A$)            (A$)         LTV (%)   BALANCE (A$)    BALANCE
------------------------- -------- --------------- ---------------- ---------- -------------- -----------
STANDARD VARIABLE RATE
LOANS AND HOMEPATH
LOANS                       6,767   1,511,236,681     909,849,359      68.54%      134,454      54.67%
FIXED RATE LOANS
 1 yr fixed .............     636     139,639,541      88,581,610      71.99%      139,279       5.32%
 2 yr fixed .............     337      70,398,514      42,328,072      69.48%      125,603       2.54%
 3 yr fixed .............   1,805     431,758,590     242,844,123      65.24%      134,540      14.59%
 4 yr fixed .............     133      27,475,351      16,074,769      66.71%      120,863       0.97%
 5 yr fixed .............     687     157,070,784      87,974,019      64.68%      128,055       5.29%
ECONOMISER AND RATE SAVER   2,054     445,407,070     276,702,789      70.02%      134,714      16.63%
                            -----   -------------     -----------      -----       -------     ------
TOTAL ...................  12,419   2,782,986,531   1,664,354,741      68.29%      134,017     100.00%
                           ======   =============   =============      =====       =======     ======

                    DISTRIBUTION BY CURRENT INTEREST RATES



                                      TOTAL                         WEIGHTED      AVERAGE       % BY
                        NO. OF       SECURITY        TOTAL LOAN      AVERAGE       LOAN         LOAN
CURRENT RATE (%)         LOANS   VALUATIONS (A$)    BALANCE (A$)     LTV (%)   BALANCE (A$)    BALANCE
---------------------- -------- ----------------- ---------------- ---------- -------------- ----------
4.51 to 5.00 .........     119       30,882,450       22,533,343      78.90%      189,356        1.35%
5.01 to 5.50 .........     310       80,010,331       44,849,692      64.77%      144,676        2.69%
5.51 to 6.00 .........   2,464      607,230,611      373,450,274      69.10%      151,563       22.44%
6.01 to 6.50 .........   3,485      827,959,071      481,425,344      66.78%      138,142       28.93%
6.51 to 7.00 .........   5,796    1,184,719,080      712,100,594      68.91%      122,861       42.79%
7.01 to 7.50 .........     116       23,960,940       14,205,558      67.24%      122,462        0.85%
7.51 to 8.00 .........     126       27,520,048       15,459,804      63.69%      122,697        0.93%
8.01 to 8.50 .........       3          704,000          330,131      49.73%      110,044        0.02%
                         -----    -------------      -----------      -----       -------      ------
TOTAL ................  12,419    2,782,986,531    1,664,354,741      68.29%      134,017      100.00%
                        ======    =============    =============      =====       =======      ======

                                  APPENDIX B


                   TERMS AND CONDITIONS OF THE CLASS A NOTES

      The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of any Class A Notes. Class A Notes will initially be issued in book entry form. Class A Notes in definitive form will only be issued in limited circumstances. While the Class A Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form.


1.    GENERAL

      The issue of the US$1,000,000,000 Class A Mortgage Backed Floating Rate Notes due 21 December 2033 (the "CLASS A NOTES") and the A$25,000,000 Class B Mortgage Backed Floating Rate Notes due 21 December 2033 (the "CLASS B NOTES" and together with the Class A Notes, the "NOTES") by Perpetual Trustee Company Limited ABN 42 000 001 007, ("PERPETUAL") in its capacity as trustee of the Medallion Trust Series 2003-1G (the "SERIES TRUST") (Perpetual in such capacity, the "ISSUER") was authorised by a resolution of the board of directors of Perpetual passed on 13 March 2003.

      The Class A Notes: (a) are constituted by a US Dollar Note Trust Deed (the "US DOLLAR NOTE TRUST DEED") dated on or about 13 March 2003 made between the Issuer, Securitisation Advisory Services Pty Limited ABN 88 064 133 946, (the "MANAGER") and The Bank of New York, New York Branch (the "US DOLLAR NOTE TRUSTEE") as trustee for the several persons who are for the time being registered holders of the Class A Notes (each a "CLASS A NOTEHOLDER" and together the "CLASS A NOTEHOLDERS"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Master Trust Deed (the "MASTER TRUST DEED") dated 8 October 1997 made between the Manager and Perpetual, as amended from time to time; (ii) a Series Supplement (the "SERIES SUPPLEMENT") dated on or about 5 March 2003 made between Commonwealth Bank of Australia ABN 88 123 123 124 (generally the "BANK" and in its respective capacities under the Series Supplement, a "SELLER" and the initial "SERVICER"), Homepath Pty Limited ABN 35 081 986 530 (a "SELLER"), the Manager and Perpetual; (iii) a Security Trust Deed (the "SECURITY TRUST DEED") dated on or about 5 March 2003 made between the Issuer, the Manager, the US Dollar Note Trustee and P.T. Limited ABN 67 004 454 666 (the "SECURITY TRUSTEE");
      (iv) the US Dollar Note Trust Deed; (v) these terms and conditions (the "CONDITIONS"); and (vi) the Agency Agreement (as defined below).

      Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in CONDITION 3.

      Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Class A Notes will be made pursuant to an Agency Agreement (the "AGENCY AGREEMENT") dated on or about 13 March 2003 made between the Issuer, the US Dollar Note Trustee, the Manager, The Bank of New York, New York Branch, as the initial principal paying agent (the "PRINCIPAL PAYING AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, the "PAYING AGENTS"), as the initial agent bank (the "AGENT BANK") and as the initial US Dollar note registrar (the "US DOLLAR NOTE REGISTRAR") and The Bank of New York, London Branch.

      The Issuer has entered into an ISDA Master Agreement (the "CURRENCY SWAP AGREEMENT") with the Bank (the "CURRENCY SWAP PROVIDER") and the Manager, together with a schedule, a credit support annex and a confirmation relating thereto in respect of the Class A Notes (such confirmation documenting the "CLASS A CURRENCY SWAP").

      "TRANSACTION DOCUMENTS" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreement, the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the PMI Mortgage Insurance Policy, the Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the US Dollar Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a Transaction Document in relation to the Series Trust.

      "DEALER AGREEMENT", "PMI MORTGAGE INSURANCE POLICY", "INTEREST RATE SWAP AGREEMENT", "LIQUIDITY FACILITY AGREEMENT", "STANDBY REDRAW FACILITY AGREEMENT" and "UNDERWRITING AGREEMENT" have the same respective meanings as in the Series Supplement.

      "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2.    DEFINITIONS AND INTERPRETATION

2.1   INCORPORATED DEFINITIONS AND OTHER PROVISIONS

      Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as defined in CONDITION 10.3) is either: (i) if the US Dollar Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A Noteholders, consented to by the US Dollar Note Trustee; or (ii) otherwise, approved by a Special Majority (as defined in CONDITION 10.3) of the Class A Noteholders under the US Dollar Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in CONDITION 10.3), is consented to by each Class A Noteholder.

2.2   INTERPRETATION

      In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefore and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to CONDITION 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

2.3   CALCULATIONS

      Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3.    CLASS A NOTEHOLDERS BOUND

      The Class A Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection during normal business hours on New York business days at the registered office for the time being of the US Dollar Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

4. FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE, CLASS A NOTES

4.1   FORM AND DENOMINATION

      The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. The initial principal amount of each Class A Note (the "INITIAL INVESTED AMOUNT" in relation to that Class A Note) will be stated on its face.

4.2   TITLE

      Title to the Class A Notes will only be shown on, and will only pass by registration in, the register (the "US DOLLAR NOTE REGISTER") maintained by the US Dollar Note Registrar in accordance with the Agency Agreement. Class A Notes may be transferred, or may be exchanged for other Class A Notes in any authorised denominations and a like Invested Amount (as defined in CONDITION 6.4), upon the surrender of the Class A Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the US Dollar Note Registrar may reasonably require, to a specified office of the US Dollar Note Registrar (as set out at the end of these Conditions or otherwise notified to Class A Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the US Dollar Note Registrar may require payment by the Class A Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes. The US Dollar Note Registrar need not register transfers or exchanges of Class A Notes for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for a period, not exceeding 30 days, specified by the US Dollar Note Trustee prior to any meeting, which includes Class A Noteholders, under the Master Trust Deed or the Security Trust Deed. The Issuer, the US Dollar Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the US Dollar Note Register and any information provided to it by the US Dollar Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the US Dollar Note Trustee, the Manager, the Agent Bank, any Paying Agent or the US Dollar Note Registrar is liable for any mistake in the US Dollar Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES, THE CLASS B NOTES AND THE REDRAW BONDS

5.1   STATUS OF THE SECURITIES

      The Notes and the Redraw Bonds (as defined in CONDITION 5.5) (together the "SECURITIES") are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Issuer.

5.2   SECURITY

      The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "CHARGED PROPERTY"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the Sellers. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

      "INVESTED AMOUNT" in relation to a Class A Note is defined in CONDITION
      6.4 and in relation to a Class B Note or Redraw Bond (as defined in CONDITION

      5.5) means A$100,000 less the aggregate of all amounts previously paid in relation to that Class B Note or Redraw Bond on account of principal pursuant to clause 10.5 of the Series Supplement.

      "PRIOR INTEREST" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the Master Trust Deed and the Series Supplement (other than the Secured Moneys and other than the Arranging Fees (as defined in the Series Supplement) payable to the Manager) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

      "SECURED CREDITORS" means the US Dollar Note Trustee (in its personal capacity and as trustee of the US Dollar Note Trust established under the US Dollar Note Trust Deed), each Agent, each Securityholder, each Hedge Provider (as defined in the Series Supplement), the Liquidity Facility Provider (as defined in the Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and each Seller.

      "SECURED MONEYS" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

      (a) the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

      (b) the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Chargeoffs (as defined in CONDITION 7.10) in relation to the Standby Redraw Facility Principal; and

      (c) the Secured Moneys do not include any fees or value added tax payable to the US Dollar Note Trustee or an Agent referred to in clause 12.7 of the US Dollar Note Trust Deed or Clause 12.6 of the Agency Agreement.

      "SECURITYHOLDERS" means the Class A Noteholders, the Class B Noteholders (as defined in the Series Supplement) and the Redraw Bondholders (as defined in the Series Supplement).

      "STANDBY REDRAW FACILITY PRINCIPAL" has the same meaning as in the Series Supplement.

5.3   LIMITED RECOURSE

      The liability of the Issuer to make interest and principal payments on the Class A Notes is limited, except in certain circumstances described in

      CONDITION 12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

      The net proceeds of realisation of the assets and property of the Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Class A Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A Noteholders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A Noteholders.

      None of the Bank, either Seller, the Manager, the US Dollar Note Trustee, the Security Trustee, any Agent, the Currency Swap Provider or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Class A Noteholder for payment of any amount owed by the Issuer in respect of the Class A Notes.

5.4   NO PREFERENCE WITHIN THE CLASS A NOTES

      The Class A Notes rank equally and rateably and without any preference or priority among themselves.

5.5   ISSUE OF REDRAW BONDS

      Under the Series Supplement, the Issuer is entitled to issue debt securities ("REDRAW BONDS") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

      (a) the amount by which the aggregate of the Principal Collections, the Principal Draw Reimbursement, the Principal Chargeoff Reimbursements (as defined in CONDITION 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date exceeds any Net Income Shortfall on that Determination Date; and

      (b) the Standby Redraw Facility Advance (if any) to be made on the next Distribution Date (as defined in CONDITION 6.2),

      as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

      (c)        the Seller Advances; and

      (d)        the Standby Redraw Facility Principal,

      that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Distribution Date (as defined in CONDITION 6.2) (after taking into account any expected repayment of principal on the Redraw Bonds on that Distribution
      Date) must not exceed the Redraw Bond Principal Limit.

      "COLLECTION PERIOD", "DETERMINATION DATE", "NET INCOME SHORTFALL", "OTHER PRINCIPAL AMOUNT", "PRINCIPAL COLLECTIONS", "PRINCIPAL DRAW REIMBURSEMENT", "REDRAW BOND PRINCIPAL LIMIT", "SELLER ADVANCE", "STANDBY REDRAW FACILITY ADVANCE" and "STATED AMOUNT" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement.

      Prior to the enforcement of the Charge, under the Series Supplement: (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of the relevant A$ amount by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest on the Class A Notes as explained in CONDITION 6.9; and (ii) the repayment of principal on the Redraw Bonds will rank ahead of the payment of the relevant A$ amount by the Issuer to the Currency Swap Provider which in turn will be applied to meet the repayment of principal on the Class A Notes as explained in CONDITION 7.2).

      Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.6   SUBORDINATION OF CLASS B NOTES

      Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (the subordination of the Class B Notes is in respect of the relevant
      A$ amounts payable by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A Notes as explained, respectively, in CONDITIONS
      6.9 and 7.2.).

      Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes and the Redraw Bonds (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Noteholders, and Class B Noteholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

      The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Class A Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Class A Noteholders, the Security Trustee may rely on a determination of the US Dollar Note Trustee.

5.7   THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION
      DOCUMENTS

      The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.    INTEREST

6.1   PERIOD OF ACCRUAL

      Each Class A Note accrues interest from (and including) 21 March 2003 (the "CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

     (a) the date on which the Stated Amount (as hereinafter defined) of the Class A Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

     (b) the date on which the Class A Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Class A Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

          (i) the day on which all sums due in respect of the Class A Note up to that day are received by or on behalf of the Class A Noteholder; and

          (ii) the seventh day after notice is given to the Class A Noteholder (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

     (c) the date on which the Class A Note is deemed to be redeemed in accordance with CONDITION 7.6.

      "STATED AMOUNT" in relation to:

     (a) a Class A Note at any given time means the Initial Invested Amount of that Class A Note less the sum of:

          (i) the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C); and

          (ii) the aggregate of all then Unreimbursed Principal Chargeoffs (as defined in CONDITION 7.10) in relation to that Class A Note; and

     (b) any A$ Security (as defined in the Series Supplement) at any given time means A$100,000 less the sum of:

          (i) the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause 10.3 of the Series Supplement; and

          (ii) the aggregate of all then Unreimbursed Principal Chargeoffs (as defined in the Series Supplement) in relation to that A$ Security.

6.2   ACCRUAL PERIODS

      The period that a Class A Note accrues interest in accordance with CONDITION 6.1 is divided into periods (each an "ACCRUAL PERIOD"). The first Accrual Period for a Class A Note commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Accrual Period for a Class A Note commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Accrual Period for a Class A Note ends on (but does not include) the date on which interest ceases to accrue on the Class A Note pursuant to CONDITION 6.1.

      "DISTRIBUTION DATE" means the 21st day of March, June, September and December in each year (or, if such a day is not a Business Day, the next Business Day). The first Distribution Date is 21 June 2003 (or, if that day is not a Business Day, the next Business Day).

      "BUSINESS DAY" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.


6.3   INTEREST RATE FOR THE CLASS A NOTES

      The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class A Note and an Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A Note.

      "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual Period, to paragraph (c) below):

     (a) on the second Banking Day before the beginning of the Accrual Period (a "RATE SET DATE") the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any

          Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date; and

     (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent
          Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Provider, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a).

      "BANKING DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

      "RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the US Dollar Note Trustee.

      "ISSUE MARGIN" in relation to a Class A Note means, subject to the following:

      (a) for the period from, and including, the Closing Date to, but excluding, the first Distribution Date (the "STEP-UP DATE") after the Distribution Date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on 6 March 2003 falls below 10%, 0.19% per annum; and

      (b) for the period from, and including, the Step-Up Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, 0.38% per annum.

      If the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with CONDITION 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in CONDITION 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A Note from, and including, that Distribution Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, is 0.19% per annum.

      There is no maximum or minimum Interest Rate for the Class A Notes.

6.4   CALCULATION OF INTEREST ON THE CLASS A NOTES

      Interest on each Class A Note for an Accrual Period (the "CLASS A INTEREST AMOUNT") is calculated by applying the Interest Rate for that Class A Note for that Accrual Period to the Invested Amount of that Class A Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

      "INVESTED AMOUNT" in relation to a Class A Note means the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C).

6.5   DETERMINATION OF INTEREST RATE AND CLASS A INTEREST AMOUNT

      The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Class A Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Class A Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS 6.3 and
      6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6   NOTIFICATION AND PUBLICATION OF INTEREST RATE AND CLASS A INTEREST AMOUNT


      The Agent Bank will cause the Interest Rate and the Class A Interest Amount for each Accrual Period, and the date of the next Distribution Date, to be notified to the Issuer, the Manager, the US Dollar Note Trustee, the Currency Swap Provider and the Paying Agents on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Class A Interest Amount and will cause the same to be published in accordance with CONDITION 11.2 as soon as practical after that notification. The Class A Interest Amount and the Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in CONDITION 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Class A Notes are immediately due and payable, the Class A Interest Amount and the Interest Rate in respect of the Class A Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A Interest Amount or the Interest Rate so calculated or the Distribution Dates needs to be made unless, in the case of the Class A Interest Amount or the Interest Rate, the US Dollar Note Trustee otherwise requires.

6.7   DETERMINATION OR CALCULATION BY THE US DOLLAR NOTE TRUSTEE

      If the Agent Bank at any time for any reason does not determine the Interest Rate in respect of the Class A Notes, or calculate the Class A Interest Amount, in accordance with this CONDITION 6, the US Dollar Note Trustee will do so and each such determination or calculation by the US Dollar Note Trustee will be as if made by the Agent Bank. In doing so, the US Dollar Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8   AGENT BANK

      The Issuer will procure that, for so long as any of the Class A Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the US Dollar Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Class A Noteholders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the US Dollar Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Class A Noteholders in accordance with CONDITION
      11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.9   PAYMENT OF THE CLASS A INTEREST AMOUNT

      The Class A Interest Amount for each Accrual Period in relation to a Class A Note is payable in arrears in US$ on the Distribution Date which is the last day of the Accrual Period. On each Distribution Date prior to the enforcement of the Charge, the Issuer must:

     (a) to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager, the A$ Class A-1 Interest Amount and any A$ Class A-1 Unpaid Interest Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A Currency Swap;

     (b) direct the Currency Swap Provider (which direction may be contained in the Class A Currency Swap) to pay the Class A-1 Interest Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

     (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-1 Interest Payments received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A Notes based on their Stated Amounts towards the Class A Interest Amount in relation to each Class A Note in relation to the Accrual Period ending on that Distribution Date and any then Class A Unpaid Interest Amount (as defined in CONDITION 6.10) in relation to each Class A Note (to the extent included in the Class A-1 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement.

      "A$ CLASS A-1 INTEREST AMOUNT", "A$ CLASS A-1 UNPAID INTEREST AMOUNT" and "CLASS A-1 INTEREST PAYMENT" have the same respective meanings as in the Series Supplement.

6.10  INTEREST ON UNPAID INTEREST AMOUNTS

      If interest is not paid in respect of a Class A Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to the Class A Notes applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with CONDITION 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a Class A Note, is a "CLASS A UNPAID INTEREST AMOUNT").

7.    REDEMPTION OF THE CLASS A NOTES

7.1   FINAL REDEMPTION OF THE CLASS A NOTES

      Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Class A Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Distribution Date occurring in December 2033 (the "SCHEDULED MATURITY DATE").

7.2   PART REDEMPTION OF CLASS A NOTES

      Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Class A Notes is reduced to zero the Issuer must:

     (a) pay, in accordance with the directions of the Manager, the A$ Class A-1 Principal Amount (if any) in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A Currency Swap;

     (b) direct the Currency Swap Provider (which instruction may be contained in the Class A Currency Swap) to pay on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class A-1 Principal Amount (such US$ Equivalent of the A$ Class A-1 Principal Amount being the "CLASS A PRINCIPAL AMOUNT") received by the Currency Swap Provider from the Issuer on that Distribution Date; and

     (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay Class A Principal Amount received from the Currency Swap Provider equally amongst the Class A Notes towards the repayment of the Stated Amount on the Class A Notes in accordance with, and subject to, these Conditions and the Agency Agreement. Such a payment of the Stated Amount on a Class A Note will constitute a redemption of the Class A Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to the Class A Note will be discharged to the extent of such repayment.

      "A$ CLASS A-1 PRINCIPAL AMOUNT" and "US$ EQUIVALENT" have the same respective meanings as in the Series Supplement.

7.3   CALL OPTION

      The Issuer will, subject to the other provisions of this CONDITION 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any Distribution Date falling on or after the date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on 6 March 2003 falls below 10%.

      Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Securityholders together.


      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Distribution Date unless the Issuer is in a position on the Distribution Date to repay in respect of the Securities their then Invested

      Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this CONDITION 7.3 will occur to the Sellers, the US Dollar Note Trustee, the Principal Paying Agent, the Agent Bank and to the Class A Noteholders in accordance with CONDITION 11.1.

7.4   REDEMPTION FOR TAXATION OR OTHER REASONS

      If the Manager satisfies the Issuer and the US Dollar Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "RELEVANT JURISDICTION") from that in effect on the Closing Date, either:

     (a) on the next Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Class A Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

     (b) the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a Collection Period (as defined in the Series Supplement) ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Securityholders together.

      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such Distribution Date to repay in respect of the Securities their then Invested Amount or Stated

      Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this CONDITION 7.4 will occur to the US Dollar Note Trustee, the Sellers, the Principal Paying Agent, the US Dollar Note Registrar, the Agent Bank and the Class A Noteholders in accordance with CONDITION 11.1.

      If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Class A Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this CONDITION
      7.4 that it proposes to redeem all of the Securities on the Distribution Date referred to in that notice, the Class A Noteholders may by a Special Majority (as defined in CONDITION 10.3) in accordance with the US Dollar Note Trust Deed elect that they do not require the Issuer to redeem the Class A Notes. If the Class A Noteholders make such an election they (or the US Dollar Note Trustee on their behalf) must notify the Issuer and the Manager not less than 21 days before the proposed Distribution Date for the redemption of the Class A Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

7.5   CERTIFICATION

      For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Issuer and the US Dollar Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Securities if the Charge were enforced.

7.6   REDEMPTION ON FINAL PAYMENT

      Upon a final distribution being made in respect of the Class A Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed, the Class A Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A Interest Amount or any Class A Unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A Notes will be extinguished in full.

7.7   CANCELLATION

      All Class A Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8   NO PAYMENT IN EXCESS OF STATED AMOUNT

      Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be repaid in respect of a Class A Note in excess of the Stated Amount of the Class A Note.

7.9   APPLICATION OF PRINCIPAL CHARGEOFFS

      If on a Determination Date (as hereinafter defined) any Principal Chargeoff is allocated to the Class A Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A Notes is reduced to zero. A reduction in the Stated Amount of a Class A Note in accordance with the foregoing will take effect on the next Distribution Date.

      "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF" have the same respective meanings as in the Series Supplement.

7.10  PRINCIPAL CHARGEOFF REIMBURSEMENT

      If on a Determination Date any Principal Chargeoff Reimbursement is allocated to the Class A Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Chargeoffs of the Class A Notes (rateably according to their amount of Unreimbursed Principal Chargeoffs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Chargeoffs in respect of the Class A Notes are reduced to zero. A reduction in the Unreimbursed Principal Chargeoffs in respect of the Class A Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Class A Notes, will take effect on the next Distribution Date.

      "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF REIMBURSEMENT" have the same meaning as in the Series Supplement.

      "UNREIMBURSED PRINCIPAL CHARGEOFFS" in relation to a Class A Note at any time means the aggregate of the US$ Equivalent of the Principal Chargeoffs up to and including that time allocated to the Class A Note in accordance with CONDITION 7.9 less the aggregate of the US$ Equivalent of the Principal Chargeoff Reimbursements prior to that time allocated to the Class A Note in accordance with this CONDITION 7.10.

7.11  CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND OTHER
      AMOUNTS

     (a) No later than two Business Days prior to each Distribution Date, the Manager will determine: (i) the amount of any Class A Principal Amount payable in respect of each Class A Note on the Distribution Date; (ii) the Stated Amount and Invested Amount of each Class A Note as at the first day of the Accrual Period commencing on the Distribution Date (after deducting any Class A Principal Amounts due to be paid in respect of such Class A Note on that Distribution Date and after making any other adjustments to the Stated Amount or the Invested Amount (as the case may be) of the Class A Note in accordance with these Conditions on or with effect from that Distribution Date); (iii) the Class A
          Note Factor (as defined below) as at that Distribution Date; and (iv) the amount of the Class A-1 Interest Payment to be made on the Distribution Date applicable to each Class A Note.

     (b) The Manager will notify the Issuer, the US Dollar Note Trustee, the Principal Paying Agent, the Agent Bank and the US Dollar Note Registrar as soon as practical (and in any event by not later than two Business Days prior to the Distribution Date of each determination of an amount or percentage referred to in CONDITION 7.11(A) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A Principal Amount is due to be paid on the Class A Notes on any Distribution Date the Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Distribution Date).

     (c) If the Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.11(A), the Agent Bank (or, failing the Agent Bank, the US Dollar Note Trustee) must make such determinations in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

      "CLASS A NOTE FACTOR" at a given time means the percentage calculated as follows:


                                   CA1NF =  A
                                           ---
                                            B
      where:

      CA1NF =  the Class A Note Factor;

      A     =  the aggregate Invested Amount of the Class A Notes on the last day of the just ended Accrual Period; and

      B     =  the aggregate Initial Invested Amount of the Class A Notes.

8.    PAYMENTS

8.1   METHOD OF PAYMENT

      Any instalment on account of interest or principal payable on any Class A Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable Distribution Date shall be paid to the person in whose name such Class A Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the US Dollar Note Register on such Record Date.

      "RECORD DATE" in relation to a Distribution Date or any other date for any payment to be made in respect of a Class A Note means:

     (a) if the Class A Note is issued in book entry form, 1 day prior to that Distribution Date; and

     (b) if the Class A Note is issued in definitive form, the day which is the last day of the prior calendar month.

8.2   SURRENDER ON FINAL PAYMENT

      Prior to a final distribution being made in respect of the Class A Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed the US Dollar Note Trustee must notify the persons in whose names the Class A Notes are registered on the relevant Record Date of the date upon which the US Dollar Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class A Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A Notes and none of the Issuer, the US Dollar Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A Noteholder as a result of any delay in payment due to a Class A Note not having been surrendered in accordance with this CONDITION 8.2.

8.3   PAYING AGENTS

      The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

      The Issuer, at the direction of the Manager, may with the prior written approval of the US Dollar Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with CONDITION 11.1.

8.4   TAXATION

      All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent nor the US Dollar Note Trustee will be obliged to make any additional payments in respect of the relevant Class A Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the US Dollar Note Trustee, the Principal Paying Agent and the Class A Noteholders in accordance with CONDITION 11.1, thereof.

8.5   PRESCRIPTION

      A Class A Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim can be made in respect of it.

      "RELEVANT DATE" in respect of a Class A Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class A Notes due on or before that date has not been duly received by the Principal Paying Agent or the US Dollar Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Class A Noteholders in accordance with CONDITION 11.1.

8.6   NOTIFY LATE PAYMENTS

      In the event of the unconditional payment to the Principal Paying Agent or the US Dollar Note Trustee of any sum due in respect of the Class A Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Class A Noteholders in accordance with CONDITION 11.1 that such payment has been made.

8.7   ROUNDING OF PAYMENTS

      All payments in respect of the Class A Notes will be rounded down to the nearest cent.

9.    ENFORCEMENT FOLLOWING OCCURRENCE OF EVENT OF DEFAULT

9.1   ENFORCEMENT

      The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A Notes will become immediately due and payable) and enforce the Charge.

      Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

      "EVENT OF DEFAULT", "EXTRAORDINARY RESOLUTION" and "VOTING SECURED CREDITORS" have the same respective meanings as in the Security Trust Deed.

9.2   SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

      After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

9.3   PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE CHARGE

      Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed

9.4   SECURITY TRUSTEE AND US DOLLAR NOTE TRUSTEE NOT LIABLE FOR LOSS ON
      ENFORCEMENT

      Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the US Dollar Note Trustee), neither the US Dollar Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A Notes or relating in any way to the Charged Property. Without limitation, neither the US Dollar Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the US Dollar Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

      "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the US Dollar Note Trust Deed.

9.5 DIRECTIONS FROM CLASS A NOTEHOLDERS TO US DOLLAR NOTE TRUSTEE FOLLOWING EVENT OF DEFAULT

      If an Event of Default or Potential Event of Default has occurred and is known to the US Dollar Note Trustee, the US Dollar Note Trustee must: (a) notify each Class A Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of any stock exchange on which the Class A Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Class A Note, the US Dollar Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the US Dollar Note Trust Deed in good faith determine that withholding the notice is in the interest of Class A Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Class A Noteholders (whether or not solicited and whether or not all Class A Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class A Noteholders the US Dollar Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the US Dollar Note Trustee to vote for or against such a proposal.

      If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the US Dollar Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless:
      (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders in respect of the Class A Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Class A Notes; (b) the US Dollar Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the US Dollar Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the US Dollar Note Trustee is so directed by a Special Majority (as defined in CONDITION 10.3) of Class A Noteholders.

      Subject to the mandatory provisions of the Trust Indenture Act and provisions in the US Dollar Note Trust Deed relating to the deemed receipt of notices, the US Dollar Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the US Dollar Note Trustee (or any related body corporate of the US Dollar Note Trustee) which have the day to day responsibility for the administration or management of the US Dollar Note Trustee's (or a related body corporate of the US Dollar Note Trustee's) obligations in relation to the Series Trust, the trust created under the US Dollar Note Trust Deed or the US Dollar Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

      "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

9.6   ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

      Only the Security Trustee may enforce the Charge and neither the US Dollar Note Trustee nor any Class A Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the US Dollar Note Trust Deed, the Class A Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the US Dollar Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7   EXERCISE OF CLASS A NOTEHOLDER RIGHTS BY US DOLLAR NOTE TRUSTEE

      The rights, remedies and discretions of the Class A Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the US Dollar Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the US Dollar Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the US Dollar Note Trust Deed, whether the US Dollar Note Trustee or the Class A Noteholders from time to time have complied with any requirements under the US Dollar Note Trust Deed or as to the reasonableness or otherwise of the US Dollar Note Trustee.

10 MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF CLASS A NOTEHOLDERS, MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1  MEETINGS OF VOTING SECURED CREDITORS

      The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

10.2  DIRECTIONS OF CLASS A NOTEHOLDERS

      Under the US Dollar Note Trust Deed the US Dollar Note Trustee may seek directions from the Class A Noteholders from time to time including following the occurrence of an Event of Default. The US Dollar Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Class A Noteholders holding Class A Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A Notes.

      If the US Dollar Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Class A Noteholders the US Dollar Note Trustee must vote in accordance with the directions of the Class A Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A Noteholders the US Dollar Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the US Dollar Note Trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorisation from Class A Noteholders the US Dollar Note Trustee may by notice to the Class A Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Class A Noteholders and the Invested Amount of the Class A Notes held by them will be determined based upon the details recorded in the US Dollar Note Register as at 5.30 pm on that date.

10.3  AMENDMENTS TO US DOLLAR NOTE TRUST DEED AND THE CLASS A NOTES

      Pursuant, and subject, to the US Dollar Note Trust Deed and subject to any approval required by law, the US Dollar Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Class A Noteholder, by way of supplemental deed to alter, add to or revoke (each a "MODIFICATION") any provision of the US Dollar Note Trust Deed or the Class A Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the US Dollar Note Trustee:

     (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

     (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the US Dollar Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the US Dollar Note Trust Deed); or

     (d) and in the opinion of the Issuer is otherwise desirable for any reason and:

          (i) is not in the opinion of the US Dollar Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders; or

          (ii) if it is in the opinion of the US Dollar Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders the consent of a Special Majority (as hereinafter defined) of Class A Noteholders is obtained.

      For the purpose of determining whether a Special Majority of Class A Noteholders has consented to a modification, Class A Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business Days' prior notice of any such modification. The US Dollar Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A Notes by that Rating Agency.

      Pursuant to the US Dollar Note Trust Deed, the US Dollar Note Trustee may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A Noteholder to such Payment Modification.

      Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Class A

      Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

      "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the US Dollar Note Trust Deed or the Class A Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Scheduled Maturity Date in respect of the Class A Notes or to CONDITIONS 5.4, 6.3, 6.9 and 7.2, clause 10 of the Series Supplement or clause 13 of the Security Trust Deed or which would impair the rights of Class A Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause 21.4 of the US Dollar Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Class A Noteholders is required; (c) clause 6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the US Dollar Note Trust Deed or the Class A Notes (including the Conditions).

      "RATING AGENCY" has the same meaning as in the Series Supplement.

      "SPECIAL MAJORITY" in relation to the Class A Noteholders means Class A Noteholders holding Class A Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Class A Notes.

10.4  WAIVERS ETC

      The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

      The US Dollar Note Trustee may, and if directed to do so by a Majority of Class A Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class A Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the US Dollar Note Trustee is acting on the direction of a Majority of Class A Noteholders, is not, in the opinion of the US Dollar Note Trustee, materially prejudicial to the interests of the Class A Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a

      Majority (as hereinafter defined) of the Class A Noteholders. Any such waiver, authorisation or determination will, if the US Dollar Note Trustee so requires, be notified to the Class A Noteholders in accordance with CONDITION 11.1 by the Issuer as soon as practicable after it is made.

      "MAJORITY" in relation to the Class A Noteholders means Class A Noteholders holding Class A Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A Notes.

10.5 INDEMNIFICATION AND EXONERATION OF THE US DOLLAR NOTE TRUSTEE AND THE SECURITY TRUSTEE

      The US Dollar Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the US Dollar Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the US Dollar Note Trustee and the Security Trustee is entitled, subject in the case of the US Dollar Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

      Subject to the mandatory provisions of the Trust Indenture Act, the US Dollar Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the US Dollar Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

      Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the US Dollar Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the US Dollar Note Trustee, or by a person other than US Dollar Note Trustee, where that opinion, advice or information is addressed to the US Dollar Note Trustee or by its terms is expressed to be capable of being relied upon by the US Dollar Note Trustee. Except as provided above, the US Dollar Note Trustee will not be responsible to any Class A Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the US Dollar Note Trustee will not be liable to any Class A Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the US Dollar Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11.   NOTICES

11.1  GENERAL

      All notices, other than notices given in accordance with the following paragraph and CONDITION 11.2, to Class A Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the US Dollar Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder will affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

      A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A Noteholders will be filed with the US Dollar Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

      In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the US Dollar Note Trustee will be deemed to be a sufficient giving of such notice.

11.2  CLASS A NOTE INFORMATION

      Any notice specifying a Distribution Date, an Interest Rate in relation to the Class A Notes, a Class A Interest Amount, a Class A Principal Amount (or the absence of a Class A Principal Amount), an Invested Amount, a Stated Amount, a Class A Note Factor , or any other matter permitted to be given in accordance with this CONDITION 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the US Dollar Note Trustee in writing and notified to Class A Noteholders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

11.3  QUARTERLY SERVICING AND OTHER REPORTS

      The Manager must deliver a Quarterly Servicing Report for each Accrual Period to the US Dollar Note Trustee, the Principal Paying Agent, the Issuer and each Class A Noteholder on the Business Day preceding the Distribution Date on the last day of the Accrual Period in accordance with CONDITION 11.1.

      The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Class A Noteholders, and such other persons as are required by the Trust Indenture Act , such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

      "QUARTERLY SERVICING REPORT" in relation to an Accrual Period and the Distribution Date at the end of that Accrual Period means a report which contains the following information:

       o the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the Accrual Period;

       o the amounts to be applied towards payment of interest and principal on each class of Securities on the Distribution Date;

       o the Available Income Amount (as defined in the Series Supplement) on the Distribution Date;

       o the aggregate of all Seller Advances made during the preceding Collection Period (as defined in the Series Supplement);

       o the Redraw Shortfall (as defined in the Standby Redraw Facility Agreement) in relation to the preceding Determination Date;

       o the Gross Income Shortfall and Net Income Shortfall (each as defined in the Series Supplement) in relation to the preceding Determination Date;

       o the Liquidity Facility Advance (as defined in the Series Supplement) in relation to that Distribution Date and the Liquidity Facility Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

       o the Principal Draw (as defined in the Series Supplement) in relation to that Distribution Date;

       o the Available Principal Amount (as defined in the Series Supplement) in relation to that Distribution Date;

       o  the Principal Collections in relation to that Distribution Date;

       o the Standby Redraw Facility Advance in relation to that Distribution Date;

       o the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

       o  the Principal Chargeoff in relation to the preceding Determination
          Date;

       o the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

       o the Principal Draw Reimbursement (as defined in the Series Supplement) in relation to that Distribution Date;

       o the Principal Chargeoff Reimbursement in relation to the preceding Determination Date;

       o the Principal Chargeoffs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       o the Principal Chargeoff Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       o the Class A Note Factor and the Note Factor (as defined below) for each other class of Securities

       o if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement) on the preceding Determination Date;

       o the Interest Rate (as defined in the Series Supplement with respect to the Class B Notes and the Redraw Bonds) applying to each class of Securities for that Accrual Period;

       o scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust Deed) during the preceding Collections Period;

       o aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust Deed) being charged a fixed rate of interest and the aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date;

       o delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

      "NOTE FACTOR" in relation to a class of Securities and a Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

11.4  CONSENTS IN WRITING

      All consents and approvals in these Conditions must be given in writing.

12.   LIMITATION OF LIABILITY OF THE ISSUER

          (a) The Issuer enters into the Transaction Documents, and issues the Class A Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class A Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class A Notes or the Series Trust.

          (b) No person may sue the Issuer in respect of liabilities incurred by the Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

          (c) The provisions of this CONDITION 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's fraud, negligence or wilful default.

          (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Class A Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

          (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the US Dollar Note Trustee and the Class A Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

          (f) The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including incur any further liability) unless the Issuer's liability is limited in a manner which is consistent with this CONDITION 12 or otherwise in a manner satisfactory to the Issuer in its absolute discretion. "RELEVANT PARTIES" means each of the Manager, each Seller, the Servicer, the Agent Bank, each Paying Agent, the US Dollar Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

      The expression "FRAUD, NEGLIGENCE OR WILFUL DEFAULT" is to be construed in accordance with the Security Trust Deed.

13.   GOVERNING LAW

      The Class A Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement and the credit support annex to the Currency Swap Agreement which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the US Dollar Note Trust Deed irrevocably agreed for the benefit of the US Dollar Note Trustee and the Class A Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the US Dollar Note Trust Deed and the Class A Notes.

                                    AGENTS

PRINCIPAL PAYING AGENT:       The Bank of New York, New York Branch
                              Global Structured Finance
                              101 Barclay Street, 21W
                              New York, New York, 10286

US DOLLAR NOTE REGISTRAR:     The Bank of New York, New York Branch
                              Global Structured Finance
                              101 Barclay Street, 21W
                              New York, New York, 10286

                              c/o The Bank of New York, London Branch
                              Global Structured Finance
                              48th Floor
                              One Canada Square
                              London E14 5AL

AGENT BANK:                   The Bank of New York, New York Branch
                              Corporate Trust - Global Structured Finance
                              101 Barclay Street, 21W
                              New York, New York, 10286

                 SECURITISATION ADVISORY SERVICES PTY LIMITED
                              (ABN 88 064 133 946)
                                    Manager




                             MORTGAGE BACKED NOTES
                     Issuable in series by separate trusts


                               ----------------

EACH SERIES OF NOTES:

o will consist of one or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

o   will consist of US Dollar notes and Australian Dollar notes;

o will receive principal and interest only from payments collected on the assets of the related trust; and

o will not be insured or guaranteed by any government agency or instrumentality and will not be the personal obligations of the entity acting as issuer trustee of the related trust or any of its affiliates.


EACH TRUST:

o will own a pool of housing loans secured by first ranking mortgages on owner-occupied and non-owner occupied residential properties located in Australia;

o may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of the trust; and

o will include the issuer trustee's rights under the transaction documents for that series.


      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.











                The date of this prospectus is March 14, 2003.

                               TABLE OF CONTENTS




                                                      PAGE
                                                  -----------
Capitalized Terms .............................         6
The Issuer Trustee, Commonwealth Bank
   and the Manager ............................         6
   The Issuer Trustee .........................         6
   Commonwealth Bank ..........................         6
   The Manager ................................         7
Description of the Trusts .....................         8
   Commonwealth Bank Securitisation Trust
      Programme ...............................         8
   Establishing the Trusts ....................         8
   Other Trusts ...............................         9
Description of the Assets of a Trust ..........        10
   Assets of a Trust ..........................        10
   The Housing Loans ..........................        10
   The Sellers ................................        11
   Transfer and Assignment of the Housing
      Loans ...................................        12
   Representations, Warranties and
      Eligibility Criteria ....................        13
   Breach of Representations and
      Warranties ..............................        15
Commonwealth Bank Residential Loan
   Program ....................................        17
   Origination Process ........................        17
   Approval and Underwriting Process ..........        17
   Commonwealth Bank's Product Types ..........        19
   Special Features of the Housing Loans ......        20
   Additional Features ........................        22
Description of the US Dollar Notes ............        23
   General ....................................        23
   Form of the US Dollar Notes ................        23
   Global Clearance, Settlement and Tax
      Documentation Procedures ................        27
   Definitive Notes ...........................        30
   Collections ................................        31
   Distributions ..............................        31
   Distributions of Interest ..................        31
   Distributions of Principal .................        31
   Withholding or Tax Deductions ..............        32
   Redemption of the Notes for Taxation or
      Other Reasons ...........................        33
   Redemption of the Notes upon an Event
      of Default ..............................        34
   Optional Redemption of the Notes ...........        34
   Final Maturity Date ........................        34
   Redemption upon Final Payment ..............        34


                                                      PAGE
                                                  -----------
   No Payments of Principal in Excess of
      Stated Amount ...........................        35
   Termination of a Trust .....................        35
   Prescription ...............................        36
   The US Dollar Note Trustee .................        37
   Directions by US Dollar Noteholders ........        39
   Amendments to US Dollar Notes and US
      Dollar Note Trust Deed ..................        40
   Reports to Noteholders .....................        41
Description of the Transaction Documents ......        43
   Collections Account and Authorized
      Short-Term Investments ..................        43
   Modifications of the Master Trust Deed
      and Series Supplement ...................        43
   The Issuer Trustee .........................        45
   The Manager ................................        49
   Limits on Rights of Noteholders and
      Redraw Bondholders ......................        51
   The Security Trust Deed ....................        52
   The Liquidity Facility .....................        60
   Other Liquidity Enhancement ................        63
   The Standby Redraw Facility ................        63
   Redraw Bonds ...............................        66
   Interest Rate Swaps ........................        67
   Currency Swaps .............................        67
   Credit Enhancement .........................        67
   Servicing of the Housing Loans .............        71
   Custody of the Housing Loan
      Documents ...............................        76
   Clean-Up and Extinguishment ................        78
   Change to Transaction Documents ............        79
Prepayment and Yield Considerations ...........        80
The Servicer ..................................        82
   Servicing of Housing Loans .................        82
   Commonwealth Bank--Collection and
      Enforcement Procedures ..................        82
   Commonwealth Bank--Collection and
      Enforcement Process .....................        83
Use of Proceeds ...............................        85
Legal Aspects of the Housing Loans ............        85
   General ....................................        85
   Nature of Housing Loans as Security ........        85
   Enforcement of Registered Mortgages ........        88
   Penalties and Prohibited Fees ..............        89
   Bankruptcy and Insolvency ..................        90
   Environmental ..............................        90

                                                  PAGE
                                                  -----
   Insolvency Considerations ..................   91
   Tax Treatment of Interest on Australian
      Housing Loans ...........................   91
   Consumer Credit Code .......................   92
United States Federal Income Tax Matters ......   92
   Original Issue Discount, Indexed
      Securities, etc. ........................   94
   Interest Income on the US Dollar Notes .....   94
   Sale of Notes ..............................   94
   Market Discount ............................   95
   Premium ....................................   96
   Backup Withholding .........................   96
Australian Tax Matters ........................   97
   Payments of Principal, Premiums and
      Interest ................................   97
   Profit on Sale .............................   99


                                                   PAGE
                                                  -----
   Goods and Services Tax .....................   100
   Tax Reform Proposals .......................   102
   Other Taxes ................................   103
Enforcement of Foreign Judgments in
   Australia ..................................   103
ERISA Considerations ..........................   104
Incorporation of Certain Documents by
   Reference ..................................   106
Legal Investment Considerations ...............   106
Available Information .........................   107
Ratings of the Notes ..........................   107
Plan of Distribution ..........................   107
Legal Matters .................................   109
Glossary ......................................   110

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      For each series, the issuer trustee of that series will issue US Dollar notes and Australian Dollar notes. The prospectus supplement for a series will specify which class(es) of notes will be US Dollar notes for the purposes of this prospectus as well as details of all other classes of notes to be issued for that series which will be Australian Dollar notes for the purposes of this prospectus.

      Only the US Dollar notes will be offered pursuant to this prospectus and the corresponding prospectus supplement. The Australian Dollar notes will not be offered pursuant to this prospectus or the corresponding prospectus supplement.

      References in this prospectus to US Dollar notes are to the class(es) of notes specified in the prospectus supplement for a series as the US Dollar notes for that series.

      References to Australian Dollar notes are to all other classes of notes specified in the prospectus supplement for a series to be issued by the issuer trustee of that series.

      References to notes are to both US Dollar notes and Australian Dollar notes.

      An offered series of US Dollar notes will be described in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to that particular series of US Dollar notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of US Dollar notes and may be different from the information in this prospectus.

     IF THE DESCRIPTION OF THE TERMS OF THE NOTES VARIES BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Available Information".

      Each prospectus supplement will usually include the following information regarding the related series of notes:

      o the principal amount, interest rate, authorized denominations and maturity date of each class of notes;

      o the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the notes;

      o information concerning the pool of housing loans and other assets of the trust;

      o information regarding the risk factors relating to the US Dollar notes; and

      o   the particulars of the plan of distribution for the US Dollar notes.

      We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus and the prospectus supplement under the caption "Glossary" in this prospectus and in the prospectus supplement.

      In this prospectus the terms "we", "us" and "our" refer to Securitisation Advisory Services Pty Limited.

                               CAPITALIZED TERMS
      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 106.


                     THE ISSUER TRUSTEE, COMMONWEALTH BANK
                                AND THE MANAGER

THE ISSUER TRUSTEE

      Perpetual Trustee Company Limited will act as the issuer trustee for each trust unless the prospectus supplement for a series identifies another entity that will serve as issuer trustee for that series.

      Perpetual Trustee Company Limited was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. Perpetual Trustee Company (Limited) changed its name to Perpetual Trustee Company Limited on December 14, 1971 and now operates as a limited liability public company under the Australian Corporations Act 2001. Perpetual Trustee Company Limited has its registered office at Level 7, 39 Hunter Street, Sydney.

      The prospectus supplement for a series may specify additional or different details regarding Perpetual Trustee Company Limited or of any other entity identified as the issuer trustee for that series.

      The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

COMMONWEALTH BANK

      The Commonwealth Bank of Australia was established in 1911 by an Act of Australia's Commonwealth Parliament as a government owned enterprise to conduct commercial and savings banking business. For a period it also operated as Australia's central bank until this function was transferred to the Reserve Bank of Australia in 1959. The process of privatization of the Commonwealth Bank was commenced by Australia's Commonwealth Government in 1990 and was completed in July 1996. The Commonwealth Bank is now a public company listed on the Australian Stock Exchange Limited.

      Commonwealth Bank is one of the four major banks in Australia and together with its subsidiaries provides a wide range of banking, financial and related services to approximately 10 million customers with an extensive branch network throughout Australia.

      Commonwealth Bank currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The prospectus supplement for a series will specify details of Commonwealth Bank's recent filings of Annual Reports and where copies may be obtained.

      The Australian banking activities of Commonwealth Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. For a further description of the business operations of Commonwealth Bank, see "The Servicer".

      The prospectus supplement for a series may specify additional or different details regarding Commonwealth Bank.


THE MANAGER

      Securitisation Advisory Services Pty Limited will be appointed as manager for each trust on the terms set out in the master trust deed and the related series supplement. Securitisation Advisory Services Pty Limited is a wholly owned subsidiary of Commonwealth Bank. Its principal business activity is the management of securitization trusts established under Commonwealth Bank's Medallion Programme and the management of other securitization programs established by Commonwealth Bank or its clients.

                           DESCRIPTION OF THE TRUSTS


COMMONWEALTH BANK SECURITISATION TRUST PROGRAMME

      Commonwealth Bank established its Medallion Trust Programme pursuant to a master trust deed dated October 8, 1997 for the purpose of enabling Perpetual Trustee Company Limited, as trustee of each trust established pursuant to the Medallion Trust Programme, to invest in pools of assets originated by or purchased from time to time from Commonwealth Bank, its subsidiaries and/or other persons. Trusts under the Medallion Trust Programme may also be established under other master trust deeds, entered into in the future, if so specified in the relevant prospectus supplement for the trust and, if so specified, a reference in this prospectus to the master trust deed will be to the relevant master trust deed for that trust.

      The master trust deed provides for the creation of an unlimited number of trusts and may be varied or amended by a series supplement in respect of a corresponding trust. The master trust deed establishes the general framework under which trusts may be established from time to time, with each such trust established under the master trust deed and the corresponding series supplement. Each trust is separate and distinct from any other trust. The assets of each trust are not available to meet the liabilities of any other trust.


ESTABLISHING THE TRUSTS

      The detailed terms of each trust established to acquire housing loans will be as set out in the master trust deed and the series supplement relating to that trust.

      Each series supplement, which supplements the general framework under the master trust deed with respect to a trust established to acquire housing loans, will do, amongst other things, the following:

      o specify the details of the series of notes other than for the US Dollar notes which will be contained in the corresponding US Dollar note trust deed and the US Dollar note terms and conditions annexed to the US Dollar notes for that series;

      o   establish the cash flow allocation;

      o set out the mechanism for the acquisition of the pool of housing loans by the related trust and contain various representations and warranties by Commonwealth Bank in relation to the housing loans;

      o contain Commonwealth Bank's appointment as initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of Commonwealth Bank in this role;

      o provide for the beneficial ownership of the trust by one or more unitholders; and

      o specify a number of ancillary matters associated with the operation of the related trust and the housing pool such as the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, the manager and the servicer, the perfection of the issuer trustee's title to the housing loans, the termination of the trust and the limitation on the issuer trustee's liability.


OTHER TRUSTS

      In addition to each trust, two other trusts will be established in relation to an issue of the US Dollar notes as follows:

      o US DOLLAR TRUST. Unless otherwise specified in the prospectus supplement for a series, The Bank of New York, New York Branch will be appointed as US Dollar note trustee for each series of US Dollar notes. The US Dollar note trustee will act as trustee of the US Dollar trust under the US Dollar note trust deed for the benefit of US Dollar noteholders for that particular series. For a description of the principal functions, responsibilities, powers, discretions and protections of the US Dollar note trustee, see "Description of the US Dollar Notes--The US Dollar Note Trustee".

      o SECURITY TRUST. Unless otherwise specified in the prospectus supplement for a series, P.T. Limited will be appointed as security trustee under the terms of a security trust deed for each series. The security trustee will hold the charge over the assets of the corresponding trust granted by the issuer trustee under the security trust deed on trust for the benefit of the noteholders, redraw bondholders and all other Secured Creditors of that series. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the corresponding trust and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed.

                     DESCRIPTION OF THE ASSETS OF A TRUST


ASSETS OF A TRUST

      The assets of a trust may include the following:

      o   the pool of housing loans assigned to the trust, including all:

          o principal payments paid or payable on the housing loans at any time from and after the cut-off date;

          o interest payments paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest Adjustment which is to be paid on the first distribution date to each seller of the housing loans); and

      o fees paid or payable on the housing loans at any time from and after the cut-off date;

      o rights under any mortgage insurance policies covering the housing loans and any individual property insurance policies covering the mortgaged properties relating to the housing loans;

      o   rights under the mortgages in relation to the housing loans;

      o rights under collateral securities appearing on a seller's records as securing the housing loans;

      o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

      o   the issuer trustee's rights under the transaction documents.

      The prospectus supplement for each series will include information describing the assets of the related trust.

      The US Dollar notes will be non-recourse obligations of the related trust. The assets of a trust specified in the prospectus supplement for that series will serve as collateral only for that series of US Dollar notes. Noteholders of a series of US Dollar notes may only proceed against the collateral securing that series of US Dollar notes in the case of a default on that series of US Dollar notes and may not proceed against any assets of Commonwealth Bank or any of its affiliates, any other seller specified in the prospectus supplement for that series, or any of its affiliates, or the assets of any other trust.


THE HOUSING LOANS

      The housing loans will be secured by registered first ranking mortgages on properties located in Australia. The housing loans will be from a seller's general residential mortgage product pool and will be originated by that seller in the ordinary course of its business. Unless specified otherwise in the prospectus supplement, each housing loan to be sold to a trust by Commonwealth Bank will be one of the types of products described in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product Types". Each housing loan to be sold to a trust by Commonwealth Bank may have some or all of the features described in the "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans". The prospectus supplement for a series may specify additional or different features in respect of housing loans to be sold by Commonwealth Bank. The prospectus supplement for a series will specify the product types and features for any housing loans to be sold by any other seller specified in that prospectus supplement.

      The housing loans will be either fixed rate or variable rate loans. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but will not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

      The prospectus supplement for each series may provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in the prospectus supplement which may include, among other things, to the extent relevant:

      o the aggregate outstanding principal balance of the housing loans included in the assets of the related trust;

      o the range and average outstanding principal balance of the housing loans;

      o the range and weighted average loan rate on the housing loans, if any;

      o the percentage by outstanding principal balance as of the cut-off date of housing loans that accrue interest at variable or fixed interest rates;

      o the weighted average remaining term-to-stated maturity of the housing loans;

      o   the year of origination of the housing loans;

      o the range and weighted average of loan-to-value ratios for the housing loans;

      o the geographic distribution of any mortgaged properties securing the housing loans; and

      o distribution by number and aggregate outstanding principal balance of the types of properties securing the housing loans.

      If information of the nature described above respecting the housing loans is not known or available at the time the related series of US Dollar notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K filed with the SEC within 15 days after the initial issuance of the US Dollar notes.

THE SELLERS

      Unless otherwise specified in the prospectus supplement, the housing loans included in the assets of a trust will be sold to the trust by Commonwealth Bank and/or a subsidiary of Commonwealth Bank. Details of any subsidiary of Commonwealth Bank which is a seller in respect of a trust will be specified in the corresponding prospectus supplement.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

      The housing loans assigned to a trust on the closing date for that trust will be specified in a sale notice from a seller to the issuer trustee.

      A seller will equitably assign housing loans, the mortgages and any collateral securities from time to time appearing in its records as securing those housing loans, any mortgage insurance policies in relation to the housing loans and its interest in any insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to the collections, subject to certain exceptions, on the housing loans the subject of the sale notice.

      If the issuer trustee is actually aware of the occurrence of a Perfection of Title Event which is subsisting then, unless each rating agency confirms that a failure to perfect the issuer trustee's title to the relevant housing loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes and redraw bonds, the issuer trustee must declare that a Perfection of Title Event has occurred and the issuer trustee and the manager must as soon as practicable take steps to perfect the issuer trustee's legal title to those housing loans. These steps will include the lodgment of transfers of the mortgages securing the housing loans with the appropriate land titles office in each applicable Australian State and Territory. The issuer trustee will hold at the closing date for a trust irrevocable powers of attorney from each seller to enable it to execute such mortgage transfers.

      A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an "all moneys" mortgage, which may also secure other financial indebtedness. A seller will also assign these other loans to the issuer trustee which will hold these by way of a separate trust for the seller, established under the series supplement relating to the trust and known as the CBA trust. The other loans will not be assets of the relevant trust. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as trustee for the CBA trust, in relation to that other loan. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other loan.

      Because a seller's standard security documentation may secure all moneys owing by the provider of the security to that seller, it is possible that a security held by that seller in relation to other facilities provided by it could also secure a housing loan, even though in that seller's records the particular security was not taken for this purpose. A seller will only assign to the issuer trustee in its capacity as trustee of the trust those securities that appear in its records as intended to secure the housing loans. Other securities which by their terms technically secure a housing loan, but which were not taken for that purpose, will not be assigned for the benefit of the noteholders or redraw bondholders of the series.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

      Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date for a trust with respect to each housing loan being equitably assigned to the issuer trustee.

      Unless otherwise specified in the prospectus supplement for a series, Commonwealth Bank will represent and warrant to the issuer trustee amongst other things that as at the cut-off date specified in the prospectus supplement in respect of each seller:

      o at the time the seller of the housing loan entered into the related mortgage, the mortgage complied in all material respects with applicable laws;

      o at the time the seller of the housing loan entered into the housing loan, it did so in good faith;

      o at the time the seller of the housing loan entered into the housing loan, the housing loan was originated in the ordinary course of that seller's business and since then that seller has dealt with the housing loan in accordance with its servicing procedures and servicing standards;

      o at the time the seller of the housing loan entered into the housing loan, all necessary steps were taken to ensure that the related mortgage complied with the legal requirements applicable at that time to ensure that the mortgage was a first ranking mortgage, subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or not, and any other prior security interests which do not prevent the mortgage from being considered to be a first ranking mortgage in accordance with the servicing standards, secured over land, subject to stamping and registration in due course;

      o where there is a second or other mortgage in respect of the land the subject of the related mortgage and the seller of the housing loan is not the mortgagee of that second or other mortgage, the seller has ensured whether by a priority agreement or otherwise, that the mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal amount plus accrued but unpaid interest of the housing loan and such other amount determined in accordance with the servicing standards;

      o at the time the housing loan was approved, the seller of that housing loan had received no notice of the insolvency or bankruptcy of the relevant borrower or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage;

      o the seller of the housing loan is the sole legal and beneficial owner of that housing loan and the related securities assigned to the issuer trustee as trustee of the trust and, to its knowledge, subject to the above paragraph in relation to second or other mortgages in respect of which the seller of the housing loan is not the mortgagee, no prior ranking security interest exists in relation to its right, title and interest in the housing loan and related securities;

      o each of the relevant mortgage documents, other than any insurance policies in respect of land, which is required to be stamped with stamp duty has been duly stamped;

      o other than in respect of priorities granted by statute, the seller of the housing loan has not received notice from any person that it claims to have a security interest ranking in priority to or equal with the security interest held by that seller and constituted by the relevant mortgage;

      o each housing loan is, or will on the closing date specified in the prospectus supplement be, insured under a mortgage insurance policy;

      o except in relation to fixed rate housing loans or those which can be converted to a fixed rate or a fixed margin relative to a benchmark and applicable laws, binding codes and competent authorities binding on the relevant seller or as may be otherwise provided in the corresponding mortgage documents, there is no limitation affecting, or consent required from a borrower to effect, a change in the interest rate under the housing loan; and

      o as of the cut-off date specified in the prospectus supplement the housing loan satisfies the following eligibility criteria:

          o   it is from the seller's general housing loan pool;

          o it is secured by a mortgage over land which has erected on or within it a residential dwelling or unit and the terms of that mortgage require that dwelling or unit to be insured under a general home owner's insurance policy;

          o it has a loan-to-value ratio based on the outstanding balance of the housing loan and the most recent valuation of the mortgaged property, at the commencement of business on the cut-off date, less than or equal to 95%;

          o the amount outstanding, assuming all due payments have been made by the borrower, will not exceed the amount specified in the relevant prospectus supplement;

          o the borrower is required to repay that loan within 30 years of the cut-off date;

          o no payment from the borrower under the housing loan is in arrears for more than 30 consecutive days;

          o   it is or has been fully drawn;

          o the borrower under the housing loan is not an employee of the seller of that housing loan who is paying a concessional rate of interest under the housing loan as a result of that employment; and

          o   it was advanced, and is repayable, in Australian dollars.

      The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties given by Commonwealth Bank and has no obligation to do so. The issuer trustee will be entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.


BREACH OF REPRESENTATIONS AND WARRANTIES

      If Commonwealth Bank or any other seller specified in the prospectus supplement for a series, the manager or the issuer trustee becomes actually aware that a representation or warranty from Commonwealth Bank relating to any housing loan or mortgage was incorrect when given, including that a housing loan not meeting the eligibility criteria has been included in the housing loan pool, it must notify the others within 5 Business Days, and provide to them sufficient details to identify the housing loan and the reasons for believing the representation or warranty is incorrect. None of Commonwealth Bank, any other seller specified in that prospectus supplement, the manager or the issuer trustee is under any ongoing obligation to determine whether any representation or warranty is incorrect when given.

      If any representation or warranty is incorrect when given and notice of this is given not later than 5 Business Days prior to 120 days after the closing date specified in the prospectus supplement, and the seller of that housing loan does not remedy the breach to the satisfaction of the issuer trustee within 5 Business Days of the notice being given, the housing loan and its related securities will no longer form part of the assets of the corresponding trust. The issuer trustee will, however, retain all collections received in connection with that housing loan from the cut-off date specified in the prospectus supplement to the date of delivery of the notice. Commonwealth Bank must pay or procure payment to the issuer trustee the principal amount of, and interest accrued but unpaid under, the housing loan as at the date of delivery of the relevant notice within 2 Business Days of that housing loan ceasing to form part of the corresponding trust.

      During the 120 days after the closing date specified in a prospectus supplement, the issuer trustee's sole remedy for any of the representations or warranties being incorrect is the right to the above payment from Commonwealth Bank and neither Commonwealth Bank nor any other seller specified in the prospectus supplement has any other liability for any loss or damage caused to the issuer trustee, any noteholder or any other person, for any of the representations or warranties being incorrect.

      If the breach of a representation or warranty in relation to a housing loan is discovered after the last day for giving notices in the period 120 days after the closing date specified in a prospectus supplement, Commonwealth Bank will pay damages to the issuer trustee limited to the principal amount outstanding and any accrued but unpaid interest and any outstanding fees in respect of the housing loan.

The amount of the damages must be agreed between the issuer trustee and Commonwealth Bank or, failing this, will be determined by Commonwealth Bank's external auditors.

      The prospectus supplement for a series may specify additional or different provisions regarding the transfer of housing loans, representations and warranties in relation to the transfer, breaches of such representations and warranties and different notice provisions, cure periods and remedies for such breaches.

                  COMMONWEALTH BANK RESIDENTIAL LOAN PROGRAM

      Set out below is a summary of Commonwealth Bank's residential loan program. The prospectus supplement for a series may specify additional or different provisions regarding Commonwealth Bank's residential loan program. The prospectus supplement for a series will set out details of the residential loan program for any other seller specified in that prospectus supplement.


ORIGINATION PROCESS

      The housing loans to be assigned to a trust by Commonwealth Bank will comprise a portfolio of variable and fixed rate loans originated by Commonwealth Bank through loan applications from new and existing customers. Unless specified otherwise in the prospectus supplement, housing loan applications will be sourced from Commonwealth Bank's branch networks, their mobile sales forces, their telephone sales operations, approved mortgage brokers, and through the internet from Commonwealth Bank's website at "www.commbank.com.au".


APPROVAL AND UNDERWRITING PROCESS

      When a housing loan application is received it is processed in accordance with Commonwealth Bank's approval policies. These policies are monitored and are subject to continuous review by Commonwealth Bank which, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for their residential housing loans. In limited situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All Commonwealth Bank's borrowers must satisfy the approval criteria as described in this section. The prospectus supplement relating to a series of notes will contain a description of any changes to the underwriting process relating to the housing loans to be included in the assets of the trust.

      The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the valuation of the mortgaged property.

     VERIFICATION OF APPLICATION DETAILS

      The verification process involves borrowers providing proof of identity, evidence of income and evidence of savings. For an employed applicant, it includes confirming employment and income levels by way of recent payslips, tax assessments or letter from the employer. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Where applicants are refinancing debts from another financial institution, a check of recent statements of the existing loan is made to determine the regularity of debt payments. The credit history of any existing borrowings from Commonwealth Bank is also checked.

     ASSESSING ABILITY TO REPAY

      Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing to income commitment ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one the following processes.

      o Credit scorecard. A credit scorecard system automatically and consistently applies Commonwealth Bank's credit assessment rules without relying on the credit experience of the inputting officer. The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an experienced loan officer. The credit score determined by this system is based on historical performance data of Commonwealth Bank's housing loan portfolio.

      o Credit approval authorities. Housing loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. Commonwealth Bank monitors the quality of lending decisions and conducts regular audits of approvals.

      Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

     VALUATION OF MORTGAGED PROPERTY

      For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the housing loan amount to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon a satisfactory valuation of the mortgaged property and any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to housing loans to be assigned to the trust has been determined at origination by a qualified professional valuer or, subject to certain risk criteria, an acceptable source document such as a contract for the purchase of the mortgaged property or rates notice. The risk criteria include limits on the loan amount and the value and geographical location of the security property.

      The maximum loan-to-value ratio that is permitted for any loan is determined according to Commonwealth Bank credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

      Once Commonwealth Bank's formal loan offer has been accepted by the applicant, one of the relevant bank's loan processing centers prepares the loan security documentation and dispatches it to the borrower for execution. After execution, the documentation, together with signed acknowledgement that all non-documentary conditions of approval have been met, is returned by the business unit to the loan processing center authorizing settlement and funding of the housing loan to proceed. In certain circumstances, settlement and funding are completed at the business unit level.

      One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Some of the housing loans have home owner's insurance provided by Commonwealth Insurance Limited, a subsidiary of Commonwealth Bank. However, there is no ongoing monitoring of the level of home owner's insurance maintained by borrowers.


COMMONWEALTH BANK'S PRODUCT TYPES

      Set out below is a summary of Commonwealth Bank's housing loan product types. The prospectus supplement for a series may specify additional or different product types or changes to the product types in relation to Commonwealth Bank. The prospectus supplement for a series will specify the product types for any other seller specified in that prospectus supplement.


     PRODUCT TYPES

      Commonwealth Bank offers a wide variety of housing loan product types with various features and options that are further described in this section. Market competition and economics may require that Commonwealth Bank offer new product types or add features to a housing loan which are not described in this section. However, unless otherwise specified in the relevant prospectus supplement, before doing so, Commonwealth Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.


     STANDARD VARIABLE RATE LOAN AND FIXED RATE LOAN

      These types of loan are Commonwealth Bank's traditional standard mortgage products which consists of standard variable rate and fixed rate options. The standard variable rate product is not linked to any other variable rates in the market. However, it may fluctuate with market conditions. Borrowers may switch to a fixed interest rate at any time upon payment of a switching fee as described below in "Switching Interest Rates". Some of the housing loans will be subject to fixed rates for differing periods.

      In addition, some of these loans have an interest rate which is discounted by a fixed percentage to the standard variable rate or fixed rate. These discounts are offered to members of certain professional groups and to other high income individuals.

  ECONOMISER HOME LOAN AND RATE SAVER HOME LOAN

      These types of loans have a variable interest rate which is not linked to the standard variable rate product and which may fluctuate independently of this and other standard variable rates in the market. These types of loans were introduced by Commonwealth Bank to allow borrowers who did not require a full range of product features to reduce their interest rate. The interest rate for the Economiser Home Loan and Rate Saver Home Loan historically has been less than that for the standard variable rate product. Of the features described below, at present only those headed "Redraw and Further Advances", "Payment Holiday" and "Early Repayment" are available. To take advantage of other features borrowers must, with the agreement of Commonwealth Bank and upon payment of a fee, switch their housing loan to a Standard Variable Rate Loan or Fixed Rate Loan product. However, these or other features may in the future be offered to borrowers.


SPECIAL FEATURES OF THE HOUSING LOANS

      Each housing loan may have some or all of the features described in this section or other features or options specified in the prospectus supplement. In addition, during the term of any housing loan, Commonwealth Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.


     SWITCHING INTEREST RATES

      Borrowers may elect for a fixed rate, as determined by Commonwealth Bank, to apply to their housing loan for a period of up to 10 years. These housing loans convert to the standard variable interest rate at the end of the agreed fixed rate period unless the borrower elects to fix the interest rate for a further period.

      Any variable rate housing loan of a trust converting to a fixed rate product will be hedged in the manner described in the relevant prospectus supplement.


     SUBSTITUTION OF SECURITY

      A borrower may apply to the servicer to achieve the following:

      o substitute a different mortgaged property in place of the existing mortgaged property securing a housing loan; or

      o   release a mortgaged property from a mortgage.

      If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. The servicer must obtain the consent of any relevant mortgage insurer to the substitution of security or a release of a mortgage where this is required by terms of a mortgage insurance policy.


     REDRAWS AND FURTHER ADVANCES

      Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Borrowers may request a redraw at any time subject to meeting certain credit criteria at that time. The borrower may be required to pay a fee to Commonwealth Bank in connection with a redraw. Currently, Commonwealth Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

      In addition, Commonwealth Bank may agree to make a further advance to a borrower under the terms of a housing loan subject to a credit assessment.

      Unless otherwise specified in the relevant prospectus supplement, where a further advance does not result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment, the further advance will not result in the housing loan being removed from the trust.

      Unless otherwise specified in the relevant prospectus supplement, where a further advance does result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment, Commonwealth Bank must pay to the trust the principal balance of the housing loan and accrued and unpaid interest and fees on the housing loan. If this occurs the housing loan will be treated as being repaid and will cease to be an asset of the trust. However the prospectus supplement for a series may provide a method for such further advances to be made without the relevant housing loan being removed from the trust under which the funding for that part of a further advance which causes the previous scheduled principal balance of the housing loan to be exceeded by more than one scheduled monthly installment is subordinated, upon enforcement of the security trust deed, to amounts owing with respect to the US Dollar notes.

      A further advance to a borrower may also be made under the terms of another loan or as a new loan. These loans may share the same security as a housing loan assigned to the trust but will be subordinated upon the enforcement of that security to the housing loan.

      The prospectus supplement for a series may contain a description of different or additional provisions to apply with respect to redraws and further advances under housing loans of that series or with respect to housing loans of the series assigned by other sellers.

     PAYMENT HOLIDAY

      A borrower is allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday will not cause the related housing loan to be considered delinquent.

     EARLY REPAYMENT

      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract.

      A borrower may incur break fees or receive break benefits if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. However, at present fixed rate loans allow for early repayment by the borrower of up to A$10,000 in any 12 month period without any break fees or break benefits being applicable.

     COMBINATION OR "SPLIT" HOUSING LOANS

      A borrower may elect to split a housing loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

     INTEREST OFFSET

      Commonwealth Bank offers borrowers an interest offset product known as a mortgage interest saver account under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's housing loan. Commonwealth Bank does not actually pay interest to the borrower on the loan offset account, but simply reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. Commonwealth Bank will pay to the trust the aggregate of all interest amounts offset in respect of the housing loans for which it is the seller. These amounts will constitute interest collections for the relevant period.

      If, following a Perfection of Title Event, the trust obtains legal title to a housing loan, the relevant seller will no longer be able to offer an interest offset arrangement for that housing loan.

     INTEREST ONLY PERIODS

      A borrower may also request to make payments of interest only on his or her housing loan. If Commonwealth Bank agrees to such a request it does so conditional upon higher principal repayments or a bulk reduction of principal applying upon expiry of the interest only period so that the housing loan is repaid within its original term.

     SPECIAL INTRODUCTORY RATES

      Commonwealth Bank may offer borrowers introductory rates for periods of up to three years during which period the rate is either variable, capped or fixed. On the expiry of the introductory offer, these home loans automatically convert to the standard or base variable interest rate.


ADDITIONAL FEATURES

      Commonwealth Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section or in the relevant prospectus supplement or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

                      DESCRIPTION OF THE US DOLLAR NOTES

      The following summary, together with the description of the US Dollar notes in the prospectus supplement, describes the material terms of the US Dollar notes. The summary does not purport to be complete and is subject to the terms and conditions of the US Dollar notes and to the provisions of the transaction documents for the relevant series.

GENERAL

      The issuer trustee will issue each series of US Dollar notes on the closing date specified in the related prospectus supplement pursuant to a direction from the manager to the issuer trustee to issue the US Dollar notes and the terms of the master trust deed and the corresponding series supplement, US Dollar note trust deed and underwriting agreement. Unless otherwise specified in the prospectus supplement, the laws of New South Wales will govern the US Dollar notes.

FORM OF THE US DOLLAR NOTES

     BOOK-ENTRY REGISTRATION

      The US Dollar notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 or such other amount as is specified in the relevant prospectus supplement. While the US Dollar notes are in book-entry format all references to actions by the corresponding US Dollar noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US Dollar noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US Dollar notes in accordance with DTC's procedures.

      US Dollar noteholders may hold their interests in their US Dollar notes in a series through DTC in the United States or, if specified in the applicable prospectus supplement, through Clearstream Banking, societe anonyme, (previously named Cedelbank), CLEARSTREAM, LUXEMBOURG, or the Euroclear System, in Europe, which in turn hold through DTC, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

      Cede & Co, as nominee for DTC, will hold the US Dollar notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in the customers' securities accounts in the depositaries' names on the books of DTC.

      DTC has advised the manager and the underwriters that it is:

      o   a limited-purpose trust company organized under the New York Banking
          Law;

      o   a "banking organization" within the meaning of the New York Banking
          Law;

      o   a member of the Federal Reserve System;

      o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur in accordance with DTC rules. If applicable, transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear System will occur in accordance with their rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of US Dollar notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US Dollar notes on DTC's records. The ownership interest of each actual US Dollar noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US Dollar noteholders will not receive written confirmation from DTC of their purchase. However, US Dollar noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the US Dollar noteholder entered into the transaction. Transfers of ownership interests in the US Dollar notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US Dollar noteholders. US Dollar noteholders will not receive US Dollar notes representing their ownership interest in offered US Dollar notes unless use of the book-entry system for the US Dollar notes is discontinued.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual US Dollar noteholders; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the US Dollar notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US Dollar noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the US Dollar notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the US Dollar note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US Dollar notes are credited on the record date, identified in a listing attached to the proxy.

      Principal and interest payments on the US Dollar notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US Dollar noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the US Dollar note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US Dollar noteholders is the responsibility of DTC participants and indirect participants.

      DTC may discontinue providing its services as securities depository for the US Dollar notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

      The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

        Distributions on the US Dollar notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US Dollar noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in US Dollar notes among participants of DTC, Clearstream, Luxembourg or Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      In most circumstances, the US Dollar notes will be issued only as GLOBAL NOTES which are registered and held by a depository. Note owners of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or Euroclear. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, and the DTC participants.

     INITIAL SETTLEMENT

      All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries which in turn will hold their positions in accounts as DTC participants.

      US Dollar noteholders electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. US Dollar noteholders' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      US Dollar noteholders electing to hold their global notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

      o borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


DEFINITIVE NOTES
      US Dollar notes issued in definitive form are referred to in this prospectus as "definitive notes." US Dollar notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if specified in the prospectus supplement or if one of the following events occurs:

      o DTC or any replacement clearing agency, advises the US Dollar note trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for those US Dollar notes, and the manager is not able to locate a qualified successor;

      o the manager, at its option, advises the issuer trustee, the US Dollar note trustee and DTC or any replacement clearing agency in writing that those US Dollar definitive notes are to be issued in replacement of the US Dollar book-entry notes; or

      o an event of default under the security trust deed relating to the relevant series has occurred and is subsisting and the beneficial owners of US Dollar notes in that series with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the US Dollar notes in that series, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the US Dollar notes in that series.

      If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the relevant US Dollar notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the relevant US Dollar book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the US Dollar note trustee will authenticate and deliver US Dollar definitive notes of the same aggregate Invested Amount as those US Dollar book-entry notes. US Dollar notes will be serially numbered if issued in definitive form.

      No noteholder will be entitled to receive a US Dollar definitive note representing its interest, except as described in the preceding paragraph.

      Definitive notes will be transferable and exchangeable at the specified offices of a US Dollar note registrar for the relevant trust. The prospectus supplement for a series will specify the details of the US Dollar note registrar.

      The prospectus supplement for a series may specify different or additional provisions regarding definitive notes for that series.


COLLECTIONS

      Collections in respect of interest, principal and fees on the housing loans will be received during each collection period. Collection periods may be monthly, quarterly, semi-annually or at another interval as specified in the prospectus supplement. The amount of or method for determining collections of interest, principal and fees on housing loans of a given series will be described in the prospectus supplement for that series.


DISTRIBUTIONS

      Distributions on the notes of each series will be made on each distribution date as specified in the prospectus supplement for that series. Distribution dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a given series will be described in the prospectus supplement for that series. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.


DISTRIBUTIONS OF INTEREST

      Each class of notes of a series will accrue interest from the date and at the interest rate described in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement for a series will specify the interest rate or, in the case of a variable rate, the method for determining the interest rate, for each class of notes of that series.


DISTRIBUTIONS OF PRINCIPAL

      Each class of notes of a series will have an Invested Amount which, at any time, will equal the then maximum amount that the Noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial Invested Amount of each class of a series of notes will be specified in the prospectus supplement for that series. The Invested Amount of a class of notes will be reduced by distributions of principal on the notes from time to time. Each class of notes of a series will have a Stated Amount which, at any time, will generally equal the Invested Amount of the class less any principal charge-offs incurred in respect of the housing loans in the related trust allocated to that class of notes as described in the prospectus supplement for that series. As described in the relevant prospectus supplement, distributions of principal will be made, and losses on the housing loans will be allocated, on each payment date to the holders of the class or classes of notes of that series until the Stated Amount of those notes have been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same series, or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

      In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments for a specified period prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust or fund redraws or further advances. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of notes will be made on a pro rata basis among all of the notes of that class.


WITHHOLDING OR TAX DEDUCTIONS

      Unless specified otherwise in the relevant prospectus supplement, all payments in respect of the notes of a series will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, will account to the relevant authorities for the amount so required to be withheld or deducted. Unless otherwise specified in the relevant series supplement, neither the issuer trustee nor any paying agent nor the US Dollar note trustee will be obligated to make any additional payments to holders of the US Dollar notes of a series with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the US Dollar note trustee, the principal paying agent and the relevant noteholders of that series.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

      Unless specified otherwise in the relevant prospectus supplement, if the manager satisfies the issuer trustee and the US Dollar note trustee of a series, immediately before giving the notice to the noteholders of that series as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

      o on the next distribution date specified in the relevant prospectus supplement the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes or redraw bonds of that series any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

      o the total amount payable in respect of interest in relation to the housing loans in respect of that series for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes and redraw bonds of that series on any subsequent distribution date specified in the relevant prospectus supplement at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. Unless specified otherwise in the relevant prospectus supplement, the issuer trustee may redeem the notes and redraw bonds of that series at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together for that series.

      However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes or redraw bonds of that series unless it is in a position on the relevant distribution date to repay the then Invested Amounts or Stated Amounts, as required, of the notes and the redraw bonds of that series together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

      US Dollar noteholders of that series must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

      Unless otherwise specified in the relevant prospectus supplement, if a tax, duty or other amount described above applies only to the notes of a series and the issuer trustee gives notice that it proposes to redeem the US Dollar notes and the redraw bonds of that series, the holders of 75% of the aggregate Invested Amount of the notes of that series may elect, in accordance with the terms of the US Dollar note trust deed for that series, that they do not require the issuer trustee to redeem the US Dollar notes. Upon being notified of such an election at least 21 days before the relevant distribution date upon which redemption was to occur the issuer trustee must not redeem those notes or redraw bonds.


REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

      If an event of default occurs under the security trust deed for a series the security trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured Creditors for that series and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed for that series.


OPTIONAL REDEMPTION OF THE NOTES

      The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and the redraw bonds of a series at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date specified in the relevant prospectus supplement falling on or after the date of the occurrence of certain events specified in that prospectus supplement.


FINAL MATURITY DATE

      Unless previously redeemed, the issuer trustee must redeem the notes and redraw bonds of a series by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the distribution date falling on the maturity date specified in the prospectus supplement for that series. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days, or such other period as is specified in the prospectus supplement for a series, of the due date for payment, other than amounts due to such subordinated classes of notes as may be specified in the prospectus supplement for that series, will be an event of default under the security trust deed for that series.


REDEMPTION UPON FINAL PAYMENT

      Upon final distribution being made in respect of any notes or redraw bonds of a series following termination of the trust or enforcement of the charge under the security trust deed for that series, those notes or redraw bonds will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to those notes or redraw bonds will be extinguished in full.

NO PAYMENTS OF PRINCIPAL IN EXCESS OF STATED AMOUNT

      No amount of principal will be repaid in respect of a note or redraw bond of any series in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, and where applicable, its Invested Amount.


TERMINATION OF A TRUST

     TERMINATION OF TRUST

      Following the issue of notes in respect of a trust, that trust may only terminate prior to the redemption of the notes if a Potential Termination Event occurs and:

      o the issuer trustee for that series determines that the Potential Termination Event has or will have an Adverse Effect, upon which it must promptly notify the manager, the servicer, the security trustee and the US Dollar note trustee;

      o the servicer, the issuer trustee and the manager for that series consult and use their reasonable endeavors, in consultation with the security trustee, the US Dollar note trustee and, if necessary, the unitholders to amend or vary the terms of the series supplement, any other relevant transaction document and the notes and redraw bonds for that series in such a way so as to cure the Potential Termination Event or its Adverse Effect; and

      o such consultations do not result in the cure of the Potential Termination Event or its Adverse Effect, with the consent of the servicer, the issuer trustee, the manager, the security trustee and the US Dollar note trustee, within 60 days of notice being given by the issuer trustee as described above.

      If this occurs then the issuer trustee, in consultation with the manager, must proceed to liquidate the assets of the trust in accordance with the corresponding series supplement.

     SALE OF HOUSING LOANS UPON TERMINATION

      Upon termination of a trust, the issuer trustee in consultation with the manager must sell and realize the assets of that trust within 180 days of the termination date of that trust. During this period the issuer trustee is not entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights for less than the aggregate Fair Market Value of the housing loans. The issuer trustee is only entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights to a person other than Commonwealth Bank if Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for that series, does not exercise its right of first refusal. The issuer trustee must not conclude a sale to a person other than Commonwealth Bank unless, among other things, any housing loans of that trust and their related securities, mortgage insurance policies and other rights are assigned in equity only, except if the issuer trustee already has legal title, and the sale is expressly subject to the servicer's right to be retained as servicer and subject to the rights of the CBA trust and to the rights of Commonwealth Bank and any other seller specified in the prospectus supplement for that series as beneficiaries of the CBA trust in respect of those housing loans and their related securities, mortgage insurance policies and other rights, as described in "Description of the Assets of a Trust--Transfer and Assignment of the Housing Loans".

      If the issuer trustee is unable to sell the housing loans of that trust and their related securities and mortgage insurance policies for Fair Market Value and on those terms during the 180 day period, it may then sell them free of the restrictions and may perfect its legal title if necessary to obtain Fair Market Value for the housing loans. However upon such a sale the issuer trustee must use reasonable endeavors to include as a condition of the sale that a purchaser will agree to Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) taking second mortgages in order to retain second ranking security for the other loans secured by the mortgage and to entering into a priority agreement to give Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) second priority for its second mortgage and to use reasonable endeavors to obtain the consent of the relevant borrowers and security providers to the seller's second mortgage.

     SELLER'S FIRST RIGHT OF REFUSAL

      On the termination date of a trust, the issuer trustee is deemed to offer to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights in relation to that trust to Commonwealth Bank (for itself and any other seller specified in the prospectus supplement for that series) for at least the aggregate Fair Market Value of the housing loans.

      The issuer trustee must not sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights unless Commonwealth Bank has failed to accept that offer within 90 days of the termination date of the trust or has failed to pay the purchase price within 180 days of the termination date of that trust.

     DISTRIBUTIONS

      The issuer trustee must deposit the proceeds of realization of the assets of a trust into the collections account for that trust and, following the realization of all the assets of that trust, must distribute them on a distribution date in accordance with the cash flow allocation methodology set out in the prospectus supplement for that series. Upon final distribution being made, the notes of that series will be deemed to be redeemed and discharged in full and the obligations of the issuer trustee with respect to the payment of principal, interest or any other amount on the notes of that series will be extinguished.

      The prospectus supplement for a series may contain a description of different or additional provisions regarding the termination of the relevant series trust and the sale of the assets of the trust upon termination.

PRESCRIPTION

      A US Dollar note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the US Dollar note which would have the effect of reducing the Stated Amount of, and all accrued but unpaid interest on, the US Dollar note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the US Dollar note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant US Dollar note. After the date on which a US Dollar note becomes void in its entirety, no claim may be made in respect of it.


THE US DOLLAR NOTE TRUSTEE

     APPOINTMENT OF US DOLLAR NOTE TRUSTEE

      Unless otherwise specified in the prospectus supplement for a series, The Bank of New York, New York Branch will serve as the US Dollar note trustee for the applicable series of US Dollar notes. The Bank of New York is a banking corporation duly organized and existing under the laws of New York.

     US DOLLAR NOTE TRUSTEE'S FEES AND EXPENSES

      Unless otherwise specified in the relevant prospectus supplement for each series, the issuer trustee will pay the US Dollar note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the US Dollar note trustee's normal duties under the corresponding transaction documents. The US Dollar note trustee will be entitled to be indemnified for its fees with respect to any such additional duties from the assets of the relevant trust.

     DELEGATION BY US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under a US Dollar note trust deed to any related company of the US Dollar note trustee or to any other person in accordance with that US Dollar note trust deed or as agreed by the manager.

     INDEMNITY OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee will be entitled to be indemnified from the assets of the corresponding trust against all liabilities, expenses, costs, charges, taxes and stamp duties, other than general overhead costs and expenses, properly incurred by the US Dollar note trustee, or its properly appointed agents or delegates in the performance of its obligations under the corresponding US Dollar note trust deed or any other transaction document.

      However, the US Dollar note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or willful default of which it may be guilty in relation to its duties under the corresponding US Dollar note trust deed.

     QUALIFICATIONS OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of

America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The US Dollar note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

     REMOVAL OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee will retire as note trustee in respect of a series if:

      o an Insolvency Event occurs in relation to the US Dollar note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

      o   it ceases to carry on business;

      o   it ceases to be an Eligible Trust Corporation;

      o it is so directed by the US Dollar noteholders of a series holding no less than 75% of the aggregate Invested Amount of the US Dollar notes of that series;

      o when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

      o there is a change in ownership of 50% or more of the issued equity share capital of the US Dollar note trustee from the position as at the date of the relevant US Dollar note trust deed or effective control of the US Dollar note trustee alters from the position as at the date of the US Dollar note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

      If any of these events occurs and the US Dollar note trustee refuses to retire, the manager may remove the US Dollar note trustee from office immediately by notice in writing. On the retirement or removal of the US Dollar note trustee of a series:

      o   the manager must promptly notify the rating agencies of that series;
          and

      o subject to any approval required by law, the manager must use reasonable endeavors to appoint in writing some other Eligible Trust Corporation approved by the rating agencies of that series to be the substitute US Dollar note trustee for that series.

     US DOLLAR NOTE TRUSTEE MAY RETIRE

      The US Dollar note trustee may retire as US Dollar note trustee of a series at any time on 3 months', or such lesser period as the manager, the issuer trustee and the US Dollar note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies of that series, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date specified in the prospectus supplement. Upon retirement the US Dollar note trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as US Dollar note trustee for the corresponding series. If the US Dollar note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute US Dollar note trustee, which must be an Eligible Trust Corporation approved by the rating agencies of that series.


     APPOINTMENT BY US DOLLAR NOTEHOLDERS

      No retirement or removal of the US Dollar note trustee will be effective until a substitute US Dollar note trustee has been appointed.

      If a substitute US Dollar note trustee has not been appointed at a time when the position of US Dollar note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the US Dollar noteholders of that series. A special majority of US Dollar noteholders, being US Dollar noteholders who hold not less than 75% of the aggregate Invested Amount of all US Dollar notes of that series, may appoint an Eligible Trust Corporation to act as US Dollar note trustee.

      The prospectus supplement for each series may contain a description of additional or different obligations, powers, discretions and protections of the US Dollar note trustee for that series and different or additional requirements in relation to the retirement or removal of the US Dollar note trustee and the appointment of a substitute US Dollar note trustee.


DIRECTIONS BY US DOLLAR NOTEHOLDERS

      Unless specified otherwise in the prospectus supplement for a series, under the US Dollar note trust deed the US Dollar note trustee may seek directions from the US Dollar noteholders from time to time as described below, including following the occurrence of an event of default under the security trust deed.

      The US Dollar note trustee will not be responsible for acting in good faith upon a direction given by US Dollar noteholders holding US Dollar notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the US Dollar notes.

      If the US Dollar note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of US Dollar noteholders the US Dollar note trustee must vote in accordance with the directions of the US Dollar noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of US Dollar noteholders the US Dollar note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the US Dollar notes held by US Dollar noteholders who have directed the US Dollar note trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorization from US Dollar noteholders the US Dollar note trustee may by notice to the US Dollar noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the US Dollar noteholders and the Invested Amount of the US Dollar notes held by them will be determined based upon the details recorded in the US Dollar note register as at 5.30 pm on that date.

AMENDMENTS TO US DOLLAR NOTES AND US DOLLAR NOTE TRUST DEED

      Unless specified otherwise in the prospectus supplement for a series, the issuer trustee, the manager and the US Dollar note trustee, may alter, add to or revoke any provision of the US Dollar note trust deed or the US Dollar notes, without the consent or sanction of any US Dollar noteholder, subject to the limitations described below, if the alteration, addition or revocation is not a Payment Modification and, in the opinion of the US Dollar note trustee:

      o is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

      o is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

      o is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which, in the opinion of the US Dollar note trustee, is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the US Dollar note trust deed; or

      o and in the opinion of the issuer trustee is otherwise desirable for any reason and:

          o is not in the opinion of the US Dollar note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the US Dollar noteholders; or

          o if it is in the opinion of the US Dollar note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the US Dollar noteholders, the consent is obtained of US Dollar noteholders owning 75% of the aggregate Invested Amount of the US Dollar notes, excluding notes beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

      Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance.

      The US Dollar note trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of US Dollar noteholders if each of the rating agencies confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the US Dollar notes by that rating agency.

      The issuer trustee, the manager and the US Dollar note trustee may make or effect any Payment Modification to the US Dollar note trust deed or the US Dollar notes of a trust only if the consent has first been obtained of each US Dollar noteholder of that trust to the Payment Modification.

      PAYMENT MODIFICATION means, unless otherwise specified in the relevant prospectus supplement in relation to a series, any alteration, addition or revocation of any provision of the relevant US Dollar note trust deed, the US Dollar notes, the master trust deed so far as it applies to the trust, the relevant series supplement or the relevant security trust deed which modifies:

      o the amount, timing, currency or manner of payment of principal or interest in respect of the US Dollar notes, including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the US Dollar notes or the orders of payment of the proceeds of the trust assets under the relevant series supplement, the US Dollar notes or the relevant security trust deed or which would impair rights of US Dollar noteholders to institute suit for enforcement of such payment;

      o the manner of determining whether US Dollar noteholders owning 75% of the aggregate Invested Amount of the US Dollar notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Invested Amount of the US Dollar notes required for such a consent or direction;

      o the provision of the relevant security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or,

      o the requirements for altering, adding to or revoking any provision of the relevant US Dollar note trust deed or the US Dollar notes, including the US Dollar note conditions.

      The issuer trustee must distribute to all US Dollar noteholders of the relevant trust a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

REPORTS TO NOTEHOLDERS

      For each series, on each determination date, the manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the US Dollar note trustee and the issuer trustee a servicing report containing, to the extent applicable to the series, among other things:

      o   the Invested Amounts and the Stated Amounts of each class of notes;

      o the interest payments and principal distributions on each class of notes;

      o   the principal collections;

      o the note factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on that distribution date divided by the aggregate initial Invested Amount for all of that class of notes;

      o   the interest rates on the notes for the related accrual period;

      o aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans;

      o delinquency, mortgagee in possession and loss statistics with respect to the housing loans; and

      o any other items of information applicable to a particular series of notes.

      Unless and until definitive US Dollar notes are issued in respect of a trust, beneficial owners of the corresponding US Dollar notes will receive reports and other information provided for under the transaction documents for that trust only if, when and to the extent provided by DTC and its participating organizations.

      Unless and until definitive US Dollar notes are issued in respect of a trust, periodic and annual unaudited reports containing information concerning the trust and the corresponding US Dollar notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the corresponding US Dollar notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the corresponding US Dollar notes are in book-entry form. Upon the issuance of US Dollar notes in definitive form such reports for a trust and its corresponding US Dollar notes will be sent directly to each US Dollar noteholder of that series. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder.

      If stated in the prospectus supplement for the series, the manager will prepare and arrange for the publication of summary pool performance data for the corresponding trust in a format determined by the manager on Reuters, Bloomberg or other financial news medium.

                   DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following summary describes the material terms of the transaction documents for a series other than the underwriting agreement and the dealer agreement for that series and except as already described above or in the related prospectus supplement. The summary does not purport to be complete and is subject to the provisions of the transaction documents for that series and the related prospectus supplement. Unless specified otherwise in the relevant prospectus supplement, the transaction documents will be governed by the laws of New South Wales, Australia.

      Within fifteen days after the closing date for each series of notes, the manager will file with the SEC copies of each of the material transaction documents on a Current Report on Form 8-K.


COLLECTIONS ACCOUNT AND AUTHORIZED SHORT-TERM INVESTMENTS

      For each series, the issuer trustee will establish and maintain a collections account with an Eligible Depositary. Unless otherwise specified in the prospectus supplement for a series, the collections account for that series will initially be established with Commonwealth Bank by the issuer trustee in its name and in its capacity as trustee of the relevant trust. The collections account will not be used for any purpose other than for the trust. The account will be an interest bearing account.

      If the financial institution with which the collections account is held ceases to be an Eligible Depositary the issuer trustee must establish a new account with an Eligible Depositary as a replacement collections account. In addition, unless otherwise specified in the prospectus supplement for a series, if the Eligible Depository has a short term credit rating of no higher than A-1 from Standard & Poor's the sum of the balance of the collections account and the value of Authorized Short-Term Investments with a short term rating of A-1 by Standard & Poor's must not exceed 20% of the aggregate Invested Amount of all notes of that series.

      The manager has the discretion to propose to the issuer trustee, in writing, the manner in which any moneys forming part of a trust may be invested in Authorized Short-Term Investments and what purchases, sales, transfers, exchanges, realizations or other dealings with assets of that trust will be effected and when and how they should be effected. Provided that they meet certain requirements, the issuer trustee must give effect to the manager's proposals. Each investment of moneys required for the payment of liabilities of a trust must be in Authorized Short-Term Investments that will mature on or before the due date for payment of those liabilities.

      The prospectus supplement for a series may contain a description of additional or different provisions to apply with respect to the collections account or the Authorized Short-Term Investments of that series.


MODIFICATIONS OF THE MASTER TRUST DEED AND SERIES SUPPLEMENT

      Unless otherwise specified in the prospectus supplement for a series, the issuer trustee and the manager, with respect to the master trust deed, and the issuer trustee, the manager, each seller and the servicer, with respect to the series supplement for a series, may amend, add to or revoke any provision of the master trust deed or the corresponding series supplement, subject to the limitations described below, if the amendment, addition or revocation:

      o in the opinion of the issuer trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

      o in the opinion of the issuer trustee, or of a lawyer instructed by the issuer trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

      o in the opinion of the issuer trustee is required by, a consequence of, consistent with or appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency including, an amendment, addition or revocation which in the opinion of the issuer trustee is appropriate or expedient as a result of an amendment to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Medallion Programme trusts;

      o in the case of the master trust deed, relates only to a Medallion Programme trust not yet constituted;

      o in the opinion of the issuer trustee, will enable the provisions of the master trust deed or the series supplement to be more conveniently, advantageously, profitably or economically administered; or

      o in the opinion of the issuer trustee is otherwise desirable for any reason.

      Any amendment, addition or revocation referred to in the last two of the above paragraphs which in the opinion of the issuer trustee is likely to be prejudicial to the interests of:

      o the unitholders of a trust, may only be effected with the consent of those unitholders;

      o a class of noteholders or redraw bondholders of the corresponding series may only be effected if those noteholders or redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all such noteholders or redraw bondholders sign a resolution approving the amendment, addition or revocation, subject to the following paragraph; or

      o all noteholders and redraw bondholders of the corresponding series, may only be effected if those noteholders and redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all noteholders and redraw bondholders sign a resolution approving the amendment, addition or revocation. A separate resolution will not be required in relation to any class of noteholders or redraw bondholders.

      The manager must advise the rating agencies in respect of each trust affected by the amendment, addition or revocation no less than 10 Sydney business days prior to any amendment, addition or revocation of the master trust deed or a series supplement and must certify to the issuer trustee that no rating agency has advised that the amendment, addition or revocation will cause a withdrawal, downgrading or qualification of the credit ratings assigned to the notes or redraw bonds of that series before the amendment, addition, or revocation is effected. The issuer trustee may not amend, add to or revoke any provision of the master trust deed or a series supplement if the consent of a party is required under a transaction document unless that consent has been obtained.

      Any amendment, addition or revocation to the master trust deed or series supplement with respect to a series that effects a Payment Modification may only be made with the consent of each US Dollar noteholder of that series.


THE ISSUER TRUSTEE


     GENERAL DUTIES OF ISSUER TRUSTEE

      Unless provided otherwise in the prospectus supplement for a series, Perpetual Trustee Company Limited will act as issuer trustee of each trust on the terms set out in the master trust deed and the corresponding series supplement.

      Subject to the provisions of the master trust deed, the issuer trustee has all the powers in respect of the assets of a trust which it could exercise if it were the absolute and beneficial owner of the assets. The issuer trustee agrees to act in the interests of the unitholders, the noteholders and the redraw bondholders of a series. If there is a conflict between the interests of the unitholders on the one hand and the noteholders and redraw bondholders on the other hand, the issuer trustee must act in the interests of the noteholders and the redraw bondholders.

      The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the corresponding series supplement in a proper and efficient manner and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed, having regard to the interests of noteholders, redraw bondholders and the unitholders for each series.

      The terms of the master trust deed and each series supplement will provide, amongst other things, that:

      o the obligations of the issuer trustee to the noteholders expressed in the master trust deed or the series supplement are contractual obligations only and do not create any relationship of trustee or fiduciary between the issuer trustee and the noteholders;

      o the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a Perfection of Title Event has occurred in relation to the corresponding trust other than where it has actual notice;

      o unless actually aware to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate the accuracy of any calculation by, a seller, the servicer or the manager under the series supplement, the amount or allocation of collections or the contents of any certificate provided to the issuer trustee by the servicer or manager under a series supplement;

      o the issuer trustee may obtain and act on the advice of experts, whether instructed by the issuer trustee or the manager, which are necessary, usual or desirable for the purpose of enabling the issuer trustee to be fully and properly advised and informed and will not be liable for acting in good faith on such advice; and

      o the issuer trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the issuer trustee who have day-to-day responsibility for the administration or management of the issuer trustee's obligations in relation to the trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds to believe that thing.

     ANNUAL COMPLIANCE STATEMENT

      The issuer trustee in its capacity as trustee of a trust will not publish annual reports and accounts. The issuer trustee will deliver to the US Dollar note trustee of each series annually a written statement as to the fulfillment of the issuer trustee's obligations under the corresponding US Dollar note trust deed including compliance with its material obligations under the related transaction documents and whether an event of default or other matter which is required to be brought to the US Dollar note trustee's attention has occurred.

     DELEGATION

      In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the powers, discretions and authorities of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee or otherwise in accordance with the master trust deed or corresponding series supplement, including, in respect of its payment obligations in respect of the US Dollar notes, to the paying agents under an agency agreement in relation to each trust. The issuer trustee at all times remains liable for the acts or omissions of such related company when acting as delegate.

     ISSUER TRUSTEE FEES AND EXPENSES

      The issuer trustee will be entitled to a fee in respect of a trust payable in arrears on each distribution date specified in the corresponding prospectus supplement for that trust.

      The fee payable to the issuer trustee in respect of a trust may be varied as agreed between the issuer trustee and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

      If the issuer trustee becomes liable to remit to a governmental agency an additional amount of Australian goods and services tax or is otherwise disadvantaged by a change in the Australian goods and services tax legislation in connection with a trust, the issuer trustee will not be entitled to any reimbursement from the assets of that trust. However, the fees payable to the issuer trustee may be adjusted, in accordance with the series supplement for that trust.

      At any time within 12 months after the abolition of or a change in the goods and services tax laws becomes effective, the issuer trustee or the manager may, by written notice to the other, require negotiations to commence to adjust the fees payable to the issuer trustee in respect of a trust so that it is not economically advantaged or disadvantaged by the effect of the change in the goods and services tax. Any adjustment to fees will be subject to written confirmation from the corresponding rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the notes relating to that trust.

      The issuer trustee is entitled to be reimbursed out of the assets of a trust for costs, charges and expenses which it may incur in respect of and can attribute to the trust including, amongst other costs, disbursements in connection with the assets of that trust, the auditing of the trust, taxes payable in respect of the trust, legal costs and other amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the trust approved by the manager which approval is not to be unreasonably withheld.

     REMOVAL OF THE ISSUER TRUSTEE

      The issuer trustee is required to retire as issuer trustee of a trust following an Issuer Trustee Default. If the issuer trustee refuses to retire following an Issuer Trustee Default the manager may remove the issuer trustee immediately, or, if the Issuer Trustee Default relates only to a change in ownership or merger without assumption of the issuer trustee, upon 30 days' notice in writing.

      The manager must use reasonable endeavors to appoint a qualified substitute issuer trustee who is approved by the ratings agencies of all the Medallion Programme trusts established under the master trust deed within 30 days of the removal of the issuer trustee. Until a substitute issuer trustee is appointed, the manager must act as issuer trustee and will be entitled to receive the issuer trustee's fee.

      If after 30 days the manager is unable to appoint a qualified substitute issuer trustee who is approved by the ratings agencies, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders of the trusts, and all beneficiaries, including the unitholders, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

     VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

      The issuer trustee may resign as trustee of the trusts on giving to the manager not less than 3 months' notice in writing, or such lesser period as the manager and the issuer trustee may agree, of its intention to do so.

      Upon retirement, the issuer trustee must appoint a qualified substitute issuer trustee who is approved by the ratings agencies and the manager. If the issuer trustee does not propose a substitute issuer trustee at least one month prior to its proposed retirement, the manager may appoint a qualified substitute issuer trustee who is approved by the ratings agencies.

      If a substitute issuer trustee has not been appointed upon the expiry of the 3 month notice period, the manager will act as issuer trustee. If the manager is unable to appoint a qualified substitute issuer trustee within a further 30 days, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders of the trusts, and all beneficiaries, including the unitholders of the trusts, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

      The retiring issuer trustee must indemnify the manager and the substitute issuer trustee in respect of all costs incurred as a result of its removal or retirement.

     LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

      The issuer trustee acts as trustee of a trust and issues the notes relating to that trust only in its capacity as trustee of that trust and in no other capacity. A liability incurred by the issuer trustee acting as trustee of a trust under or in connection with the related transaction documents, except with respect to the following paragraph, is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust out of which the issuer trustee is actually indemnified for the liability. Except in the circumstances described in the following paragraph, this limitation of the issuer trustee's liability applies despite any other provisions of the related transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the notes, the redraw bonds, the master trust deed, the relevant series supplement or any other transaction document of the trust. Noteholders, redraw bondholders and the parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of a trust in any capacity other than as trustee of the trust and may not seek to appoint a liquidator or administrator to the issuer trustee or to appoint a receiver to the issuer trustee, except in relation to the assets of the trust, and may not prove in any liquidation, administration or arrangements of or affecting the issuer trustee, except in relation to the assets of the trust.

      The limitation in the previous paragraph will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or willful default or the fraud, negligence or willful default of its officers, employees or agents or any person for whom the issuer trustee is liable under the terms of the transaction documents. For these purposes a willful default does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the terms of the transaction documents, or which is required by law or a proper instruction or direction of a meeting of Secured Creditors of a trust or noteholders, bondholders or other debt security holders or beneficiaries of a trust.

      In addition, the manager, the servicer, the agents, the US Dollar note trustee and other persons are responsible for performing a variety of obligations in relation to a trust. An act or omission of the issuer trustee will not be considered to be fraudulent, negligent or a willful default to the extent to which it was caused or contributed to by any failure by any such person to fulfill its obligations relating to a trust or by any other act or omission of such a person.


     RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

      The issuer trustee is indemnified out of the assets of the applicable trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

      The issuer trustee is indemnified out of the assets of the applicable trust against certain payments it may be liable to make under the Australian Consumer Credit Code. The servicer also indemnifies the issuer trustee in relation to such payments in certain circumstances and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. See "Legal Aspects of the Housing Loans--Consumer Credit Code".

      The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the issuer trustee and additional or different requirements in relation to the retirement or removal of the issuer trustee and the appointment of a substitute issuer trustee.


THE MANAGER


     POWERS

      The manager's general duty is to manage the assets of each trust which are not serviced by the servicer. In addition, the manager has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each distribution date specified in the relevant prospectus supplement in accordance with the applicable series supplement, directing the issuer trustee to make those payments and allocations, keeping books of account and preparing the tax returns of each trust and monitoring support facilities.

      The manager must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the other transaction documents for each trust in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, redraw bondholders and the unitholders of each trust.


     DELEGATION

      The manager may, in carrying out and performing its duties and obligations in relation to a trust, appoint any person as attorney or agent of the manager with such powers as the manager thinks fit including the power to sub-delegate provided that the manager may not delegate a material part of its duties and obligations in relation to the trust. The manager remains liable for the acts or omissions of such attorneys or agents to the extent that the manager would itself be liable.


     MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

      The manager is entitled to a management fee and arranging fee in respect of each trust payable in arrears on each distribution date specified in the prospectus supplement for that trust.

      The management fee payable to the manager by the issuer trustee out of the available income amount for a trust may be varied as agreed between the issuer trustee and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

      The manager will be indemnified out of the assets of each trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.


     REMOVAL OR RETIREMENT OF THE MANAGER

      If the issuer trustee becomes aware that a Manager Default has occurred and is subsisting the issuer trustee must immediately terminate the appointment of the manager as manager of a trust and must appoint a substitute manager in its place. The manager indemnifies the issuer trustee in respect of all costs incurred as a result of its replacement by the issuer trustee.

      The manager may retire as manager of the trusts on giving to the issuer trustee 3 months', or such lesser period as the manager and the issuer trustee may agree, notice in writing of its intention to do so. Upon its retirement, the manager may appoint another corporation approved by the issuer trustee as manager in its place. If the manager does not propose a replacement by the date one month prior to the date of its retirement the issuer trustee may appoint a replacement manager as from the date of the manager's retirement.

      Until a substitute manager is appointed, the issuer trustee must act as manager and will be entitled to receive the manager's fee.


     LIMITATION OF MANAGER'S LIABILITY

      The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the applicable trust except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are or will be set out in full in the master trust deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

      o arising out of the exercise or non-exercise of its discretions under any transaction document or otherwise in relation to the trust;

      o arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee, a seller or the servicer or any act or omission of the issuer trustee, a seller or the servicer; or

      o caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the issuer trustee, a seller, the servicer or any other person,

except to the extent that they are caused by the manager's own fraud, negligence or willful default.

      The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the manager.


LIMITS ON RIGHTS OF NOTEHOLDERS AND REDRAW BONDHOLDERS

      Apart from the security interest arising under the security trust deed for a series, the noteholders and redraw bondholders of each series do not own and have no interest in the corresponding trust or any of its assets. In particular, no noteholder or redraw bondholder is entitled to:

      o an interest in any particular part of the trust or any asset of the trust;

      o   require the transfer to it of any asset of the trust;

      o interfere with or question the exercise or non-exercise of the rights or powers of a seller, the servicer, the manager or the issuer trustee in their dealings with the trust or any assets of the trust;

      o attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

      o exercise any rights, powers or privileges in respect of any asset of the trust;

      o lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

      o negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

      o   seek to wind up or terminate the trust;

      o   seek to remove the servicer, manager or issuer trustee;

      o   interfere in any way with the trust;

      o take proceedings against the issuer trustee, the manager, a seller or the servicer or in respect of the trust or the assets of the trust. This will not limit the right of noteholders and redraw bondholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the master trust deed and the corresponding series supplement, US Dollar note trust deed and security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee;

      o have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or willful default on the part of the issuer trustee or the manager respectively; or

      o have any recourse whatsoever to a seller or to the servicer in respect of a breach by a seller or the servicer of their respective obligations and duties under the corresponding series supplement.


THE SECURITY TRUST DEED


     GENERAL

      Unless otherwise specified in the prospectus supplement for a series, P.T. Limited will serve as security trustee for each series under a security trust deed. The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets of that series in favor of the security trustee. Unless otherwise specified in the relevant prospectus supplement, the floating charge will secure the Secured Moneys owing to the noteholders, the redraw bondholders, the servicer, the US Dollar note trustee in its personal capacity and for and on behalf of the US Dollar noteholders, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider in respect of that series. These secured parties, or such other persons as are specified in the relevant prospectus supplement, are collectively known as the SECURED CREDITORS.

      Unless otherwise specified in the prospectus supplement for a series, the principal terms of the security trust deed for each series will be as described below.


     NATURE OF THE CHARGE

      A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant chargee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to a floating charge except in accordance with the master trust deed, the corresponding series supplement or any other related transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of a trust's assets, including any housing loan, other than in accordance with the master trust deed, the corresponding series supplement or any other related transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over a trust's assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default as described in the corresponding security trust or will become fixed over the affected assets in the case of certain of such events of default. Once the floating charge crystallizes, the issuer trustee will still be obliged not to dispose of or create interests in the assets of the trust except in accordance with the related transaction documents and, as a result of the crystallization of the charge, any attempt to do so in violation of the related transaction documents will not generally be effective to create interests in the assets of the trust ranking in priority to the charge.


     THE SECURITY TRUSTEE

      The security trustee will be appointed to act as trustee on behalf of the Secured Creditors of a trust and will hold the benefit of the charge over the trust's assets in trust for each such Secured Creditor on the terms and conditions of the security trust deed for that trust. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors of a trust and the interests of noteholders and redraw bondholders of a trust as a whole, the security trustee will give priority to the interests of the noteholders and redraw bondholders. The prospectus supplement for a series will specify the priority given to each class of noteholders and the redraw bondholders, if there is a conflict between the interests of particular classes of noteholders and redraw bondholders of that trust.


     DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

      The security trustee's liability to the Secured Creditors of a trust is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed relating to that trust. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

      Each security trust deed will contain a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

      o the security trustee will not be required to monitor whether an event of default has occurred in relation to a trust or compliance by the issuer trustee or manager with the transaction documents relating to a trust or their other activities;

      o the security trustee will not be required to do anything unless its liability is limited in a manner satisfactory to it;

      o the security trustee will not be responsible for the adequacy or enforceability of any transaction documents relating to a trust;

      o except as expressly stated in the security trust deed, the security trustee will not be required to give to the corresponding Secured Creditors information concerning the issuer trustee or the related trust which comes into the possession of the security trustee;

      o the issuer trustee will give wide ranging indemnities to the security trustee in relation to its role as security trustee; and

      o the security trustee may be entitled to rely on documents and information provided by the issuer trustee or manager.


     EVENTS OF DEFAULT

      Unless otherwise specified in the prospectus supplement, each of the following will be an event of default under the security trust deed for a series:

      o the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the corresponding trust and is not replaced within 30 days and the manager fails within a further 20 days to convene a meeting of debt security holders and beneficiaries of the Medallion Programme trusts established under the master trust deed in accordance with the master trust deed;

      o the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the corresponding trust to satisfy any liability to a Secured Creditor of that trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

      o the corresponding trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor of that trust and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

      o an Insolvency Event occurs in respect of the issuer trustee in its capacity as trustee of the corresponding trust;

      o distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the corresponding trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition;

      o   the charge under the security trust deed:

           o   is or becomes wholly or partly void, voidable or unenforceable;
               or

           o loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

      o subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the corresponding trust or transfers, assigns or otherwise disposes of, or creates or allows to exist, any other interest over the assets of the trust, otherwise than in accordance with the master trust deed, the corresponding series supplement or the security trust deed;

      o the Australian Commissioner of Taxation, or its delegate, determines to issue a notice (under any legislation that imposes a tax) requiring any person obliged or authorized to pay money to the issuer trustee in respect of the corresponding trust to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee in respect of that trust; and

      o any Secured Moneys of the corresponding trust are not paid within 10 days of when due, other than amounts due to any subordinated class of noteholders or other subordinated Secured Creditors so long as any Secured Moneys relating to any senior class of notes remain outstanding.

      The security trustee may determine that any event that would otherwise be an event of default under a security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors of the corresponding trust. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors of that trust. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee will promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors of the corresponding trust at which it will seek directions from the Voting Secured Creditors of that trust by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.


     MEETINGS OF VOTING SECURED CREDITORS

      The security trust deed for a series will contain provisions for convening meetings of the Voting Secured Creditors of the corresponding trust to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Voting Secured Creditors under a security trust deed.

  VOTING PROCEDURES

      Every question submitted to a meeting of Voting Secured Creditors will be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman will both on a show of hands and on a poll have a casting vote. A representative is a person or body corporate appointed as a proxy for a Voting Secured Creditor or a representative of a corporate Voting Secured Creditor under the Australian Corporations Act 2001. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys will have one vote. If at any meeting a poll is demanded, every person who is present will have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the US Dollar noteholders, to Australian dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the relevant currency swap of the trust, whichever produces the lowest amount in Australian dollars.

      A resolution of all the Voting Secured Creditors of a trust, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors of that trust.


     ENFORCEMENT OF THE CHARGE

      Upon a vote at a meeting of Voting Secured Creditors of a trust called following an event of default under the security trust deed for that trust, or by a resolution in writing signed by all Voting Secured Creditors of that trust, the Voting Secured Creditors of that trust may direct the security trustee by Extraordinary Resolution to do any or all of the following:

      o declare all Secured Moneys relating to that trust immediately due and payable;

      o appoint a receiver over that trust's assets and determine the remuneration to be paid to that receiver;

      o sell and realize the assets of that trust and otherwise enforce the charge; or

      o take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

      Any enforcement action taken by the security trustee relating to a trust will only relate to the same rights in relation to the assets of that trust as are held by the issuer trustee. This means that even after an enforcement, the security trustee's interest in the assets of the trust will remain subject to the rights of Commonwealth Bank and any other seller specified in the relevant prospectus supplement arising under the master trust deed and the corresponding series supplement.

      No Secured Creditor of a trust is entitled to enforce the charge under the corresponding security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with that security trust deed.

      The prospectus supplement for each series will describe any additional or different voting percentages or procedures applicable to that series of notes.

     THE US DOLLAR NOTE TRUSTEE AS VOTING SECURED CREDITOR

      If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under a security trust deed relating to a trust occurs and is continuing, the US Dollar note trustee of that trust must deliver notice of that event to each US Dollar noteholder of that trust within 10 days, or sooner if required by the rules of any stock exchange or listing authority on which the corresponding US Dollar notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on those US Dollar notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of the corresponding US Dollar noteholders.

      The rights, remedies and discretion of the US Dollar noteholders under a security trust deed relating to a trust, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, will only be exercised by the US Dollar note trustee on behalf of the US Dollar noteholders except in limited circumstances as specified in the corresponding security trust deed. The security trustee will be entitled to rely on any instructions or directions given to it by the US Dollar note trustee as being given on behalf of the US Dollar noteholders without inquiry about compliance with the US Dollar note trust deed.

      Unless otherwise specified in the prospectus supplement for a series, if any of the US Dollar notes of a trust remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the US Dollar notes, the US Dollar note trustee will not vote under the security trust deed to dispose of the assets of that trust unless:

      o a sufficient amount would be realized to discharge in full all amounts owing to the US Dollar noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the US Dollar notes;

      o the US Dollar note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the US Dollar note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

      o the US Dollar note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the US Dollar notes.

     LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

      The security trustee will not be obliged to take any action, give any consent or waiver or make any determination under a security trust deed relating to a trust without being directed to do so by an Extraordinary Resolution of the corresponding Voting Secured Creditors in accordance with the security trust deed, unless in the opinion of the security trustee the delay required to obtain such directions would be prejudicial to the Secured Creditors of that trust as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors of a trust and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

      If the security trustee convenes a meeting of the Voting Secured Creditors of a trust, or is required by an Extraordinary Resolution to take any action under the corresponding security trust deed, and advises the Voting Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors of the trust to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee will not be obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.


     PRIORITIES UNDER THE SECURITY TRUST DEED

      The prospectus supplement for each series of notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

      Upon enforcement of a security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the corresponding noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds will be extinguished.


     SECURITY TRUSTEE'S FEES AND EXPENSES

      The issuer trustee as trustee of a trust will reimburse the security trustee of that trust for all costs and expenses of the security trustee incurred in performing its duties under the corresponding security trust deed. The security trustee will receive a fee in respect of each trust in an amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the corresponding rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.


     RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

      The security trustee must retire as security trustee in respect of a trust if:

      o   an Insolvency Event occurs with respect to it;

      o   it ceases to carry on business;

      o the issuer trustee, where it is a related body corporate, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

      o the Voting Secured Creditors of the trust require it to retire by an Extraordinary Resolution;

      o it breaches a material duty and does not remedy the breach with 14 days notice from the manager or the issuer trustee; or

      o there is a change in ownership or effective control of the security trustee without the consent of the manager.

      If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a replacement security trustee which is an authorized trustee corporation under the Australian Corporations Act 2001 with the approval of the corresponding rating agencies.

      The security trustee may retire as security trustee of a trust on 3 months notice. If the security trustee retires, it may appoint an authorized trustee corporation to act in its place with the approval of the manager, which must not be unreasonably withheld, and the corresponding rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be an authorized trustee corporation approved by the corresponding rating agencies.

      If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of Voting Secured Creditors of the corresponding trust who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

     AMENDMENT

      The issuer trustee, the manager, the security trustee and the US Dollar note trustee may alter, add to or revoke any provision of a security trust deed relating to a series, subject to the limitations described below, if the alteration, addition or revocation:

      o in the opinion of the security trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

      o in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

      o in the opinion of the security trustee is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed; or

      o in the opinion of the security trustee is otherwise desirable for any reason.

      If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the US Dollar note trustee, affects the US Dollar noteholders only or in a manner differently to Secured Creditors generally, alters the terms of the US Dollar notes or is materially prejudicial to the interests of US Dollar noteholders, the alteration, addition or revocation will not be effective unless the consent of US Dollar noteholders owning 75% of the aggregate Invested Amount of the US Dollar notes is obtained.


      Any alteration, addition or revocation must be notified to the corresponding rating agencies 5 Business Days in advance.

      The US Dollar note trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the US Dollar noteholders if each of the corresponding rating agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the US Dollar notes by the rating agency.

      If any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification it will not be effective as against a given US Dollar noteholder unless consented to by that US Dollar noteholder.

THE LIQUIDITY FACILITY

     GENERAL

      Unless otherwise specified in the prospectus supplement for a series, a liquidity facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as liquidity facility provider. Unless otherwise specified in the prospectus supplement for a series, the principal terms of the liquidity facility agreement for each series will be as follows.

     ADVANCES AND FACILITY LIMIT

      Under the liquidity facility agreement for a series, the liquidity facility provider will agree to make advances to the issuer trustee for the purpose of meeting shortfalls in relation to the corresponding trust as described in the prospectus supplement for the series.

      The liquidity facility provider will agree to make advances to the issuer trustee up to the liquidity limit. The liquidity limit will be equal to the least of:

      o   the amount specified in the corresponding prospectus supplement;

      o   the Performing Housing Loans Amount at that time for that series; and


      o the amount agreed by the liquidity facility provider, the manager and the rating agencies for that series.


  CONDITIONS PRECEDENT TO DRAWING

      The liquidity facility provider will only be obliged to make an advance if:

      o no event of default under the liquidity facility exists or will result from the provision of the advance;

      o the representations and warranties by the issuer trustee and the manager in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown; and

      o other than statutory priorities, the liquidity facility provider has not received notice of any security interest ranking in priority to or equal with its security interest under the security trust deed relating to that series.


     INTEREST AND FEES UNDER THE LIQUIDITY FACILITY

      Interest will accrue daily on the principal outstanding under the liquidity facility at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the liquidity limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under the liquidity facility may be varied by agreement between the liquidity facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond of the series.


     REPAYMENT OF LIQUIDITY ADVANCES

      Advances under a liquidity facility will be repayable on the following distribution date from the funds available for this purpose in accordance with the series supplement.


     DOWNGRADE OF LIQUIDITY FACILITY PROVIDER

      Unless otherwise specified in the relevant prospectus supplement, if the liquidity facility provider does not have short term credit ratings of at least A-1+ by

Standard & Poor's, P-1 by Moody's and F1+ by Fitch, it must within 5 Business Days, or longer if agreed by the rating agencies, deposit in the collections account of each trust an amount equal to the unutilized portion of the liquidity limit for that trust. Following this, all drawings under the liquidity facility will be made from the deposit relating to that trust. If the liquidity facility provider regains the required credit ratings, the unutilized portion of that deposit will be repaid to it.


     EVENTS OF DEFAULT UNDER THE LIQUIDITY FACILITY AGREEMENT

      The following will be events of default under the liquidity facility agreement relating to a series:

      o the issuer trustee as trustee of the related trust fails to pay to the liquidity facility provider any amount owing to it under the liquidity facility agreement within 10 Business Days of its due date where funds are available for this purpose under the corresponding series supplement;

      o the issuer trustee alters the priority of payments under the transaction documents relating to the trusts without the consent of the liquidity facility provider; and

      o an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.


     CONSEQUENCES OF AN EVENT OF DEFAULT

      At any time after an event of default under the liquidity facility agreement relating to a series, the liquidity facility provider may do all or any of the following:

      o declare all moneys actually or contingently owing under the liquidity facility agreement immediately due and payable; and

      o   terminate the liquidity facility.


     TERMINATION

      The liquidity facility relating to a series will terminate upon the earlier to occur of:

      o   the date specified in the corresponding prospectus supplement;

      o the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

      o the date one month after all notes and redraw bonds relating to the trust are redeemed;

      o the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider for the trust, provided that each corresponding rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds of the trust; and

      o the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the corresponding rating agencies.

     INCREASED COSTS

      If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the liquidity facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the liquidity facility agreement, the issuer trustee as trustee of the trust must pay the liquidity facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

OTHER LIQUIDITY ENHANCEMENT

     GENERAL

      If stated in the prospectus supplement for a series, liquidity enhancement for a series may, in addition to or instead of the liquidity facility, be provided by way of principal draws or another method of liquidity enhancement as described in the relevant prospectus supplement.

     PRINCIPAL DRAWS

      Unless otherwise specified in the relevant prospectus supplement, interest collections on the housing loans and other income receipts of a trust are used to pay interest on the notes and redraw bonds and other expenses of the trust while principal collections on the housing loans and other principal receipts of the trust are used to repay principal on the notes and redraw bonds and to make other principal payments of the trust.

      However, if stated in the relevant prospectus supplement, if there are insufficient income receipts of a trust to be applied on a distribution date toward payment of interest on the notes and redraw bonds and other expenses of the trust, the manager may direct the issuer trustee to allocate some or all of the principal collections on the housing loans and other principal receipts of the trust towards meeting the shortfall. Such an application is referred to as a principal draw. Unless otherwise specified in the relevant prospectus supplement, any principal draws will be reimbursed from available interest collections and other income of the trust on subsequent distribution dates so as to be applied towards principal payments of the trust, including repayment of the notes and redraw bonds.

      The relevant prospectus supplement will set out the circumstances in which principal draws will be made and reimbursed.

THE STANDBY REDRAW FACILITY

     GENERAL

      A standby redraw facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as standby redraw facility provider. Unless otherwise specified in the prospectus supplement for a series the principal terms of the standby redraw facility agreement for each series will be as follows.


     ADVANCES AND FACILITY LIMIT

      Under the standby redraw facility agreement for a series, the standby redraw facility provider will agree to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the corresponding trust as described in the prospectus supplement for that series.

      The standby redraw facility provider will agree to make advances to the issuer trustee up to the redraw limit. The redraw limit will be equal to the lesser of:

      o   the amount specified in the corresponding prospectus supplement; and

      o   the Performing Housing Loans Amount at that time for that series,

or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies for that series.


     CONDITIONS PRECEDENT TO DRAWING

      The standby redraw facility provider will only be obliged to make an advance if:

      o no event of default under the standby redraw facility exists or will result from the provision of the advance;

      o the representations and warranties by the issuer trustee in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown; and

      o other than statutory priorities, the standby redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed relating to that series.


     INTEREST AND FEES UNDER THE STANDBY REDRAW FACILITY

      Interest will accrue daily on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements as described below, at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the redraw limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under a standby redraw facility may be varied by agreement between the standby redraw facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond of a series.


     REPAYMENT OF STANDBY REDRAW ADVANCES

      Advances under a standby redraw facility will be repayable on the following distribution date specified in the relevant prospectus supplement from the funds available for this purpose in accordance with the series supplement.

      However, in certain circumstances, the principal outstanding under a standby redraw facility for a series may be reduced by way of principal charge-off or increased by a reimbursement of principal charge-offs, as described in the prospectus supplement for that series. The amount of principal to be repaid under a standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.


     EVENTS OF DEFAULT UNDER THE STANDBY REDRAW FACILITY AGREEMENT

      The following will be events of default under the standby redraw facility relating to a series:

      o the issuer trustee as trustee of the related trust fails to pay to the standby redraw facility provider any amount owing under the standby redraw facility agreement within 10 Business Days of its due date where funds are available for this purpose under the corresponding series supplement;

      o the issuer trustee alters the priority of payments under the transaction documents relating to the trust without the consent of the standby redraw facility provider; and

      o an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.


     CONSEQUENCES OF AN EVENT OF DEFAULT

      At any time after an event of default under the standby redraw facility agreement relating to a series, the standby redraw facility provider may do all or any of the following:

      o declare all moneys actually or contingently owing under the standby redraw facility agreement immediately due and payable; and

      o   terminate the standby redraw facility.


     TERMINATION

      The term of the standby redraw facility for a series will be 364 days from the date of the corresponding standby redraw facility agreement. The term may be renewed at the option of the standby redraw facility provider if it receives a request for an extension from the manager 60 days prior to the scheduled termination. If the standby redraw facility provider agrees to an extension, the term of the standby redraw facility will be extended to the date specified by the standby redraw facility provider, which must not be more than 364 days, subject to any further agreed extension.

      The standby redraw facility for a series will terminate upon the earlier to occur of the following:

      o the date on which the standby redraw facility provider declares the standby redraw facility terminated following an event of default under the standby redraw facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the standby redraw facility; and

      o 364 days from the date of the corresponding standby redraw facility agreement or any extension as set out above.


     INCREASED COSTS

      If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the standby redraw facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the standby redraw facility agreement, the issuer trustee as trustee of the trust must pay the standby redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.


REDRAW BONDS

      Unless otherwise specified in the prospectus supplement for a series, in certain circumstances, as specified in the relevant prospectus supplement, the manager may direct the issuer trustee to issue redraw bonds. The redraw bonds will be denominated in Australian dollars and will be issued only in Australia.


      The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed the limit specified in the prospectus supplement, or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

      Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond.

      The prospectus supplement for each series may contain a description of additional or different provisions relating to the issue of redraw bonds of that series.

INTEREST RATE SWAPS

      If stated in the prospectus supplement, the issuer trustee will enter into one or more basis swaps and fixed rate swaps with Commonwealth Bank. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each swap entered into will be confirmed by a written confirmation.


CURRENCY SWAPS

      If stated in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loan will be denominated in Australian dollars and amounts received under any basis swap and any fixed rate swap are likely to be denominated in Australian dollars. However, in most instances, and unless otherwise stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the US Dollar notes will be denominated in United States dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of notes. The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Commonwealth Bank may be the swap provider for one or more of the currency swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each swap entered into will be confirmed by a written confirmation.


CREDIT ENHANCEMENT


     TYPES OF ENHANCEMENTS

      If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in relation to a trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due on the US Dollar notes and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement.

      Credit enhancement may be in one or more of the following forms:

      o   the subordination of one or more classes of the notes of the series;

      o   primary mortgage insurance on all or a portion of the housing loans;

      o   a pool mortgage insurance policy;

      o   the utilization of excess available income of the series;

      o   the establishment of one or more reserve funds;

      o   overcollateralisation;

      o   letters of credit;

      o   surety bonds;

      o   a minimum principal payment agreement;

      o   other insurance, guarantees and similar instruments or agreements; or


      o another method of credit enhancement described in the relevant prospectus supplement.

     SUBORDINATION

      If stated in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

     PRIMARY MORTGAGE INSURANCE POLICY

      In order to reduce the likelihood that noteholders will experience losses, Commonwealth Bank or any other seller specified in the prospectus supplement for a series may, if stated in the respective prospectus supplement, require borrowers with loan-to-value ratios greater than a percentage specified in the prospectus supplement to obtain primary mortgage insurance. Commonwealth Bank or any other seller specified in the relevant prospectus supplement will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

      Unless otherwise stated in the prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

     POOL MORTGAGE INSURANCE POLICY

      In order to decrease the likelihood that noteholders will experience losses the issuer trustee may, if stated in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement. Subject to the limitations described in the prospectus supplement, the policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

      Unless otherwise stated in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.


     EXCESS AVAILABLE INCOME

      In order to decrease the likelihood that the noteholders will experience principal losses, if stated in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans and other income of the trust remaining after payments of interest on the notes and redraw bonds and the trust's other expenses to reimburse noteholders for principal charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes, and to the redraw bonds and the standby redraw facility, in the manner described in the prospectus supplement.


     RESERVE FUND

      If specified in the relevant prospectus supplement, one or more reserve funds will be established for a series with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the related trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other expenses of the relevant trust. The prospectus supplement will set forth the required reserve fund balance, if any, and when and to what extent the required reserve fund balance may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

     OVERCOLLATERALIZATION

      If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the principal amount of the housing loans exceeds the principal amount of the notes. The prospectus supplement for the series will specify the manner in which the interest in the excess amount of the housing loans is held by Commonwealth Bank or any other seller and the extent to which the level of overcollateralization must be maintained while the US Dollar notes are outstanding.

     LETTER OF CREDIT

      Credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

     MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If specified in the relevant prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies, under which agreement that entity will provide payments on some or all of the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes to the extent specified in the prospectus supplement. The provisions of such an agreement will be more fully described in the prospectus supplement.

     GUARANTEED INVESTMENT CONTRACT

      If specified in the relevant prospectus supplement, the issuer trustee for a series will enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuer trustee would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.

     OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

      If stated in the prospectus supplement, a series may also include insurance, guarantees or similar arrangements for the purpose of:

      o maintaining timely payments or providing protection against losses on the assets included in a trust;

      o   paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of the assets or a minimum principal payment rate on the assets of a trust.


SERVICING OF THE HOUSING LOANS


     APPOINTMENT AND OBLIGATIONS OF SERVICER

      Commonwealth Bank will be appointed as servicer of the housing loans on the terms set out in the series supplement for each series. Unless otherwise specified in the prospectus supplement for a series, the principal terms of Commonwealth Bank's appointment as servicer will be as follows.


     GENERAL SERVICING OBLIGATION

      The servicer will be required to administer the housing loans of a series in the following manner:

      o   in accordance with the corresponding series supplement;

      o in accordance with the servicer's procedures manual and policies as they apply to those housing loans, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and

      o to the extent not covered by the preceding paragraphs, in accordance with the standards and practices of a prudent lender in the business of originating and servicing retail home loans.

      The servicer's actions in servicing the housing loans will be binding on the issuer trustee, whether or not such actions are in accordance with the servicer's obligations. The servicer will be entitled to delegate its duties under the series supplement. The servicer at all time will remain liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach of the servicer's obligations.


     POWERS

      The function of servicing the housing loans of a series will be vested in the servicer and it will be entitled to service the housing loans to the exclusion of the issuer trustee. The servicer will have a number of express powers, which include the power:

      o to release a borrower from any amount owing where the servicer has written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

      o subject to the preceding paragraph, to waive any right in respect of the housing loans and their securities, except that the servicer may not increase the term of a housing loan beyond 30 years from its settlement date unless required to do so by law or by the order of a court or other binding authority or if, in its opinion, such an increase would be made or required by a court or other binding authority;

      o to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

      o to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with the servicer's procedures manual and policies;

      o to institute litigation to recover amounts owing under a housing loan, but it is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

      o to take other enforcement action in relation to a housing loan as it determines should be taken; and

      o to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.


  UNDERTAKINGS BY THE SERVICER

      The servicer will undertake, among other things, the following:

      o upon being directed by the issuer trustee following a Perfection of Title Event in relation to a series, it will promptly take all action required or permitted by law to assist the issuer trustee to perfect the issuer trustee's legal title to the housing loans and related securities of that series;

      o to make reasonable efforts to collect all moneys due under the housing loans and related securities of that series and, to the extent consistent with the corresponding series supplement, to follow such normal collection procedures as it deems necessary and advisable;

      o to comply with its material obligations under each mortgage insurance policy which is an asset of the trust;

      o it will notify the issuer trustee if it becomes actually aware of the occurrence of any Servicer Default or Perfection of Title Event in relation to a series;

      o it will obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans; and

      o subject to the provisions of the Australian Privacy Act and its duty of confidentiality to its clients, it will promptly make available to the manager, the auditor of the corresponding trust and the issuer trustee any books, reports or other oral or written information and supporting evidence of which the servicer is aware that they reasonably request with respect to the trust or the assets of the trust or with respect to all matters in respect of the activities of the servicer to which the corresponding series supplement relates.


     ADMINISTER INTEREST RATES

      The servicer will set the interest rates to be charged on the variable rate housing loans and the monthly installment to be paid in relation to each housing loan. Subject to the next paragraph, while Commonwealth Bank is the servicer, it must charge the same interest rates on the variable rate housing loans in the pool as it does for housing loans of the same product type which have not been assigned to the issuer trustee.

      Unless one or more interest rate swaps are in place with respect to a trust to hedge any mismatch between the interest earned on the housing loans and the expenses of the trust, then, while any notes or redraw bonds are outstanding, the servicer must, subject to applicable laws, adjust the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts in relation to the housing loans to rates which produce an amount of income which is sufficient to ensure that the issuer trustee has sufficient funds to comply with its obligations under the relevant transaction documents as they fall due. If rates at which such interest set-off benefits are calculated have been reduced to zero and the amount of income produced by the reduction of the rates on the mortgage interest saver accounts is not sufficient, the servicer must, subject to applicable laws, including the Australian Consumer Credit Code, ensure that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.


     COLLECTIONS

      The servicer will receive collections on the housing loans from borrowers. The servicer must deposit any collections into the collections account of the corresponding trust within 5 Business Days following its receipt. However, unless specified otherwise in the relevant prospectus supplement, if the collections account for a trust is permitted to be maintained with the servicer and:

      o the servicer has short term credit ratings of A-1+ from Standard & Poor's, P-1 from Moody's and F1 from Fitch, it may retain collections until 10:00 am on the day which is 2 Business Days before the distribution date following the end of the relevant collection period;

      o the servicer has short term credit ratings of no lower than A-1 from Standard & Poor's, P-1 from Moody's and F1 from Fitch, it may retain collections until 10.00 am on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the distribution date following the end of the relevant collection period. However, while the sum of all collections held by the servicer and the value of any Authorized Short-Term Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's, exceeds 20% of the aggregate of the Stated Amounts of the notes and redraw bonds, the servicer will only be entitled to retain any additional collections received for 2 Business Days following receipt;

      o the servicer has no credit ratings or has short term credit ratings of lower than A-1 from Standard & Poor's, lower than P-1 from Moody's or lower than F1 from Fitch, it may retain collections for 2 Business Days following receipt.

      After the applicable period referred to above, the servicer must deposit the collections into the collections account of the applicable trust.

      If collections are retained by the servicer in accordance with the first two paragraphs above, the servicer may retain any interest and other income derived from those collections but must when depositing the collections into the collections account also deposit interest on the collections retained equal to the interest that would have been earned on the collections if they had been deposited in the collections account within 5 Business Days of their receipt by the servicer.


     SERVICING COMPENSATION AND EXPENSES

      The servicer will be entitled to a monthly fee in respect of each series, payable in arrears on each distribution date specified in the relevant prospectus supplement. The servicer's fee may be varied by agreement between the issuer trustee, the manager and the servicer provided that the corresponding rating agencies are notified and the servicer's fee is not varied if it would cause a reduction, qualification or withdrawal in the credit rating of a note or redraw bond of the series.

      The servicer must pay from its own funds all expenses incurred in connection with servicing the housing loans except for certain specified expenses in connection with, amongst other things, the enforcement of any housing loan or its related securities, the recovery of any amounts owing under any housing loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers, which amounts are recoverable from the assets of the trust.


     LIABILITY OF THE SERVICER

      The servicer will not be liable for any loss incurred by any noteholder, any redraw bondholder, any creditor of a trust or any other person except to the extent that such loss is caused by a breach by the servicer or any delegate of the servicer of the corresponding series supplement or any fraud, negligence or willful default by the servicer. In addition, the servicer will not be liable for any loss in respect of a default in relation to a housing loan in excess of the amount outstanding under the housing loan at the time of default less any amounts that the issuer trustee has received or is entitled to receive under a mortgage insurance policy in relation to that housing loan.


     REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

      If the issuer trustee determines that the performance by the servicer of its obligations under a series supplement relating to a series is no longer lawful and there is no reasonable action that the servicer can take to remedy this, or a Servicer Default is subsisting, the issuer trustee must by notice to the servicer immediately terminate the rights and obligations of the servicer in relation to the housing loans of that series and appoint another bank or appropriately qualified organization to act in its place.

      Unless specified otherwise in the related prospectus supplement, a SERVICER DEFAULT in relation to a series will occur if:

      o the servicer fails to remit any collections or other amounts received within the time periods specified in the corresponding series supplement and that failure is not remedied within 5 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee;

      o the servicer fails to prepare and transmit the information required by the manager by the date specified in the corresponding series supplement and that failure is not remedied within 20 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee and has or will have an Adverse Effect in relation to that trust as reasonably determined by the issuer trustee;

      o a representation, warranty or certification made by the servicer in a transaction document, or in any certificate delivered pursuant to a transaction document in relation to that series, proves incorrect when made and has or will have an Adverse Effect in relation to that series as reasonably determined by the issuer trustee and is not remedied within 60 Business Days after receipt by the servicer of notice from the issuer trustee requiring remedy;

      o   an Insolvency Event occurs in relation to the servicer;

      o if the servicer is a seller and is acting as custodian, it fails to deliver all the mortgage documents to the issuer trustee following a document transfer event in accordance with the corresponding series supplement and does not deliver to the issuer trustee the outstanding documents within 20 Business Days of receipt of a notice from the issuer trustee specifying the outstanding documents;

      o the servicer fails to adjust the rates on the mortgage interest saver accounts or fails to maintain the required threshold rate on the housing loans where an appropriate interest rate swap is not in place and that failure is not remedied within 20 Business Days of its occurrence; or

      o the servicer breaches its other obligations under a transaction document in relation to that series and that breach has or will have an Adverse Effect in relation to that series as reasonably determined by the issuer trustee and:

          o the breach is not remedied within 20 Business Days after receipt of notice from the trustee or manager requiring its remedy; and

          o the servicer has not paid satisfactory compensation to the issuer trustee.

      The servicer may voluntarily retire as the servicer of the housing loans relating to a series if it gives the issuer trustee 3 months' notice in writing or such lesser period as the servicer and the issuer trustee agree. Upon retirement the servicer may appoint in writing any other corporation approved by the issuer trustee, acting reasonably. If the servicer does not propose a replacement by one month prior to its proposed retirement, the issuer trustee may appoint a replacement.

      Pending the appointment of a new servicer, the issuer trustee will act as servicer and will be entitled to the servicer's fee.

      The appointment of a substitute servicer in relation to a series is subject to confirmation from the corresponding rating agencies that the appointment will not cause a reduction, qualification or withdrawal in the credit ratings of the notes or redraw bonds of that series.


CUSTODY OF THE HOUSING LOAN DOCUMENTS


     DOCUMENT CUSTODY

      Unless otherwise stated in the prospectus supplement for a series the servicer will act as custodian in relation to all documents relating to the housing loans, a seller's securities and, where applicable, the certificates of title to property subject to those securities, until a transfer of the housing loan documents to the issuer trustee for a series as described below.

      Unless otherwise specified in the prospectus supplement for a series, the principal terms of the servicer's appointment as custodian will be as follows.


     RESPONSIBILITIES AS CUSTODIAN

      The servicer's duties and responsibilities as custodian will include:

      o holding the housing loan documents in accordance with its standard safe keeping practices and in the same manner and to the same extent as it holds its own documents;

      o marking and segregating the security packages containing the housing loan documents in a manner to enable easy identification by the issuer trustee when the issuer trustee is at the premises where the housing loan documents are located with a letter provided by that seller explaining how those security packages are marked or segregated;

      o   maintaining reports on movements of the housing loan documents;

      o providing to the issuer trustee prior to the closing date for a series and quarterly thereafter computer diskettes, as provided by each seller, containing certain information in relation to the storage of the housing loan documents and the borrower, mortgaged property and housing loan account number in relation to each housing loan; and

      o curing any deficiencies noted by the auditor in a document custody audit report for that series.


     AUDIT

      The servicer will be audited by the auditor of each trust on an annual basis in relation to its compliance with its obligations as custodian of the housing loan documents for that trust and will be instructed to provide a document custody audit report. The document custody audit report will grade the servicer from "A" (good) to "D" (adverse). If the servicer receives an adverse document custody audit report in relation to that trust, the issuer trustee must instruct the auditor to conduct a further document custody audit report.


     TRANSFER OF HOUSING LOAN DOCUMENTS

      If:

      o an adverse document custody audit report for a trust is provided by the auditor and a further report, conducted no earlier than one month nor later than two months after the first report, is also an adverse report for that trust;

      o the issuer trustee replaces Commonwealth Bank as the servicer for that trust when entitled to do so; or

      o the long term debt rating of the servicer is downgraded below BBB by Standard & Poor's or Fitch or Baa2 by Moody's or such other rating as is agreed between the manager, the servicer and the relevant rating agency, the servicer, upon notice from the issuer trustee, will transfer custody of the housing loan documents for that trust to the issuer trustee. This obligation will be satisfied if the servicer delivers the housing loan documents in relation to 90% by number of the housing loans within 5 Business Days of that notice and the balance within 10 Business Days of that notice.

      In addition, if:

      o the issuer trustee declares that a Perfection of Title Event has occurred in relation to a trust other than a Servicer Default referred to in the next bullet point; or

      o the issuer trustee considers in good faith that a Servicer Default has occurred in relation to a trust as a result of a breach of certain of the servicer's obligations which has or will have an Adverse Effect in relation to that trust which is not remedied within the required period, and the issuer trustee serves a notice on the servicer identifying the reasons why it believes that has occurred, the servicer will, immediately following notice from the issuer trustee, transfer custody of the mortgage documents relating to that trust to the issuer trustee.

      The servicer, as custodian, will not be required to deliver housing loan documents that are deposited with a solicitor, acting on behalf of the servicer, a land titles office, a stamp duty office or a governmental agency or lost but will provide a list of these to the issuer trustee and deliver them upon receipt or take steps to replace them, as applicable.


     REAPPOINTMENT OF SERVICER AS CUSTODIAN

      The issuer trustee may, following a transfer of the housing loan documents of a trust, reappoint the servicer as custodian of those housing loan documents provided that the corresponding rating agencies confirm that this will not cause a reduction, qualification or withdrawal in the credit rating of any note or redraw bond of that trust.


CLEAN-UP AND EXTINGUISHMENT

      Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for a series, will have certain rights to extinguish the issuer trustee's interest in the housing loans for a series and the related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and the related securities, mortgage insurance policies and other rights, if:

      o the date on which the total principal outstanding on the housing loans of the series is less than 10% of the total principal outstanding on those housing loans on the cut-off date for that series has occurred or is expected to occur on or before the next distribution date; or

      o   both of the following events occur:

          o    either:

               o the next distribution date is the distribution date falling on the date specified for this purpose in the prospectus supplement, or

               o the issuer trustee will be entitled to redeem the notes and redraw bonds of the series because of the imposition of a withholding or other tax; and

          o Commonwealth Bank has previously notified the manager that the Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and any other seller specified in the prospectus supplement its rights to extinguish the issuer trustee's interest in the housing loans of the series notwithstanding that the total principal outstanding on the housing loans of the series is greater than 10% of the total principal outstanding on those housing loans on the cut-off date for that series.

      Commonwealth Bank may only exercise those rights by paying to the issuer trustee for the relevant series on a distribution date specified in the relevant prospectus supplement the amount determined by the manager to be the aggregate of the Fair Market Value as at the last day of the immediately preceding accrual period of the housing loans for that series. If any notes or redraw bonds of a series are outstanding Commonwealth Bank will not be able to exercise those rights unless the amount to be paid by Commonwealth Bank to the issuer trustee will be sufficient to redeem those notes and redraw bonds. In addition, Commonwealth Bank may not exercise those rights where the issuer trustee's right to redeem the notes and redraw bonds of a series arises from the imposition of a tax or duty applicable only to the US Dollar notes and the holders of 75% of the aggregate Invested Amount of the US Dollar notes have elected that they do not require the issuer trustee to redeem the US Dollar notes.

      The prospectus supplement for a series may specify additional or different provisions for that series in relation to the extinguishment of the issuer trustee's interest in the housing loans of that series.


CHANGE TO TRANSACTION DOCUMENTS

      Unless specified otherwise in the prospectus supplement for a series, and subject to the provisions described above in relation to amendments to the master trust deed, US Dollar notes, a US Dollar note trust deed, a series supplement or a security trust deed, the issuer trustee and the manager may agree to amend any transaction document of a series, and may enter into new transaction documents for a series, after the relevant US Dollar notes have been issued and without the consent of US Dollar noteholders of that series, provided that each rating agency for that series has advised the manager that this will not result in a reduction, qualification or withdrawal of the ratings given to the notes of that series by that rating agency.

                      PREPAYMENT AND YIELD CONSIDERATIONS

      The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement regarding prepayment and yield considerations.


     GENERAL

      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject to the payment of any applicable fees and break costs, in the case of fixed rate loans, the housing loans may be prepaid by the mortgagors at any time.


     PREPAYMENTS

      Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

       o  the degree to which a note is purchased at a discount or premium; and


       o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

      There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.


     WEIGHTED AVERAGE LIVES

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

      Usually greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

                                 THE SERVICER


SERVICING OF HOUSING LOANS

      Under the series supplement for a series Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in Sydney, Melbourne, Brisbane, Perth and Adelaide, and at the retail branches of Commonwealth Bank and any other seller identified in the supplemental prospectus for that series and telephone banking and marketing centers. Servicing procedures undertaken by loan processing centers include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries will be dealt with by the retail branches and telephone banking and marketing centers. For a further description of the duties of the servicer, see "Description of the Transaction Documents--The Servicing of the Housing Loans".


COMMONWEALTH BANK--COLLECTION AND ENFORCEMENT PROCEDURES

      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. A borrower may elect to make his or her repayments weekly or fortnightly so long as the equivalent of the minimum monthly repayment is received on or before the monthly installment due date. Borrowers often select repayment dates to coincide with receipt of their salary or other income. In addition to payment to a retail branch by cash or check, housing loan repayments may be made by direct debit to a nominated bank account or direct credit from the borrower's salary by their employer.

      A housing loan is subject to action in relation to arrears of payment whenever the monthly repayment is not paid by the monthly installment due date. However, under the terms of the housing loans, borrowers may prepay amounts which are additional to their required monthly repayments to build up a "credit buffer," being the difference between the total amount paid by them and the total of the monthly repayments required to be made by them. If a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the amount not paid against the credit buffer until the total amount of missed payments exceeds the credit buffer. The housing loan will be considered to be arrears only in relation to that excess. See "Commonwealth Bank Residential Loan Program--Payment Holidays" in this prospectus.

      Commonwealth Bank's automated collections system identifies all housing loan accounts which are in arrears and produces lists of those housing loans. The collection system allocates overdue loans to designated collection officers within Commonwealth Bank who take action in relation to the arrears.

      Actions taken by Commonwealth Bank in relation to delinquent accounts will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

      o   arrears history;

      o   equity in the property; and

      o   arrangements made with the borrower to meet overdue payments.

      If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by Commonwealth Bank. This includes, if Commonwealth Bank obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery action is arranged by experienced collections staff in conjunction with internal or external legal advisers. A number of sources of recovery are pursued including the following:

      o   voluntary sale by the mortgagor;

      o   guarantees;

      o   government assistance schemes;

      o   mortgagee sale; and

      o   claims on mortgage insurance.

      It should be noted that Commonwealth Bank reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

      The prospectus supplement for a series may specify different or additional collection and enforcement procedures for Commonwealth Bank and the collection and enforcement procedures for any other seller relating to that series.

COMMONWEALTH BANK--COLLECTION AND ENFORCEMENT PROCESS

      When a housing loan is more than 7 days delinquent, a call to the borrower is made to seek full and immediate clearance of all arrears. In the absence of successful call contact, arrears follow-up letters are sent to the borrower. If the housing loans have a direct debit payment arrangement, a sweep of the nominated account is made to rectify the arrears.

      When a housing loan reaches 60 days delinquent, a default notice is sent advising the borrower that if the matter is not rectified within a period of 30 days, Commonwealth Bank is entitled to commence enforcement proceedings without further notice. Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in Commonwealth Bank exercising its power of sale. At 120 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 150 days delinquent.

      Once a statement of claim is served, Commonwealth Bank can then enter judgment in the Supreme Court. The borrower is given up to 40 days to file a notice of appearance and defense and, failing this, Commonwealth Bank will then have judgment entered and will apply for a writ of possession whereby the sheriff will set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale by way of auction or private treaty. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the Commonwealth Bank and the mortgage insurers.

      It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

      The prospectus supplement for a series may specify different or additional collection and enforcement processes for Commonwealth Bank and the collection and enforcement processes for any other seller relating to that series.

                                USE OF PROCEEDS

      The issuer trustee will apply all or substantially all of the net proceeds from the sale of US Dollar notes of each series, after exchange under any applicable currency swap, for one or more of the following purposes as specified in the relevant pricing supplement:

      o   to purchase the assets of the trust;

      o to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

      o to establish any reserve funds described in the prospectus supplement; and

      o to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

      If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.

                      LEGAL ASPECTS OF THE HOUSING LOANS

      The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.

GENERAL

      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the seller of that housing loan.

NATURE OF HOUSING LOANS AS SECURITY

      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title."

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or

Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land.

      Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered. Otherwise, leases are generally not registered. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

      Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or "residential Crown leasehold."


     STRATA TITLE AND STRATUM TITLE

      "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the owners corporation or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors. In general, the owners corporation or service company will have a charge, either registered or created by statute, over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights as a matter of practice, will take priority over the mortgage securing the housing loan.

      Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.


     RESIDENTIAL CROWN LEASEHOLD

      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

      o cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

      o   is subject to a nominal rent of 5 cents per annum on demand.

      As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

      In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

      Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.


     TAKING SECURITY OVER LAND

      The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

      Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

      Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

     EACH SELLER AS MORTGAGEE

      Commonwealth Bank, or any other seller specified in the prospectus supplement for a series, as applicable, is, and until a Perfection of Title Event in relation to that series occurs, intends to remain the registered mortgagee of all the mortgages originated by it. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Perfection of Title Event in relation to a series, Commonwealth Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages relating to that series. Following a Perfection of Title Event in relation to a series, the issuer trustee will be entitled, under an irrevocable power of attorney granted to it by each seller, to be registered as mortgagee of the applicable mortgages. Until that registration is achieved, the issuer trustee or the manager will be entitled to lodge caveats on the register publicly to notify its interest in the applicable mortgages (and must do so if it has not commenced to take all necessary steps to perfect its legal title within 30 Business Days of its declaration that a Perfection of Title Event has occurred).


ENFORCEMENT OF REGISTERED MORTGAGES

      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

      o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

      o The mortgagee may, in limited circumstances, lease the property to third parties.

      o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

      o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

      o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. The Australian Consumer Credit Code does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Australian Corporations Act 2001, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

      The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise they may be reduced or set aside.


BANKRUPTCY AND INSOLVENCY

      The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

      o   the disposition was made to defraud creditors; or

      o the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

      The insolvency of a company is governed by the Australian Corporations Act 2001. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Australian Corporations Act 2001 because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:


      o when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

      o within a prescribed period prior to the commencement of the winding up of the company.

      A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied.


ENVIRONMENTAL

      Real property in Australia is subject to a range of environmental laws, which deal with issues such as planning regulation and land contamination. Most environmental laws in Australia are State-based, and laws may therefore vary among the various Australian States and Territories. Federal laws provide additional regulation in respect of some environmental issues.

      Most Australian jurisdictions have, or are proposing to introduce, legislation which addresses responsibility for contamination of land. Initial responsibility is usually (but not always) cast on the person whose activities are likely to have caused the contamination. However, in some circumstances, other classes of persons such as an owner or occupier of land may bear some responsibility at law for contamination of that land. These other classes of persons may include lenders or security holders, but generally only where they take possession or control of the land (for example, to enforce a security).

      Regulatory authorities usually have power to require persons whom they hold responsible for contaminated land to investigate the contamination and/or clean up the contamination. Alternatively, a regulatory authority may carry out investigation or clean up work itself and recover the cost of doing so from other persons held responsible for the contamination. Many jurisdictions provide for the recovery of costs of investigation and/or clean up as between persons who may be held responsible for the contamination. In addition, some jurisdictions provide for the creation of security interests over land to protect claims for contribution to these costs. This may give rise to issues of priority of security interests. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

      The structure of the Medallion program is intended to mitigate insolvency risk. For example, the equitable assignment of the housing loans by a seller to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of the seller in the event of the insolvency of that seller. Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of a trust, the security trust deed relating to that trust may be enforced by the security trustee at the direction of the Voting Secured Creditors relating to that trust. See "Description of the Transaction Documents--Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the relevant trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--Priorities under the Security Trust Deed" in the prospectus supplement. If the proceeds from enforcement of the security trust deed for a series are not sufficient to redeem the US Dollar notes of that series in full, some or all of the US Dollar noteholders of that series will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.


CONSUMER CREDIT CODE

      Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

      o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

      o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

      o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

      o obtain an order for a civil penalty against Commonwealth Bank or any other seller, as applicable, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

      o obtain restitution or compensation from the seller in relation to breaches of the Australian Consumer Credit Code in relation to a housing loan.

      The issuer trustee will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Australian Consumer Credit Code. Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the US Dollar notes. The servicer will indemnify the issuer trustee against any liability under the Australian Consumer Credit Code in relation to the trust where the events giving rise to that liability occur before a Perfection of Title Event and against any such liability where the events giving rise to that liability occur after a Perfection of Title Event to the extent that they arise from a Servicer Default or a failure of the servicer to comply with its obligations under any transaction document.


                   UNITED STATES FEDERAL INCOME TAX MATTERS


     OVERVIEW

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US Dollar notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS.

The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown, Rowe & Maw has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US Dollar notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US Dollar notes by investors that are given special treatment under the United States federal income tax laws, including:

      o   banks and thrifts;

      o   insurance companies;

      o   regulated investment companies;

      o   dealers in securities;

      o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

      o   foreign investors;

      o   trusts and estates; and

      o pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the US Dollar notes is limited to the United States income tax consequences to the initial investors and not to a purchaser in a secondary market and is limited to investors who will hold the US Dollar notes as "capital assets" within the meaning of Section 1221 of the Code.

      It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US Dollar notes, including the advisability of making any election discussed under "Market Discount."

      The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the US Dollar notes, in the opinion of Mayer, Brown, Rowe & Maw, the issuer trustee will not be subject to United States federal income tax.

      We will agree, and if you purchase US Dollar notes, you will agree by your purchase of the notes, to treat the US Dollar notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown, Rowe & Maw, for United States Federal income tax purposes, the US Dollar notes will be characterized as debt of the issuer trustee. Each noteholder, by the acceptance of an offered note, will agree to treat the US Dollar notes as indebtedness for Federal income tax purposes.

      The prospectus supplement for a series will specify any additional material United States Federal income tax consequences for that series.


ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

      The discussion below assumes that all payments on the US Dollar notes are denominated in U.S. dollars, and that the offered notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the US Dollar notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any original issue discount on the US Dollar notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the offered notes will have original issue discount to the extent the principal amount of the US Dollar notes exceeds their issue price. Further, if the US Dollar notes have any original issue discount, it will be de minimis if it is less than
 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.


INTEREST INCOME ON THE US DOLLAR NOTES

      Based on the above assumptions, except as discussed below, the US Dollar notes will not be considered issued with original issue discount. If you buy US Dollar notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.


SALE OF NOTES

      Mayer, Brown, Rowe & Maw is of the opinion that if you sell a US Dollar note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US Dollar note. Your adjusted tax basis in a note will equal your cost for the US Dollar note, decreased by any amortized premium and any payments other than interest made on the US Dollar note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US Dollar note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

MARKET DISCOUNT

      In the opinion of Mayer, Brown, Rowe & Maw you will be considered to have acquired a US Dollar note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

      In the case of a sale or other disposition of a US Dollar note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      In the case of a partial principal payment of a US Dollar note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US Dollar notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

      o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

      o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US Dollar note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

      Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.


PREMIUM

      In the opinion of Mayer, Brown, Rowe & Maw, you will generally be considered to have acquired a US Dollar note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a US Dollar note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under
Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US Dollar notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

      Mayer, Brown, Rowe & Maw is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the US Dollar notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. The backup withholding tax rate of 30%, in effect for payments made during the years 2002 and 2003, will be reduced to 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US Dollar notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                            AUSTRALIAN TAX MATTERS

      The following statements with respect to Australian taxation are the material tax consequences to the US Dollar noteholders of purchasing, holding or disposing of the US Dollar notes and are based on factual advice received by the manager and represent the opinions of Clayton Utz, Australian Tax Counsel for Commonwealth Bank. It is suggested that purchasers of US Dollar notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the US Dollar notes.


      The prospectus supplement for a series will specify any additional material tax consequences with respect to Australian taxation.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

      Under existing Australian tax law in the opinion of Clayton Utz, Australian Tax Counsel for Commonwealth Bank, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes.

      Australian residents who hold such securities or interests as part of a business carried on, at or through a permanent establishment in a country outside Australia are also subject to interest withholding tax, and may also be subject to Australian income tax, on payments of interest or amounts in the nature of interest.

      Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Where the section 128F exemption applies, the income ceases to be subject to Australian income tax.

      These conditions in section 128F are:

      o the issuer trustee is a company, which for section 128F purposes includes a company acting as a trustee of an Australian trust estate, provided that all the beneficiaries are companies, that is a resident of Australia, or a non-resident carrying on business through an Australian permanent establishment, when it issues the notes and when interest, as defined in section 128A(1AB) of the Income Tax Assessment Act 1936, is paid; and

      o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act 1936.

      The issuer trustee will seek to issue the US Dollar notes and interests in any global US Dollar note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act 1936 including by listing the US Dollar notes.

      The public offer test for US Dollar Notes will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the US Dollar notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, its associated companies, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the relevant associates of the issuer trustee in the present case will be the associates of Perpetual Trustee Company Limited, in its capacity as trustee, that is, Commonwealth Bank as a unitholder of a trust and the associates of Commonwealth Bank and the other beneficiaries of the trust, if any, from time to time.

      In the opinion of Clayton Utz, the exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Income Tax Assessment Act 1936, which, as discussed, would be an associate of a unitholder, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate of the issuer trustee.

      In a press release dated 29 August 2001, the Minister for Financial Services and Regulation and the Assistant Treasurer announced that, with effect from 29 August 2001, the definition of "associate" for the purposes of Section 128F would be amended to exclude certain entities that would otherwise satisfy the definition, being entities that are:

      o   Australian residents;

      o non-residents carrying on business at or through a permanent establishment in Australia; or

      o non-residents who are acting in the capacity of a clearing house, paying agent, custodian or funds manager.

      These amendments, if passed, are expected to make it easier for the public offer test to be satisfied. Legislation to give effect to these amendments has not been introduced into Parliament and no indication has been given by the Australian Government when this will occur.

      If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia or a similar treaty between Australia and another country apart from the United States may apply. The treaty between the United States and Australia provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

      o the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

      o the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

      The treaty between the United States and Australia has been amended by the Protocol entered into on 27 September 2001, which has effect in Australia, in relation to interest derived by United States residents, on or after 1 July, 2003 or following ratification, whichever is later. The effect of the Protocol is that withholding tax may not be charged in respect of interest arising in Australia on or after 1 July, 2003 if the United States resident that is beneficially entitled to the interest is a financial institution as defined or a United States government entity as described below and in either case is entitled to the benefit of the treaty pursuant to Article 16 of the treaty as amended by the Protocol.

      In the case of a financial institution, as defined in Article 11(3)(b) of the treaty as amended by the Protocol, that is a United States resident, no tax may be charged on the interest provided the financial institution is unrelated to and dealing wholly independently with the payer and the interest is not paid as part of an arrangement involving back-to-back loans or similar arrangements.


      A United States government entity covers the United States, a political or administrative sub-division or local authority thereof, any other body exercising governmental functions in the United States, or a bank performing central banking functions in the United States.

      If a US Dollar noteholder is an Australian resident withholding tax of 48.5% must be deducted, unless that US Dollar noteholder supplies the issuer trustee with its Australian Business Number or Tax File Number. An Australian resident that is a US Dollar noteholder may also be subject to Australian income tax in respect of interest derived from the notes.

      On July 1, 2001 the New Business Tax System (Debt and Equity) Act 2001 took effect. This Act addresses the classification of arrangements as either debt or equity. The amendments only affect a trust in relation to the definition of a debt interest; the amendments in relation to the definition of an equity interest do not apply to a trust. In the opinion of Clayton Utz, on the basis that the US Dollar notes provide that the noteholders will have a non-contingent right to the return of the face value of the notes, plus the applicable interest, the US Dollar notes will be classified as debt instruments.

PROFIT ON SALE

      Under existing Australian law, in the opinion of Clayton Utz, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

      o the notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

      o   the profits do not have an Australian source.

      The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an Australian source.

      However, there are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Income Tax Assessment Act. These rules can apply when:

       o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

       o notes are sold to an Australian resident or to a non-resident in connection with a business carried on, at or through a permanent establishment in Australia by the non-resident in connection with a "washing arrangement" as defined in section 128A(1AB) of the Income Tax Assessment Act.

GOODS AND SERVICES TAX

      From 1 July, 2000, a goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply on or after July 1, 2000, it will have to pay goods and services tax equal to 1/11th of the total consideration that it received for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the US Dollar notes and the payment of interest or principal on the US Dollar notes to you will not be taxable supplies.

      If the supply is

      o "GST free," the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

      o "input taxed," which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but may not be able to claim input tax credits for goods and services tax included in any expenses in making this supply, unless the expenses are eligible for a reduced input tax credit.

      The services which are provided to the issuer trustee are expected to be taxable supplies for goods and services tax purposes. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. Under the goods and services tax legislation, the consideration of goods and services acquired is treated as inclusive of the goods and services tax, unless the supply agreement states otherwise. The service provider must rely on a contractual provision to increase the consideration to recoup the amount of that goods and services tax from the issuer trustee. Under the series supplement, the issuer trustee's fee will only be able to be increased by reference to the issuer trustee's goods and services tax liability, if any, if:

      o the issuer trustee and the manager agree or, failing agreement, the issuer trustee's goods and services tax liability is determined by an expert; and

      o the increase will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      The manager and the servicer may agree to adjust the manager's fee and the servicer's fee provided that the adjustment will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation and are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

      However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of each seller's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower carries on an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

      o   the property can no longer be used as a residence; or

      o the property is used as commercial residential premises such as a hostel or boarding house; or

      o the borrower is the first vendor of the property--the borrower built the property and the property was not used for residential accommodation before December 2, 1998; or

      o the borrower has undertaken substantial renovation of the property since December 2, 1998; or

      o the mortgaged property is sold otherwise than to be used predominantly as a residence.

      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.


TAX REFORM PROPOSALS

      Each trust will be structured in a manner so that, based on the opinion of Clayton Utz, Australian tax counsel for the manager, of Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, neither the trust nor the issuer trustee, in its capacity as trustee of the trust, will be liable to Australian income tax. However, we note the following proposed reforms.

     ENTITY TAXATION

      The Treasurer has released exposure draft legislation which taxes "non-fixed trusts" on an entity basis (New Business Tax System (Entity Taxation) Bill 2000).

      However, on February 27, 2001 the Treasurer withdrew this proposed legislation. Further consultation is expected to take place as well as discussions with the Board of Taxation to prevent tax abuse in the trust area. At this stage, we are unable to comment as to what alternative approach may be used, if any, to tax non-fixed trusts as companies.

     CONSOLIDATION

      The Treasurer has released exposure draft legislation on a proposed new consolidation regime (New Business Tax System (Consolidation) Bill 2002). In a press release dated February 7, 2002, it was stated by the Assistant Treasurer that this new regime is intended to be effective from July 1, 2002.

      The new consolidation regime will repeal the existing grouping rules contained in the tax laws. Although elective, consolidation will be required to maintain the benefit of grouping.

      Consolidation is made at the election of an Australian head entity. The consolidated group will consist of the head entity and all of its wholly owned

Australian resident subsidiaries including trusts, provided all members are 100% beneficially owned, directly or indirectly, by the head entity. An election to consolidate will apply to the entire Australian resident group, not merely selected entities.

      If an election is made to consolidate, under the draft legislation a trust is likely to become part of the group, which under current proposals is likely to be the Commonwealth Bank and its subsidiaries. This will have significant tax consequences. There are to be specific rules dealing with the recovery of income tax owing by the head entity of the consolidated group, where the head entity defaults on its primary obligation for the income tax debts of the consolidated group. These rules are not contained in the released exposure draft legislation.

      We note that the legislation is presently only in draft form and is incomplete.


OTHER TAXES

      No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the US Dollar notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.


                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

      Each of Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited is an Australian proprietary company registered with limited liability under the Australian Corporations Act 2001. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of either Securitisation Advisory Services Pty Limited or Perpetual Trustee Company Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against either Securitisation Advisory Services Pty Limited or Perpetual Trustee Company Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

      o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

      o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

      o judgment was obtained by fraud or duress or was based on a clear mistake of fact;

      o   the judgment is a penal or revenue judgment;

      o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; or

      o the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

      A judgment by a court may be given in some cases only in Australian dollars. Each of Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Securitisation Advisory Services Pty Limited has appointed Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022, as its agent upon whom process may be served in any such action. Perpetual Trustee Company Limited has appointed CT Corporation, 111 Eighth Avenue, New York, NY 10011, USA, as its agent upon whom process may be served in any such action.

      All of the directors and executive officers of Securitisation Advisory Services Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the US Dollar notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited have been advised by Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                             ERISA CONSIDERATIONS

      Subject to the considerations discussed in this section and in the prospectus supplement for a series, the US Dollar notes are eligible for purchase by employee benefit plans.

      Section 406 of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

      Some transactions involving the purchase, holding or transfer of the US Dollar notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the US Dollar notes should not be treated as an equity interest for purposes of the regulation. The debt characterization of the US Dollar notes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the US Dollar notes changes.

      However, without regard to whether the US Dollar notes are treated as an equity interest for these purposes, the acquisition or holding of the US Dollar notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the corresponding trust, the issuer trustee, the servicer, the manager, the US Dollar note trustee, the seller, any holder of 50% or more of any equity interests in the trust, any of the swap providers, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

      o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

      o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

      o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

      o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

      o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the US Dollar notes. By your acquisition of a US Dollar note, you shall be deemed to represent and warrant that either (x) you are not acquiring the US Dollar note with the assets of a benefit plan or (y) your purchase and holding of the US Dollar note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the Code.

      If you are a plan fiduciary considering the purchase of any of the US Dollar notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      The prospectus supplement for a series will specify any additional or different ERISA considerations for that series.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the manager with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the US Dollar notes shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The manager will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference. Requests for copies should be directed to: Securitisation Advisory Services Pty Limited, C/- Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022, Attention: Executive Vice President and General Manager Americas Phone (212) 848 9241.


                        LEGAL INVESTMENT CONSIDERATIONS

      The US Dollar notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States Federal law, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US Dollar notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US Dollar notes as legal investments for you.

                             AVAILABLE INFORMATION

      The manager has filed with the SEC a registration statement on Form S-3 with respect to the notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which will be available for inspection and copying at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

      Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.


                             RATINGS OF THE NOTES

      Any class of notes of a series offered by this prospectus and the corresponding prospectus supplement will be:

      o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee, and

      o identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

      The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.


                             PLAN OF DISTRIBUTION

      The issuer trustee may sell the US Dollar notes in any of three ways:

      o   through underwriters or dealers;

      o   directly to a limited number of purchasers or to a single purchaser;
          or

      o   through agents.

      The prospectus supplement for a series will set for the terms of the offering of that series of US Dollar notes including:

      o  the name or names of any underwriters, dealers or agents;

      o the purchase price of the US Dollar notes and the proceeds to the issuer trustee from the sale;

      o any underwriting discounts and other items constituting underwriters' compensation; and

      o  any discounts and commissions allowed or paid to dealers.

      Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If so specified in the prospectus supplement for a series, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

      If any US Dollar notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the notes. The US Dollar notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any US Dollar notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the US Dollar notes if any are purchased.

      Underwriters and agents who participate in the distribution of a series of US Dollar notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

      The prospectus supplement for any series of US Dollar notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee and dealers for the US Dollar notes of that series.

      Affiliates of the manager, including Commonwealth Bank, may act as agents or underwriters in connection with the sale of a series of US Dollar notes. Securities sold, offered or recommended by Securitisation Advisory Services Pty Limited, are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Securitisation Advisory Services Pty Limited, and involve investment risks, including the possible loss of principal.

      Any affiliate of the issuer trustee or the manager acting as agent or underwriter in connection with the sale of a series of notes will be named, and its affiliation with the issuer trustee or the manager described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related US Dollar notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the US Dollar notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee or the manager may act as a placement agent for US Dollar notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of US Dollar notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee or the manager may purchase notes acting as principal.

      The issuer trustee anticipates that the US Dollar notes will be sold to institutional and retail investors. Purchasers of US Dollar notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of US Dollar notes. US Dollar noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

      There is currently no secondary market for the US Dollar notes. The issuer trustee does not intend to make a secondary market for the US Dollar notes. There can be no assurance that a secondary market for the US Dollar notes will develop or, if it does develop, that it will continue. The issuer trustee may list the US Dollar notes on a national or foreign stock exchange.


                                 LEGAL MATTERS

      Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the US Dollar notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the US Dollar notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited.

                                   GLOSSARY

      Capitalized terms in this prospectus have the meaning set out below unless, in relation to a particular series, they are given a different meaning in the prospectus supplement for that series.

A$ EXCHANGE RATE..............   means the rate specified in the prospectus
                                 supplement for a series.

ACCRUED INTEREST ADJUSTMENT...   unless otherwise specified in the relevant
                                 prospectus supplement, means, in relation to a series, the amount of interest accrued on the housing loans of that series for, and any fees in relation to the housing loans falling due for payment during, the period commencing on and including the date on which interest is debited to the relevant housing loan accounts by the servicer for that housing loan immediately prior to the cut-off date for those housing loans and ending on but excluding the closing date and any accrued interest and fees due but unpaid in relation to the housing loan prior to the date that interest is debited to the relevant housing loan accounts.

ADVERSE EFFECT................   unless otherwise specified in the relevant
                                 prospectus supplement, means any event which, determined by the manager unless specifically provided otherwise, materially and adversely affects the amount or timing of any payment due to any noteholder or redraw bondholder.


AUSTRALIAN CONSUMER
 CREDIT CODE..................   unless specified otherwise in the relevant
                                 prospectus supplement, means, as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland)
                                 Act 1995 as in force or applied as a law of any jurisdiction in Australia, as amended by the Consumer Credit (Queensland) Amendment Act
                                 1998, the provisions of the Code set out in the Appendix to the Consumer Credit (Western
                                 Australia) Act 1996 or the provisions of the Code set out in the Appendix to the Consumer
                                 Credit (Tasmania) Act 1996.

AUTHORIZED SHORT-TERM
 INVESTMENTS..................   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                 o bonds, debentures, stock or treasury bills issued by or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth of Australia;

                                 o   deposits with, or the acquisition of
                                     certificates of deposit issued by, an
                                     Australian bank;

                                 o   bills of exchange, which at the time of
                                     acquisition have a maturity date of not
                                     more than 200 days accepted, drawn on or endorsed with recourse by an Australian bank; or

                                 o   debentures or stock of any public
                                     statutory body constituted under the laws of the Commonwealth of Australia or any State or Territory of the Commonwealth where the repayment of the principal secured and the interest payable on that principal is guaranteed by the Commonwealth or the State or Territory.

BUSINESS DAY..................   unless otherwise specified in the relevant
                                 prospectus supplement, means any day on which banks are open for business in Sydney, New York
                                 City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

ELIGIBLE DEPOSITORY...........   unless otherwise specified in the relevant
                                 prospectus supplement, means a financial institution which has assigned to it short term credit ratings equal to or higher than A-1 by Standard & Poor's, P-1 by Moody's and F1 by
                                 Fitch and includes the servicer to the extent that:

                                 o   it is rated in this manner; or

                                 o   the rating agencies confirm that the
                                     rating of the servicer at a lower level
                                     will not result in a reduction,
                                     qualification or withdrawal of the ratings given by the rating agencies to the notes and redraw bonds of the series.

ELIGIBLE TRUST CORPORATION....   unless otherwise specified in the relevant
                                 prospectus supplement, means any person
                                 eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 of the United States of America as prescribed in section 310(a) of the Trust Indenture Act.

EXTRAORDINARY RESOLUTION......   unless otherwise specified in the relevant
                                 prospectus supplement, in relation to Voting
                                 Secured Creditors or a class of Voting Secured
                                 Creditors means a resolution passed at a duly convened meeting of the Voting Secured
                                 Creditors or a class of Voting Secured
                                 Creditors under the security trust deed by a majority consisting of not less than 75% of the votes of such Voting Secured Creditors or their representatives present and voting or, if a poll is demanded, by such Voting Secured
                                 Creditors holding or representing between them
                                 Voting Entitlements comprising in aggregate not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present and voting at the meeting or a written resolution signed by all the Voting Secured Creditors or the class of Voting Secured Creditors, as the case may be.

FAIR MARKET VALUE.............   unless otherwise specified in the relevant
                                 prospectus supplement, in relation to a housing loan means the fair market value for that housing loan determined by the relevant seller's external auditors and which value reflects the performing or non-performing status, as determined by the servicer, of that housing loan and any benefit which the intended purchaser will have in respect of such housing loan under any relevant transaction document.

INSOLVENCY EVENT..............   unless otherwise specified in the relevant
                                 prospectus supplement, means, in relation to:

                                 o   the issuer trustee in its capacity as
                                     trustee of a trust, the occurrence of any of the following events in relation to the issuer trustee in that capacity (and not in any other capacity):

                                     o    an application is made and not
                                          dismissed or stayed on appeal within
                                          30 days or an order is made that the
                                          issuer trustee be wound up or
                                          dissolved;

                                     o    an application for an order is made
                                          and not dismissed or stayed on appeal
                                          within 30 days appointing a
                                          liquidator, a provisional liquidator,
                                          a receiver or a receiver and manager
                                          in respect of the issuer trustee or
                                          one of them is appointed;

                                     o    except on terms approved by the
                                          security trustee, the issuer trustee
                                          enters into, or resolves to enter
                                          into, a scheme of arrangement, deed
                                          of company arrangement or composition
                                          with, or assignment for the benefit
                                          of, all or any class of its
                                          creditors, or it proposes a
                                          reorganization, moratorium or other
                                          administration involving any of them;


                                     o    the issuer trustee resolves to wind
                                          itself up, or otherwise dissolve
                                          itself, or gives notice of intention
                                          to do so, except to reconstruct or
                                          amalgamate while solvent on terms
                                          approved by the security trustee or
                                          is otherwise wound up or dissolved;

                                     o    the issuer trustee is or states that
                                          it is unable to pay its debts when
                                          they fall due;

                                     o    as a result of the operation of
                                          section 459(1) of the Australian
                                          Corporations Act 2001, the issuer
                                          trustee is taken to have failed to
                                          have complied with a statutory
                                          demand;

                                     o    the issuer trustee is or makes a
                                          statement from which it may be
                                          reasonably deduced by the security
                                          trustee that the issuer trustee is,
                                          the subject of an event described in
                                          section 459C(2)(b) or section 585 of
                                          the Australian Corporations Act 2001;

                                     o    the issuer trustee takes any step to
                                          obtain protection or is granted
                                          protection from its creditors, under
                                          any applicable legislation or an
                                          administrator is appointed to the
                                          issuer trustee or the board of
                                          directors of the issuer trustee
                                          propose to appoint an administrator
                                          to the issuer trustee or the issuer
                                          trustee becomes aware that a person
                                          who is entitled to enforce a charge
                                          on the whole or substantially the
                                          whole of the issuer trustee's
                                          property proposes to appoint an
                                          administrator to the issuer trustee;
                                          or

                                     o    anything analogous or having a
                                          substantially similar effect to any
                                          of the events specified above happens
                                          under the law of any applicable
                                          jurisdiction; and

                                 o   any other body corporate and the issuer
                                     trustee in its personal capacity, each of the following events:

                                     o    an order is made that the body
                                          corporate be wound up;

                                     o    a liquidator, provisional liquidator,
                                          controller or administrator is
                                          appointed in respect of the body
                                          corporate or a substantial portion of
                                          its assets whether or not under an
                                          order;

                                     o    except to reconstruct or amalgamate
                                          on terms reasonably approved by the
                                          issuer trustee (or in the case of a
                                          reconstruction or amalgamation of the
                                          issuer trustee in its personal
                                          capacity or the security trustee, on
                                          terms reasonably approved by the
                                          manager), the body corporate enters
                                          into, or resolves to enter into, a
                                          scheme of arrangement, deed of
                                          company arrangement or composition
                                          with, or assignment for the benefit
                                          of, all or any class of its
                                          creditors;

                                     o    the body corporate resolves to wind
                                          itself up, or otherwise dissolve
                                          itself, or
                                          gives notice of its intention to do
                                          so, except to reconstruct or
                                          amalgamate on terms reasonably
                                          approved by the issuer trustee (or in
                                          the case of a reconstruction or
                                          amalgamation of the issuer trustee in
                                          its personal capacity or the security
                                          trustee, except on terms reasonably
                                          approved by the manager) or is
                                          otherwise wound up or dissolved;

                                     o    the body corporate is or states that
                                          it is insolvent;

                                     o    as a result of the operation of
                                          section 459F(1) of the Australian
                                          Corporations Act 2001, the body
                                          corporate is taken to have failed to
                                          comply with a statutory demand;

                                     o    the body corporate takes any step to
                                          obtain protection or is granted
                                          protection from its creditors, under
                                          any applicable legislation;

                                     o    any writ of execution, attachment,
                                          distress or similar process is made,
                                          levied or issued against or in
                                          relation to a substantial portion of
                                          the body corporate's assets and is
                                          not satisfied or withdrawn or
                                          contested in good faith by the body
                                          corporate within 21 days; or

                                     o    anything analogous or having a
                                          substantially similar effect to any
                                          of the events specified above happens
                                          under the law of any applicable
                                          jurisdiction.

INVESTED AMOUNT...............   unless otherwise specified in the relevant
                                 prospectus supplement, means in relation to a note or a redraw bond, the principal amount of that note or redraw bond upon issue less the aggregate of all principal payments made on that note or redraw bond.

ISSUER TRUSTEE DEFAULT........   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                 o the issuer trustee fails within 20 Sydney business days, or such longer period as the manager may agree to, after notice from the manager to carry out or satisfy any material duty or obligation imposed on the issuer trustee by the master trust deed or any other transaction document in respect of a Medallion Programme trust established under the master trust deed;

                                 o an Insolvency Event occurs with respect to the issuer trustee in its personal capacity;

                                 o   the issuer trustee ceases to carry on
                                     business;

                                 o the issuer trustee merges or consolidates into another entity, unless approved by the manager, which approval will not be withheld if, in the manager's reasonable opinion, the commercial reputation and standing of the surviving entity will not be less than that of the issuer trustee prior to such merger or consolidation, and unless the surviving entity assumes the obligations of the issuer trustee under the transaction documents in respect of a Medallion Programme trust established under the master trust deed; or

                                 o there is a change in the ownership of 50 per cent or more of the issued equity share capital of the issuer trustee from the position as at the date of the master trust deed, or effective control of the issuer trustee alters from the position as at the date of the master trust deed, unless in either case approved by the manager, which approval will not be withheld if, in the manager's reasonable opinion, the change in ownership or control of the issuer trustee will not result in a lessening of the commercial reputation and standing of the issuer trustee.

MANAGER DEFAULT...............   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                 o an Insolvency Event occurs in relation to the manager;

                                 o the manager does not instruct the issuer trustee to pay the required amounts to the noteholders within the time periods specified in the series supplement and that failure is not remedied within 10 Business Days, or such longer period as the issuer trustee may agree, of notice of failure being delivered to the manager by the issuer trustee;

                                 o the manager does not prepare and transmit to the issuer trustee the monthly or quarterly certificates or any other reports required to be prepared by the manager and such failure is not remedied within 10 Business Days, or such longer period as the issuer trustee may agree, of notice being delivered to the manager by the issuer trustee. However, such a failure by the manager does not constitute a Manager Default if it is as a result of a Servicer Default referred to in the second paragraph of the definition of that term provided that, if the servicer subsequently provides the information to the manager, the manager prepares and submits to the issuer trustee the outstanding monthly or quarterly certificates or other reports within 10 Business Days, or such longer period as the issuer trustee may agree to, of receipt of the required information from the servicer;

                                 o   any representation, warranty,
                                     certification or statement made by the
                                     manager in a transaction document or in
                                     any document provided by the manager under or in connection with a transaction document proves to be incorrect when made or is incorrect when repeated, in a manner which as reasonably determined by the issuer trustee has an Adverse Effect and is not remedied to the issuer trustee's reasonable satisfaction within 60 Business Days of notice to the manager by the issuer trustee; or

                                 o   the manager has breached its other
                                     obligations under a transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed and relating to the trust or the notes or redraw bonds, other than an obligation which depends upon information provided by, or action taken by, the servicer and the servicer has not provided the information or taken the action, and that breach has had or, if continued, will have an Adverse Effect as reasonably determined by the issuer trustee, and either:

                                     o   such breach is not remedied so that it
                                         no longer has or will have to such an
                                         Adverse Effect, within 20 Business
                                         Days of notice delivered to the
                                         manager by the issuer trustee; or

                                     o   the manager has not within 20 Business
                                         Days of receipt of such notice paid
                                         compensation to the issuer trustee for
                                         its loss from such breach in an amount
                                         satisfactory to the issuer trustee,
                                         acting reasonably.

                                     The issuer trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur, as the case may be.

PAYMENT MODIFICATION..........   see page 41.

PERFECTION OF TITLE EVENT.....   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                 o   the seller makes any representation or
                                     warranty under a transaction document that proves to be incorrect when made, other than a representation or warranty in respect of which damages have been paid or for which payment is not yet due, for breach, or breaches any covenant or undertaking given by it in a transaction document, and that has or, if continued will have, an Adverse Effect; and:

                                     o    the same is not satisfactorily
                                          remedied so that it no longer has or
                                          will have, an Adverse Effect, within
                                          20 Business Days of notice being
                                          delivered to the seller by the
                                          manager or the issuer trustee; or

                                     o    if the preceding paragraph is not
                                          satisfied, the seller has not within
                                          20

                                          Business Days of such notice paid
                                          compensation to the issuer trustee
                                          for its loss from that breach in an
                                          amount satisfactory to the issuer
                                          trustee acting reasonably. Such
                                          compensation cannot exceed the
                                          aggregate of the principal amount
                                          outstanding in respect of the
                                          corresponding housing loan and any
                                          accrued or unpaid interest in respect
                                          of the housing loan, calculated in
                                          both cases at the time of payment of
                                          the compensation.

                                          The issuer trustee must, in such
                                          notice, specify the reasons why it
                                          believes an Adverse Effect has
                                          occurred, or will occur;

                                 o if the seller is the servicer, a Servicer Default occurs;

                                 o an Insolvency Event occurs in relation to the seller;

                                 o if the seller is the swap provider under a fixed rate swap or an interest rate basis cap, the seller fails to make any payment due under a swap or cap and that failure:

                                 o   has or will have an Adverse Effect as
                                     reasonably determined by the issuer
                                     trustee; and

                                     o    is not remedied by the seller within
                                          20 Business Days, or such longer
                                          period as the issuer trustee agrees,
                                          of notice to the seller by the
                                          manager or the issuer trustee;

                                 o a downgrading in the long term debt rating of the seller below BBB by Standard & Poor's, Baa2 by Moody's or BBB by Fitch or such other rating in respect of the seller as is agreed between the manager, the seller and the rating agency which had assigned the relevant rating.

PERFORMING HOUSING LOANS
 AMOUNT.......................   unless otherwise specified in the relevant
                                 prospectus supplement, means in relation to a series the aggregate of the following:

                                 o the amount outstanding under housing loans of that series under which no payment due from the borrower has been in arrears by more than 90 days; and

                                 o the amount outstanding under housing loans of that series under which a payment due from the borrower has been in arrears by more than 90 days and which are insured under a mortgage insurance policy.

POTENTIAL TERMINATION EVENT...   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                 o   as a result of the introduction,
                                     imposition or variation of any law it is or becomes unlawful for the issuer trustee, and would also be unlawful for any new issuer trustee, to carry out any of its obligations under the series supplement, the master trust deed (in so far as it relates to the trust), the US Dollar note trust deed, the US Dollar notes or the security trust deed; or

                                 o all or any part of the series supplement, the master trust deed (in so far as it relates to the trust) the US Dollar note trust deed, the US Dollar notes or the security trust deed is or has become void, illegal, unenforceable or of limited force and effect.

PRIOR INTEREST................   unless otherwise specified in the relevant
                                 prospectus supplement, means the issuer
                                 trustee's lien over, and right of
                                 indemnification from, the assets of the trust calculated in accordance with the master trust deed for fees and expenses payable to the issuer trustee, other than the Secured Moneys and the arranging fees payable to the manager, which are unpaid, or paid by the issuer trustee but not reimbursed to the issuer trustee from the assets of the trust.

SECURED CREDITORS.............   see page 52.

SECURED MONEYS................   unless otherwise specified in the relevant
                                 prospectus supplement, means the aggregate of all moneys owing to the security trustee or to a Secured Creditor under any of the transaction documents whether such amounts are liquidated or not or are contingent or presently accrued due, and including rights sounding in damages only, provided that the amount owing by the issuer trustee in relation to the principal component of a note or redraw bond is to be calculated by reference to the Invested Amount of that note or redraw bond, the amount owing by the issuer trustee in relation to the principal component of the standby redraw facility will include any unreimbursed principal charge-offs in respect of the standby redraw facility and the Secured Moneys do not include any fees or value added tax payable to the US Dollar note trustee or an agent for which the issuer trustee is personally liable.

SERVICER DEFAULT..............   see page 75.

STATED AMOUNT.................   unless otherwise specified in the relevant
                                 prospectus supplement, for a note or a redraw bond means:

                                 o   the principal amount of that note or
                                     redraw bond upon issue; less

                                 o   the aggregate of principal payments
                                     previously made on that note or redraw
                                     bond; less

                                 o   the aggregate of all then unreimbursed
                                     principal charge-offs on that note or
                                     redraw bond.

VOTING ENTITLEMENTS...........   unless otherwise specified in the relevant
                                 prospectus supplement, on a particular date means the number of votes which a Voting
                                 Secured Creditor would be entitled to exercise if a meeting of Voting Secured Creditors were held on that date, being the number calculated by dividing the Secured Moneys owing to that Voting Secured Creditor by 10 and rounding the resultant figure down to the nearest whole number. If the US Dollar note trustee is a Voting Secured Creditor it will have a Voting
                                 Entitlement equal to the aggregate Voting
                                 Entitlement for all US Dollar noteholders.

                                 Secured Moneys in respect of the US Dollar notes will be converted to Australian dollars from US dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the applicable currency swap, whichever produces the lowest amount in Australian dollars.

VOTING SECURED CREDITORS......   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                 o for so long as the Secured Moneys of the noteholders, converted, in the case of the US Dollar notes, to Australian dollars in the manner described in the definition of "Voting Entitlements" and the redraw bondholders are 75% or more of the then total Secured Moneys:

                                     o    if any US Dollar note then remains
                                          outstanding, the US Dollar note
                                          trustee, or, if the US Dollar note
                                          trustee has become bound to notify,
                                          or seek directions from, the US
                                          Dollar noteholders or take steps
                                          and/or to proceed under the US Dollar
                                          note trust deed and fails to do so
                                          when required by the US Dollar note
                                          trustee and such failure is
                                          continuing, the US Dollar
                                          noteholders;

                                     o    if any other senior notes remain
                                          outstanding, the other senior
                                          noteholders; and

                                     o    if any redraw bonds remain
                                          outstanding, the redraw bondholders;
                                          or

                                     o    if none of the above securities then
                                          remain outstanding, the subordinated
                                          noteholders; and

                                 o   otherwise:

                                     o    if any US Dollar note remains
                                          outstanding, the US Dollar note
                                          trustee, or, if the US Dollar note
                                          trustee has become bound to take
                                          steps and/or to proceed under the US
                                          Dollar note trust deed and fails to
                                          do so when required by the US Dollar
                                          note trust deed and
                                          such failure is continuing, the US
                                          Dollar noteholders; and

                                          o   each other then Secured Creditor
                                              other than the US Dollar note
                                              trustee and the US Dollar
                                              noteholders.

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                 SECURITISATION ADVISORY SERVICES PTY LIMITED

                                    Manager


                         COMMONWEALTH BANK OF AUSTRALIA
                         As a Seller and the Servicer


                              HOMEPATH PTY LIMITED

                                  As a Seller


                       PERPETUAL TRUSTEE COMPANY LIMITED

    in its capacity as Issuer Trustee of the Medallion Trust Series 2003-1G



                      MORTGAGE BACKED FLOATING RATE NOTES


                             [MEDALLION TRUST LOGO]




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                             PROSPECTUS SUPPLEMENT

                               ----------------

                                   JPMORGAN

                        COMMONWEALTH BANK OF AUSTRALIA

                          CREDIT SUISSE FIRST BOSTON

                           DEUTSCHE BANK SECURITIES

                               NOMURA SECURITIES



                                 March 14, 2003

      You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until June 11, 2003.

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